                                                                    EXHIBIT 2.13

================================================================================


                            Asset Purchase Agreement

                                      Among

                       DoveBid Management Services, Inc.,

                                  DoveBid, Inc.

                                       And

                                ZoneTrader, Inc.



                                                               February 27, 2002


================================================================================

                            ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement") is made as of February 27, 2002, by and among DoveBid, Inc., a Delaware corporation ("DoveBid"), DoveBid Management Services, Inc., a Delaware corporation and wholly-owned subsidiary of DoveBid ("Buyer"), and ZoneTrader, Inc., a Delaware corporation ("Seller").

                                 R E C I T A L S
                                 ---------------

     A. Seller is engaged in the business of offering surplus asset management services and an online marketplace for businesses buying and selling excess inventory and idle assets (such business is hereinafter referred to as the "Business").

     B. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, substantially all of the assets of Seller and its Subsidiaries and assume certain of the liabilities of Seller and its Subsidiaries, on the terms and conditions set forth in this Agreement.

     C. Prior to the execution and delivery of this Agreement, and as a condition and inducement to DoveBid's and Buyer's willingness to enter into this Agreement, Buyer and Seller entered into Assignment and Assumption Agreements with respect to the agreements listed on Schedule C of the Seller Disclosure
                                         ----------
Letter (as defined in Article 5).

     D. Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to DoveBid's and Buyer's willingness to enter into this Agreement, each Seller Stockholder (as defined in Section 1.59) listed on Exhibit A-1 is executing and delivering to DoveBid and Buyer a voting agreement
-----------
in the form of Exhibit A-2 (the "Voting Agreement") and an investment
               -----------
representation letter in the form of Exhibit B-2 (the "Investment Representation
                                     -----------
Letter").

     E. Buyer and Seller also intend for the purchase of assets under this Agreement to be treated as a "reorganization" under Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

     NOW, THEREFORE, in consideration of the above recitals and the mutual covenants hereinafter set forth, DoveBid, Buyer and Seller hereby agree as follows:

1.   DEFINITIONS. As used in this Agreement, the following terms have the
     -----------
following meanings; other definitions appear elsewhere in the Agreement.

     1.1  "Acquisition Transaction" has the meaning given to such term in
Section 5.27.

     1.2 "Affiliate" means any person that directly or indirectly controls, is controlled by, or is under common control with another person.

     1.3 "Applicable Legal Requirements" means, collectively, all foreign, federal, state, local or other laws, statutes, constitutions, resolutions, ordinances, codes, edicts, decrees, orders, writs, injunctions, awards, judgments, rules, regulations, rulings or requirements issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity that is applicable to the subject entity and its properties, assets and business.

     1.4 "Capital Change" means any of the following events: (i) DoveBid recapitalizes, either through (a) a subdivision or stock split of any of the outstanding shares of DoveBid Capital Stock into a greater number of such shares or (b) a combination or reverse stock split of any of the outstanding shares of DoveBid Capital Stock into a lesser number of such shares; (ii) DoveBid reorganizes, reclassifies or otherwise changes the outstanding shares of DoveBid Capital Stock into the same or a different number of shares of other classes or series of DoveBid stock (other than through a subdivision or combination of shares provided for in the preceding clause (i)); or (iii) DoveBid declares a dividend or other distribution on its outstanding shares payable in shares of DoveBid Capital Stock, in shares or securities convertible into shares of DoveBid Capital Stock and/or other DoveBid equity securities.

     1.5 "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the rules and regulations promulgated thereunder.

     1.6 "Conversion Shares" means the shares of DoveBid Common Stock issuable upon conversion of the DoveBid Series D-1 Preferred Stock, DoveBid Series C Preferred Stock and DoveBid Series DD Preferred Stock issued pursuant to Article 3.

     1.7 "Convertible Securities" means stock or other securities convertible into or exchangeable for shares of common stock of the subject corporation, whether or not such stock or other securities are currently convertible into or exchangeable for shares of common stock of the subject corporation.

     1.8 "Customer List Assets" means Seller's and its Subsidiaries' customer lists (whether current or prior) and customer account histories and a list of all assets currently offered for sale by each customer on any of the online marketplaces of Seller and its Subsidiaries.

     1.9 "Damages" means any and all claims, demands, suits, actions, causes of actions, losses, reductions in value, costs, damages, liabilities and expenses, including reasonable attorneys' fees, other professionals' and experts' reasonable fees, and court or arbitration costs.

     1.10 "DGCL" means the Delaware General Corporation Law.

     1.11 "Dissolution" means the dissolution, liquidation and winding up of Seller in accordance with the provisions of Seller's Certificate of Incorporation and Applicable Legal Requirements, which dissolution, liquidation and winding up shall occur after the Closing.

     1.12 "Documentation" means, collectively, programmers' notes or logs, source code annotations, user guides, manuals, instructions, software architecture designs, layouts, any know-how, and any other designs, plans, drawings, documentation, materials, supplier lists, net lists, photographs, development tools, blueprints, media, memoranda and records that are related in any manner to any Seller Technology Assets that are in the actual or constructive possession of Seller or any of its Subsidiaries.

     1.13 "DoveBid Capital Stock" means DoveBid Common Stock and DoveBid Preferred Stock.

     1.14 "DoveBid Common Stock" means common stock of DoveBid, par value $0.001 per share.

     1.15 "DoveBid Common Stock Equivalents" means, with regard to a share of DoveBid Preferred Stock, the number of shares of DoveBid Common Stock issuable upon conversion thereof at the referenced time pursuant to DoveBid's Certificate of Incorporation and, with regard to a share of DoveBid Common Stock, such share of DoveBid Common Stock.

     1.16 "DoveBid Preferred Stock" means, collectively, DoveBid Series A Preferred Stock, DoveBid Series B Preferred Stock, DoveBid Series C Preferred Stock, DoveBid Series D-1 Preferred Stock and DoveBid Series DD Preferred Stock, each par value $0.001 per share.

     1.17 "DoveBid Series A Preferred Stock" means Series A Preferred Stock of DoveBid, par value $0.001 per share.

     1.18 "DoveBid Series B Preferred Stock" means Series B Preferred Stock of DoveBid, par value $0.001 per share.

     1.19 "DoveBid Series C Preferred Stock" means Series C Preferred Stock of DoveBid, par value $0.001 per share.

     1.20 "DoveBid Series D-1 Preferred Stock" means Series D-1 Preferred Stock of DoveBid, par value $0.001 per share.

     1.21 "DoveBid Series DD Preferred Stock" means Series DD Junior Preferred Stock of DoveBid, par value $0.001 per share.

     1.22 "DoveBid Stock Ledger" means the ledger that is maintained by DoveBid and reflects all equity issuances and transfers relating to DoveBid.

     1.23 "DoveBid's Website" means DoveBid's site on the World Wide Web located at www.dovebid.com.

     1.24 "Employee Plans" means any pension, retirement, profit sharing, deferred compensation agreements, severance benefits, workers' benefits, vacation benefits, disability benefits, death benefits, hospitalization benefits, retirement or pension benefits, stock, stock options, phantom stock, stock appreciation, bonus or other incentive plans or other employee benefit plans or arrangements maintained by Seller or any of its Subsidiaries for the employees of Seller or any of its Subsidiaries, including all "Employee Benefit Plans" as defined in Section 3(3) of ERISA.

     1.25 "Encumbrance" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, option, collateral assignment, conditional sale, right of first refusal, community property interest or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), but excluding liens for Taxes not yet due and payable.

     1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     1.27 "Existing Rights Agreement" means DoveBid's Third Amended and Restated Investors' Rights Agreement dated as of August 28, 2001.

     1.28 "Existing Stockholders' Agreement" means DoveBid's Third Amended and Restated Stockholders' Agreement dated as of August 28, 2001.

     1.29 "Final Holders" means the persons listed on the Final Schedule.

     1.30 "Final Schedule" has the meaning given to such term in Section
7.16(h).

     1.31 "First Applicable Revenue" has the meaning given to such term in Exhibit C.
---------

     1.32 "First Revenue Measurement Period" means the period from January 28, 2002 through April 30, 2002.

     1.33 "Fourth Applicable Revenue" has the meaning given to such term in Exhibit C.
---------

     1.34 "Fourth Revenue Measurement Period" means the period from November 1, 2002 through January 31, 2003.

     1.35 "GAAP" means U.S. generally accepted accounting principles.

     1.36 "Governmental Entity" means any governmental department, bureau, agency, public board, public or self-regulatory body or authority, court, administrative agency or commission or other governmental authority or instrumentality, foreign, federal, state or local.

     1.37 "Insolvency Action" means, with respect to a person, any or all of the following: (i) the filing, with respect to such person, of a voluntary or involuntary petition for relief under any Insolvency Proceeding; (ii) such person or any of its assets otherwise becoming the subject of an Insolvency Proceeding; (iii) the formal or informal, voluntary or involuntary, dissolution, liquidation or winding up of such person, or any efforts to initiate or carry out such dissolution, liquidation or winding up; (iv) the appointment of (or efforts or attempts to appoint) a receiver, liquidator, sequestrator, trustee, custodian or other similar officer with respect to such person or any part of its assets or properties; (v) any composition of the indebtedness of such person or any general or special assignment for the benefit of such person's creditors; and (vi) such person's ceasing to conduct business for any reason other than such person's being merged or consolidated with another entity and other than, with regard to Seller, following consummation of the transactions contemplated hereby.

     1.38 "Insolvency Proceeding" means any or all of the following actions, events or proceedings: (i) any voluntary or involuntary case under the United States Bankruptcy Code, as amended, and any successor law or laws thereto; and
(ii) any case, action or other proceeding under any bankruptcy, insolvency, debt reorganization or similar law (whether now or hereafter in effect) of any state, country or other jurisdiction which seeks or provides for the relief of or reorganization or delay of debts generally or the liquidation and distribution of a person's assets in satisfaction of its debts.

     1.39 "Intellectual Property Rights" means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, methods, technology, technical data and customer, prospect and supplier lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all trade names, uniform resource locators, Internet domain names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

     1.40 "Interim Holders" means, at any time after the Closing and before the Dissolution, the persons listed on the most recently delivered Interim Schedule.

     1.41 "Interim Schedule" has the meaning given to such term in Section 7.16(h).

     1.42 "IRS" means the Internal Revenue Service.

     1.43 "Knowledge" means, with respect to any fact, circumstance, event or other matter in question, the knowledge of such fact, circumstance, event or other matter of (a) an individual, if used in reference to an individual, or (b) any officer or director of such party, if used in reference to a person that is not an individual. Any such individual shall be deemed to have knowledge of a particular fact, circumstance, event or other matter if such knowledge could be obtained from reasonable inquiry by such individual.

     1.44 "Liabilities" means debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any contract, agreement, arrangement, commitment or undertaking.

     1.45 "Material Adverse Change" or "Material Adverse Effect," when used in reference to (a) a person or group of related persons, means any change, event, violation, inaccuracy, circumstance or effect (regardless of whether such events or changes are inconsistent with the representations or warranties made by such person in this Agreement) that is or is reasonably likely to be, individually or in the aggregate, materially adverse to the condition (financial or otherwise), business, prospects, properties, assets (including intangible assets), employees, capitalization, operations or results of operations of such person and its Subsidiaries, taken as a whole and (b) the Assets or the Business, means a material diminution in the value, condition, status, ability to use and enjoy or commercial viability of such Assets or Business.

     1.46 "person" means any individual, corporation (including any nonprofit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

     1.47 "Pro Rata Share" means, (i) prior to the Dissolution and with respect to each Interim Holder, such Interim Holder's pro rata share of the Total Shares as set forth on the most recently delivered Interim Schedule and (ii) from and after the Dissolution and with respect to each Final Holder, such Final Holder's pro rata share of the Total Shares as set forth on the Final Schedule.

     1.48 "Release Date" has the meaning given to such term in Section 3.3.

     1.49 "Restated Certificate" means DoveBid's Restated Certificate of Incorporation in the form of Exhibit D.
                             ---------

     1.50 "Returns" means all required foreign, federal, state and local returns, estimates, information statements and reports relating to any and all Taxes concerning or attributable to the subject person or its operations.

     1.51 "Revenue Measurement Period" means each of the First Revenue Measurement Period, the Second Revenue Measurement Period, the Third Revenue Measurement Period and the Fourth Revenue Measurement Period.

     1.52 "Rights" means warrants, options or other rights, whether or not currently exercisable, to purchase or acquire shares of common stock of the subject corporation or Convertible Securities of the subject corporation.

     1.53 "Rights Agreement" means DoveBid's Fourth Amended and Restated Investors' Rights Agreement substantially in the form of Exhibit E.
                                                         ---------

     1.54 "Second Applicable Revenue" has the meaning given to such term in Exhibit C.
---------

     1.55 "Second Revenue Measurement Period" means the period from May 1, 2002 through July 31, 2002.

     1.56 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     1.57 "Seller Option" means each outstanding option to purchase shares of Seller Common Stock as set forth on Schedule 5.3(a)-2 of the Seller Disclosure
                                    -----------------
Letter.

     1.58 "Seller Receivables" means all accounts receivable, notes receivable and other receivables, as well as unbilled work-in-progress, of Seller, its Subsidiaries and the Business.

     1.59 "Seller Stockholder" or "Seller Stockholders" means the record holders of issued and outstanding shares of Seller Common Stock (as defined in Section 5.3(a)) and Seller Preferred Stock (as defined in Section 5.3(a)).

     1.60 "Seller Stock Plans" means, collectively, the Workstations International, Inc. 1999 Stock Option Plan, the Workstations International, Inc. 1996 Stock Option and Compensation Plan, and the ZoneTrader.com, Inc. 2000 Director Stock Option Plan.

     1.61 "Seller Technology Assets" means, collectively, all computer software (including software programs, objects, modules, routines, algorithms and any other software code) in both source code and object code form, copyrightable works, inventions (whether or not patentable), trade secrets (including the Customer List Assets), know-how, processes, designs, techniques, databases and compilations of data, descriptions, flow-charts and other work product to design, plan, develop or test any of the foregoing, technology supporting, and the contents of, any Internet site, confidential business information (including the Customer List Assets), all documentation relating to the foregoing and other proprietary information and technologies owned by Seller or any of its Subsidiaries or held by Seller or any of its Subsidiaries under any licenses or sublicenses (or similar grants of rights).

     1.62 "Seller's Website" means Seller's site on the World Wide Web located at www.zonetrader.com.

     1.63 "Solvent" means, with respect to any person on a particular date, that on such date: (i) the fair value of the assets of such person is greater than the total amount of liabilities, including contingent liabilities, of such person; (ii) the total present fair saleable value of the assets of such person on a going concern basis is not less than the amount that shall be required to pay the liabilities (including contingent liabilities) of such person as they become absolute and matured; and (iii) such person is generally paying such person's debts (other than those subject to bona fide disputes) as they become due and payable. The amount of contingent liabilities (such as litigation, guarantees and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

     1.64 "Stockholders' Agreement" means DoveBid's Fourth Amended and Restated Stockholders' Agreement substantially in the form of Exhibit F.
                                                     ---------
                                      -7-

     1.65 "Subsidiary" of a specified person means any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified entity (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

     1.66 "Tax" or "Taxes" means any and all foreign, federal, state and local taxes, assessments and other governmental charges, duties and impositions, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any Liability for taxes of a predecessor entity.

     1.67 "Taxing Authority" means any body, entity or group of persons with jurisdiction over or responsibility for any matters relating to Taxes.

     1.68 "Third Applicable Revenue" has the meaning given to such term in Exhibit C.
---------

     1.69 "Third Revenue Measurement Period" means the period from August 1, 2002 through October 31, 2002.

     1.70 "Total DoveBid Equity" means, as of immediately after the Closing, the sum of (i) all then outstanding shares of DoveBid Common Stock, plus (ii) all
                                                                ----
shares of DoveBid Common Stock issuable upon conversion of all then outstanding shares of DoveBid Preferred Stock (excluding the TradeOut Shares) and upon the full exercise and exchange into shares of DoveBid Common Stock of all then outstanding Convertible Securities (excluding the Convertible Notes (as defined in Section 6.3(b)) listed on Schedule 1.70 of the DoveBid Disclosure Letter),
                             -------------
plus (iii) all shares of DoveBid Common Stock issuable upon the exercise of all
----
then outstanding Rights assuming the full conversion or exchange into shares of DoveBid Common Stock of all such outstanding Rights; provided, however, that,
                                                     --------  -------
for purposes of determining the number of shares of DoveBid Common Stock issuable upon the full exercise and exchange into shares of DoveBid Common Stock of all then outstanding Convertible Notes whose conversion price is not fixed therein, the conversion price shall be deemed to be $8.01 per share; provided,
                                                                     --------
further, that, for purposes of determining the number of shares of DoveBid
-------
Common Stock issuable upon the full exercise and exchange into shares of DoveBid Common Stock of all then outstanding Convertible Notes payable in Dutch Guilders, the outstanding principal and accrued interest on such Convertible Notes shall be converted into US dollars at the noon buying rate of the Federal Reserve Bank of New York for the Euro on the second day prior to the Closing Date, applying the standard conversion rate of 2.20371 Dutch Guilders per Euro.

     1.71 "TradeOut" means TradeOut, Inc., a Delaware corporation.

     1.72 "TradeOut Shares" means the 843,691 shares of DoveBid Series C Preferred Stock and 506,215 shares of DoveBid Series DD Preferred Stock issued to TradeOut, which shares are being held in escrow by DoveBid pursuant to the terms of the TradeOut Agreement.

     1.73 "TradeOut Agreement" means that certain Asset Purchase Agreement dated August 2, 2001 by and between DoveBid and TradeOut.

     1.74 "WARN" means the Federal Worker Adjustment and Retraining Notification Act, as amended.

2.   PURCHASE AND SALE OF ASSETS.
     ---------------------------

     2.1  Agreement to Sell and Purchase Assets. Subject to the terms and
          -------------------------------------
conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller agrees to sell, assign, transfer and convey to Buyer at the Closing (as defined in Section 3.7), and Buyer agrees to purchase and acquire from Seller at the Closing, all of the right, title and interest of Seller and its Subsidiaries in and to all of the Assets (as defined in Section 2.2), subject to Section 2.4(c). The Assets shall be sold, assigned, transferred and conveyed to Buyer on the Closing Date (as defined in Section 3.7), free and clear of all Encumbrances.

     2.2  Assets Defined. As used in this Agreement, "Assets" means all of the
          --------------
assets, properties, privileges, claims and rights of every kind and nature, tangible and intangible, absolute or contingent, of Seller and its Subsidiaries, including the following items and excluding only the Excluded Assets:

          (a)  all of the Seller Technology Assets, in intangible form;

          (b)  all of the Documentation, in intangible form;

          (c) any and all copies in tangible medium and any and all other tangible embodiments of all of the Seller Technology Assets and all of the Documentation;

          (d) all Intellectual Property Rights in and to the Seller Technology Assets and the Documentation, including all marks listed in the Mark Assignment (as defined in Section 8.1(n)) and all domain names listed in the Domain Name Assignment (as defined in Section 8.1(n));

          (e) all net operating losses, refunds, rights of recovery and other benefits relating to Taxes of Seller or any of its Subsidiaries;

          (f) all books and records of Seller and its Subsidiaries not included in clauses (b) and (c) of this Section 2.2 (other than the corporate minutes and
                                            ----- ----
stock books of account of Seller and its Subsidiaries which are Excluded
Assets);

          (g) to the extent lawfully transferable, all Governmental Permits (as defined in Section 5.14);

          (h) all right, title and interest of Seller and any Affiliate of Seller in and to (i) those contracts, agreements, arrangements, commitments and undertakings listed on Schedule 2.2(h) of the Seller Disclosure Letter, (ii) the
                       ---------------
agreements listed on Schedule C of the Seller Disclosure Letter, and (ii) all
                     ----------
contracts or agreements between Seller or any of its Subsidiaries and any employee or consultant of Seller or any of its Subsidiaries to the extent that they relate to confidentiality, nondisclosure, assignment of proprietary rights or noncompetition with respect to the Business (collectively, the "Assigned Agreements");

          (i) (i) all Seller Receivables outstanding at the Closing and (ii) cash in an amount not less than $707,470;

          (j) all prepaid expenses, deposits and similar prepaid items relating to the Business, including ad valorem taxes, leases, rentals and maintenance fees, at the Closing;

          (k) all rights, claims, credits, causes of action or rights of setoff of Seller and its Subsidiaries against third parties arising out of the Assets or the Business, whether liquidated or unliquidated, fixed or contingent, and all rights of Seller and its Subsidiaries under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers, contractors and other third parties arising out of the Business, other than those related solely to the Excluded Assets;

          (l) all tangible assets used or held for use in connection with the Business, including, (i) all furniture, fixtures (including leasehold improvements), furnishings, office equipment, machinery, vehicles, equipment, computers, servers, spare parts, documentation, technical materials, advertising materials, promotional literature, sales or marketing-related materials and other tangible assets owned by Seller or any of its Subsidiaries and used in the Business and (ii) all other tangible assets (including workstations and personal computers, the third-party software programs stored therein and the licenses thereto, logbooks, notebooks, furniture, file cabinets, white boards, personal office supplies and equipment) owned by Seller or any of its Subsidiaries that at any time are or were held for use primarily by employees of Seller or any of its Subsidiaries in the conduct of the Business;

          (m) all policy rights and proceeds payable under any insurance policy covering the Assets for damage to the Assets or other insurable or covered event affecting the condition of the Assets occurring prior to the Closing; and

          (n) all goodwill associated with the Assets and the Business, together with the right to represent to third parties that Buyer is the successor to the Business.

     2.3  Excluded Assets Defined. As used in this Agreement, "Excluded Assets"
          -----------------------
means (i) all capital stock, options and other securities of Seller and its Subsidiaries, (ii) all rights, interests and claims of Seller under this Agreement, the Seller Ancillary Agreements (as defined in Section 5.2(a)) and any other agreements between Seller or any of its Affiliates and Buyer or any of its Affiliates, (iii) all corporate minutes and stock books of account of Seller and its Subsidiaries, blank stock certificates, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals and other documents relating to the organization, maintenance and existence of Seller and its Subsidiaries as corporations, (iv) all bank accounts of Seller and its Subsidiaries, (v) all cash and cash equivalents of Seller and its Subsidiaries (other than the Seller Receivables,
                                            ----- ----
which are Assets, and the cash to be delivered by Seller to Buyer pursuant to
      ---
Section 7.14(a)), certificates of deposit, bonds, debentures and shares of stock or other equity interests in any Person, (vi) all contracts, agreements, arrangements, commitments and undertakings to which Seller or any of its Subsidiaries is a party or is bound or to which its assets are subject that are not Assigned Agreements, and all rights, interests and claims thereunder and any customer deposits, advances and credits related thereto, (vii) all assets or rights that relate to the employee benefit plans of Seller and its Subsidiaries,
(viii) all books and records relating to the employees of Seller and its Subsidiaries, and (ix) all nontransferable Governmental Permits.

     2.4  Asset Transfer; Passage of Title; Delivery.
          ------------------------------------------

          (a)  Title Passage. Upon the Closing, all of the right, title and
               -------------
interest of Seller and its Subsidiaries in and to all of the Assets shall pass to Buyer, and Seller shall deliver to Buyer possession of all of the Assets and shall further deliver to Buyer proper assignments, conveyances and bills of sale sufficient to convey to Buyer good and marketable title to all of the Assets, free and clear of all Encumbrances, as well as such other instruments of conveyance as Buyer's legal counsel may reasonably deem necessary or desirable (both at and after the Closing) to effect or evidence the transfers contemplated hereby.

          (b)  Method of Delivery of Assets. At the Closing, Seller shall
               ----------------------------
deliver or cause to be delivered to Buyer all of the Assets, which shall be delivered to Buyer in the form and to the location to be determined by Buyer in its reasonable discretion before the Closing Date at Seller's cost and expense; provided, that Seller shall deliver all of the Assets through electronic
--------
delivery or in another manner reasonably calculated and legally permitted to minimize or avoid the incurrence of transfer and sales Taxes if such method of delivery does not adversely affect the condition, operability or usefulness of any Asset. Neither Seller nor any of its Subsidiaries shall retain any copy of any Asset following the Closing.

          (c)  Nontransferable Assets. Notwithstanding any other provision of
               ----------------------
this Agreement or any of the Seller Ancillary Agreements, to the extent that any of the Assigned Agreements or any other assets constituting part of the Assets are not assignable or otherwise transferable to Buyer without the consent, approval or waiver of another party thereto or any third party (including any Governmental Entity), or if such assignment or transfer would constitute a breach thereof or a violation of any Applicable Legal Requirement or agreement with any third party, then neither this Agreement nor such Seller Ancillary Agreements shall constitute an assignment or transfer (or an attempted assignment or transfer) thereof until such consent, approval or waiver of such party or parties has been duly obtained. With respect to each Assigned Agreement whose assignment or transfer to Buyer requires the consent, approval or waiver of another party thereto or any third party, Seller shall use all commercially reasonable efforts to obtain such consent, approval or waiver of such other party or parties or such third party to such assignment or transfer as promptly as practicable. To the extent that the consents, approvals and waivers referred to in this Section 2.4(c), which consents, approvals and waivers are set forth on Schedule 5.2(c) of the Seller Disclosure Letter, are not obtained by Seller,
   ---------------
Seller
shall use all commercially reasonable efforts to (a) provide to Buyer the financial and business benefits of such Assigned Agreement and (b) enforce, for the account of Buyer, any rights of Seller or a Subsidiary of Seller arising from any such Assigned Agreement (including the right to elect to terminate such Assigned Agreement in accordance with the terms thereof upon the advice of Buyer). Buyer agrees to cooperate with Seller and supply relevant information to such party or parties or such third party in order to assist Seller in its obligations under this Section 2.4(c).

     2.5  Tax Consequences. The parties intend that the purchase of Assets under
          ----------------
this Agreement shall constitute a "reorganization" under Section 368(a)(1)(C) of the Code. However, neither DoveBid nor Buyer makes any representations or warranties to Seller or to any Seller Stockholder regarding the tax treatment of the purchase of assets, whether the purchase of Assets shall qualify as a "reorganization" under Section 368(a)(1)(C) of the Code, or any of the tax consequences to Seller or any Seller Stockholder of this Agreement, any of the Seller Ancillary Agreements, the purchase of Assets or any of the other transactions or agreements contemplated hereby and thereby, and Seller and the Seller Stockholders acknowledge that Seller and the Seller Stockholders are relying solely on their own tax advisors in connection with this Agreement, the Seller Ancillary Agreements, the purchase of Assets and the other transactions or agreements contemplated hereby and thereby Seller understands that it (and not DoveBid or Buyer) shall be responsible for its own Tax Liabilities that may arise as a result of the transactions contemplated by this Agreement and each of the Seller Ancillary Agreements. Each of DoveBid and Buyer acknowledges that it is relying solely on its own tax advisors in connection with this Agreement, the Buyer Ancillary Agreements, the purchase of Assets and the other transactions or agreements contemplated hereby and thereby. Each of DoveBid and Buyer understands that it (and not Seller) shall be responsible for its own Tax Liabilities that may arise as a result of the transactions contemplated by this Agreement and each of the Buyer Ancillary Agreements.

     2.6  Securities Law Issues. Based in part on the representations made by
          ---------------------
Seller in Sections 5.3(a) and 5.26 and by the Seller Stockholders in the Investment Representation Letters, DoveBid shall issue the Purchased Shares (as defined in Section 5.26(a)) pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and the exemptions from qualification under applicable state securities laws.

3.   PURCHASE PRICE; PAYMENTS.
     ------------------------

     3.1  Purchase Price. In consideration of the sale, assignment, transfer,
          --------------
conveyance and delivery of all of the Assets to Buyer at the Closing, DoveBid shall, subject to Sections 3.3, 3.4 and 7.16, issue and release to Seller, as of the Closing, a number of shares of DoveBid Capital Stock, in the amount and kind set forth in Section 3.2 (all shares issuable to Seller under this Section 3.1, the "Purchase Price").

     3.2  Calculation of Total Shares. The maximum number of shares that are
          ---------------------------
potentially issuable as the Purchase Price shall equal (on an as-converted to DoveBid Common Stock basis), as of immediately after the Closing and taking into account payment of such Purchase Price, 6% of the Total DoveBid Equity (such aggregate number of shares on an as-converted to DoveBid Common Stock basis, the "Total Shares"). The Total Shares shall be comprised of the following:

          (a) an amount of DoveBid Series D-1 Preferred Stock (the "Series D-1 Shares") equal to 6% of all then outstanding shares of DoveBid Series D-1 Preferred Stock, as of immediately after the Closing and taking into account payment of the Series D-1 Shares issued hereunder;

          (b) an amount of DoveBid Series C Preferred Stock (the "Series C Shares") equal to 6% of all then outstanding shares of DoveBid Series A Preferred Stock, DoveBid Series B Preferred Stock and DoveBid Series C Preferred Stock, taken together, but excluding the TradeOut Shares, as of immediately after the Closing and taking into account payment of the Series C Shares issued hereunder;

          (c) an amount of DoveBid Series DD Preferred Stock (the "Series DD Shares") equal to 6% of all then outstanding shares of DoveBid Series DD Preferred Stock, but excluding the TradeOut Shares, as of immediately after the Closing and taking into account payment of the Series DD Shares issued hereunder; and

          (d) an amount of DoveBid Common Stock (the "Common Shares") equal to 6% of all then outstanding shares of DoveBid Common Stock, all shares of DoveBid Common Stock issuable upon the full exercise and exchange into shares of DoveBid Common Stock of all then outstanding Convertible Securities (excluding the Convertible Notes listed on Schedule 1.70 of the DoveBid Disclosure Letter and
                            -------------
all then outstanding shares of DoveBid Preferred Stock) and all shares of DoveBid Common Stock issuable upon the exercise of all then outstanding Rights assuming the full conversion or exchange into shares of DoveBid Common Stock of all such outstanding Rights, taken together, as of immediately after the Closing and taking into account payment of the Common Shares issued hereunder.

     If, as a result of the calculations in Sections 3.3 and 3.4, fractional shares would otherwise be issuable, then such fractional shares shall be rounded down to the nearest whole share in the case of the shares issuable to Seller at the Closing and shall be rounded up to the nearest whole share in the case of the Indemnification Shares (as defined in Section 3.3) and the Earnout Shares (as defined in Section 3.4(a)). If, at any time after the date hereof and prior to the Closing, a Capital Change occurs, then the numbers of DoveBid Capital Stock set forth in this Agreement shall be appropriately and equitably adjusted to reflect such Capital Change.

     3.3  Indemnification Shares. At the Closing, a number of shares of DoveBid
          ----------------------
Series D-1 Preferred Stock, DoveBid Series C Preferred Stock, DoveBid Series DD Preferred Stock and DoveBid Common Stock, of which a percentage equal to the quotient obtained by dividing the Series D-1 Shares by the Total Shares shall be DoveBid Series D-1 Preferred Stock, a percentage equal to the quotient obtained by dividing the Series C Shares by the Total Shares shall be DoveBid Series C Preferred Stock, a percentage equal to the quotient obtained by dividing the Series DD Shares by the Total Shares shall be DoveBid Series DD Preferred Stock and a percentage equal to the quotient obtained by dividing the Common Shares by the Total Shares shall be DoveBid Common Stock (such percentages, the "Relative Percentages"), representing

7.5% of the DoveBid Common Stock Equivalents represented by the Total Shares (such shares, collectively, the "Indemnification Shares") shall be issued to Seller but remain as uncertificated shares of DoveBid Capital Stock in the name of Seller for the number and kind of shares of DoveBid Capital Stock set forth in this Section 3.3 and held in escrow by DoveBid until such time as all or a portion of such shares of DoveBid Capital Stock are released pursuant to and in accordance with the provisions of Section 7.16 and Article 10. Any shares of DoveBid Common Stock or other equity securities issued or distributed by DoveBid (including shares issued upon a Capital Change) in respect of Indemnification Shares (the "New Indemnification Shares") shall be issued to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share but remain as uncertificated shares of DoveBid Capital Stock in the name of each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share and held in escrow by DoveBid until such time as all or a portion of such shares of DoveBid Capital Stock are released pursuant to and in accordance with the provisions of Section 7.16 and Article 10. The Indemnification Shares and any New Indemnification Shares are collectively referred to herein as the "Indemnification Fund." Cash dividends on the Indemnification Fund shall not be added to the Indemnification Fund but shall be distributed to the record holders of such Indemnification Fund. DoveBid shall hold the Indemnification Fund in escrow as security for the Seller Indemnifying Person's (as defined in Section 10.2) indemnification obligations for Damages under Article 10. The Indemnification Fund shall be held in escrow by DoveBid, subject to the terms and conditions of Article 10, until the day after the first anniversary of the Closing (the "Release Date").

     3.4  Earnout Shares.
          --------------

          (a) At the Closing, a number of shares of DoveBid Series D-1 Preferred Stock, DoveBid Series C Preferred Stock, DoveBid Series DD Preferred Stock and DoveBid Common Stock, in the Relative Percentages, representing 66.67% of the DoveBid Common Stock Equivalents represented by the Total Shares (such shares, collectively, the "Earnout Shares") shall be issued to Seller but remain as uncertificated shares of DoveBid Capital Stock in the name of Seller for the number and kind of shares of DoveBid Capital Stock set forth in this Section 3.4(a) and held in escrow by DoveBid until such time as all or a portion of such shares of DoveBid Capital Stock are released pursuant to and in accordance with the provisions of this Section 3.4, Section 7.16 and Article 10. Any shares of DoveBid Common Stock or other equity securities issued or distributed by DoveBid (including shares issued upon a Capital Change) in respect of Earnout Shares (the "New Earnout Shares") shall be issued to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share but remain as uncertificated shares of DoveBid Capital Stock in the name of each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share and held in escrow by DoveBid until such time as all or a portion of such shares of DoveBid Capital Stock are released pursuant to and in accordance with the provisions of this Section 3.4, Section 7.16 and Article 10. The Earnout Shares and any New Earnout Shares are collectively referred to herein as the "Earnout Fund." Cash dividends on the

Earnout Fund shall not be added to the Earnout Fund but shall be distributed to the record holders of such Earnout Fund.

          (b) DoveBid shall release the Earnout Fund to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) as follows:

               (i) If, before the Closing, Seller obtains written commitments, in form and substance reasonably satisfactory to Buyer, from each of Ford Motor Company and Lucent Technologies and at least three other current customers of Seller, which commitments identify Seller as each such customer's current preferred vendor for asset management and disposition services and contain agreements by each such customer to continue such relationship with Buyer from the Closing through December 31, 2002, then DoveBid shall release to Seller, at the Closing, an amount of Earnout Shares, in the Relative Percentages, equal to 16.67% of the DoveBid Common Stock Equivalents represented by the Total Shares; provided, however, that any shares so released shall remain as uncertificated
--------  -------
shares of DoveBid Capital Stock in accordance with Section 7.16.

               (ii) Subject to Section 3.4(c), if the First Applicable Revenue is greater than or equal to $1,200,000 (the "First Target"), then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), an amount of Earnout Shares, in the Relative Percentages, equal to 12.5% of the DoveBid Common Stock Equivalents represented by the Total Shares and any New Earnout Shares related thereto; provided, however, that any shares so released
                                --------  -------
shall remain as uncertificated shares of DoveBid Capital Stock in accordance with Section 7.16. Any First Applicable Revenue in excess of the First Target shall be carried forward and applied to the Second Applicable Revenue.

               (iii) Subject to Section 3.4(c), if the Second Applicable Revenue is greater than or equal to $1,400,000 (the "Second Target"), then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), an amount of Earnout Shares, in the Relative Percentages, equal to 12.5% of the DoveBid Common Stock Equivalents represented by the Total Shares and any New Earnout Shares related thereto; provided, however, that any shares so released
                                --------  -------
shall remain as uncertificated shares of DoveBid Capital Stock in accordance with Section 7.16. Any Second Applicable Revenue in excess of the Second Target shall be carried forward and applied to the Third Applicable Revenue.

               (iv) Subject to Section 3.4(c), if the Third Applicable Revenue is greater than or equal to $2,100,000 (the "Third Target"), then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), an amount of Earnout Shares, in the Relative Percentages, equal to 12.5% of the DoveBid Common Stock Equivalents represented by the Total Shares (the "Third Earnout

Shares") and any New Earnout Shares related thereto; provided, however, that any
                                                     --------  -------
shares so released shall remain as uncertificated shares of DoveBid Capital Stock in accordance with Section 7.16. Any Third Applicable Revenue in excess of the Third Target shall be carried forward and applied to the Fourth Applicable Revenue. If the Third Applicable Revenue (including any revenue carried forward pursuant to Section 3.4(b)(iii)) equals or exceeds 75% of the Third Target, but is less than 100% of the Third Target, then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), a percentage of the Third Earnout Shares, in the Relative Percentages, and any New Earnout Shares related thereto, based on the following formula: (A) the percentage of the Third Target (including any revenue carried forward pursuant to Section 3.4(b)(iii)) achieved multiplied by (B) 80%; provided, however, that any shares so released shall
                       --------  -------
remain as uncertificated shares of DoveBid Capital Stock in accordance with
Section 7.16. By way of example, if 82% of the Third Target is achieved, then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), an amount of Earnout Shares, in the Relative Percentages, equal to 65.6% of the Third Earnout Shares (82% x 80%) and any New Earnout Shares related thereto.

               (v)   Subject to Section 3.4(c), if the Fourth Applicable Revenue
(A) is greater than or equal to $3,000,000 (the "Fourth Target") or (B) is at least $2,100,000 (the "Alternate Fourth Target") and Seller, during the period from January 28, 2002 through the Closing, and Buyer, during the period from the Closing through January 31, 2003, together shall have signed, in connection with the Business, at least ten long-term corporate marketplace contracts with new clients, then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to
Section 3.4(e), an amount of Earnout Shares, in the Relative Percentages, equal to 12.5% of the DoveBid Common Stock Equivalents represented by the Total Shares (the "Fourth Earnout Shares") and any New Earnout Shares related thereto; provided, however, that any shares so released shall remain as uncertificated
--------  -------
shares of DoveBid Capital Stock in accordance with Section 7.16. If (A) the Fourth Applicable Revenue (including any revenue carried forward pursuant to
Section 3.4(b)(iv)) equals or exceeds 75% of the Fourth Target, but is less than 100% of the Fourth Target, or (B) the Fourth Applicable Revenue (including any revenue carried forward pursuant to Section 3.4(b)(iv)) equals or exceeds 75% of the Alternate Fourth Target, but is less than 100% of the Alternate Fourth Target, and Seller, during the period from January 1, 2002 through the Closing, and Buyer, during the period from the Closing through December 31, 2002, together shall have signed, in connection with the Business, at least ten long-term corporate marketplace contracts with new clients, then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), a percentage of the Fourth Earnout Shares, in the Relative Percentages, and any New Earnout Shares related thereto, based on the following formula: (A) the percentage of the Fourth Target or the Alternate Fourth Target (including any revenue carried forward pursuant to Section 3.4(b)(iv)), as applicable, achieved multiplied by (B) 80%; provided, however, that any
                       --------  -------
shares so released shall remain as uncertificated shares of DoveBid Capital Stock in accordance with Section 7.16. By way of example, if 82% of the Fourth Target is achieved, then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), an amount of Earnout Shares, in the Relative Percentages, equal to 65.6% of the Fourth Earnout Shares (82% x 80%) and any New Earnout Shares related thereto. Similarly, if 82% of the Alternate Fourth Target is achieved and Seller, during the period from January 1, 2002 through the Closing, and Buyer, during the period from 1, 2002 through December 31, 2002, together shall have signed, in connection with the Business, at least ten long-term corporate marketplace contracts with new clients, then DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share, pursuant to Section 3.4(e), an amount of Earnout Shares, in the Relative Percentages, equal to 65.6% of the Fourth Earnout Shares (82% x 80%) and any New Earnout Shares related thereto. For purposes of this clause (v), "long-term" means a period greater than two years and "new client" means, with respect to any contract signed by Seller during the period from January 28, 2002 through the Closing or Buyer during the period from the Closing through January 31, 2003, a person which, as of the date of signing of such contract (the "Signing Date"), was not a client, customer or user during the three-year period prior to the Signing Date of the services of any of DoveBid, Seller or any of their respective Subsidiaries. Notwithstanding anything in this Section 3.4(b)(v), no contract executed prior to the Closing shall be deemed to be a long-term corporate marketplace contract with a new client unless such contract is an Assigned Agreement for which all necessary consents required to be obtained or made by Seller to enable Seller to lawfully assign such contract to Buyer have been obtained or made by Seller before Closing.

          Any Earnout Shares not released pursuant to clauses (i) through (v) above shall be forfeited by Seller and shall be cancelled and retired by DoveBid, and neither DoveBid nor Buyer shall be under any obligation to deliver to Seller any consideration in exchange therefor.

          (c)  Notwithstanding anything to the contrary in this Section 3.4, if
(i) Buyer delivers a Notice of Claim (as defined in Section 10.5(b)) to the Representative (as defined in Section 10.5(a)) as provided in Section 10.5 and
(ii) the shares in the Indemnification Fund remaining in escrow are insufficient to satisfy the Claim (as defined in Section 10.5(b)) set forth in such Notice of Claim, then the Buyer Indemnified Person (as defined in Section 10.2) shall have recourse to any shares in the Earnout Fund remaining in escrow as of the date such Notice of Claim is delivered to the Representative to satisfy any indemnification obligation arising under such Notice of Claim (any such shares in the Earnout Fund required to satisfy the potential indemnification obligation, the "Additional Indemnification Shares"). In any such case, the Additional Indemnification Shares shall be retained according to the Relative Percentages and the Pro Rata Share of each Interim Holder (or such Interim Holder's transferees) and, from and after the Dissolution, the Pro Rata Share of each Final Holder (or such Final Holder's transferees). Upon resolution of the Notice of Claim as provided in Section 10.5(e), DoveBid shall reduce, according to the Relative Percentages and, from and after the Dissolution, the Pro Rata Share of each Final Holder (or such Final Holder's transferees), the number of shares in the Indemnification Fund remaining in escrow and, if such shares are insufficient, the number of Additional Indemnification Shares by the amount of Damages for which the Buyer Indemnified

Person is entitled and any Additional Indemnification Shares not reduced thereby shall, as applicable, either be (i) released by DoveBid to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share as Earnout Shares which such person was entitled to receive pursuant to
Section 3.4(b)(i), 3.4(b)(ii), 3.4(b)(iii) or 3.4(b)(iv), as applicable, but did not receive solely as a result of DoveBid's withholding of such shares in the Earnout Fund as Additional Indemnification Shares at the applicable time of release pursuant to Section 3.4(e) or (ii) returned to escrow as available shares in the Earnout Fund; provided, however, that any shares released pursuant
                            --------  -------
to clause (i) shall remain as uncertificated shares of DoveBid Capital Stock in accordance with Section 7.16. For purposes of this Section 3.4(c), the value of each share in the Indemnification Fund and each Additional Indemnification Share shall be the fair market value, as of the date the Notice of Claim is delivered to the Representative, as reasonably determined by DoveBid's Board of Directors and specified in the Notice of Claim; provided, however, that the Representative
                                      --------  -------
may object to any such determination of the fair market value of the shares in the Indemnification Fund and the Additional Indemnification Shares by delivering written notice of such objection to DoveBid and Buyer within 20 days of the Representative's receipt of the Notice of Claim. DoveBid and the Representative shall confer in good faith for a period of up to 30 days following the delivery of any such objection to the determination of fair market value. If, after such 30-day period, DoveBid and the Representative cannot agree on the fair market value, then DoveBid and the Representative shall, within ten days after the end of such 30-day period, jointly retain an independent investment banking firm of recognized national standing (the "Firm") to resolve any remaining disagreements with respect to fair market value. If DoveBid and the Representative are unable to agree upon a Firm within such ten-day period, then each of DoveBid and the Representative shall select one such independent, nationally recognized investment banking firm and, within five days after such selection, the two firms shall select a third independent, nationally recognized investment banking firm to act as the Firm. DoveBid and the Representative shall request that the Firm render a determination of fair market value within 45 days after its retention, and DoveBid and the Representative shall cooperate fully with the Firm so as to enable it to make such determination as quickly and as accurately as practicable. The Firm's determination as to fair market value (the "Appraised Price") shall be in writing and shall be conclusive and binding upon DoveBid, the Seller Indemnifying Person and the Representative. DoveBid and the Representative initially shall bear the expense of deposits and advances required by the Firm in equal proportions. If DoveBid's final determination of fair market value is less than 87.5% of the Appraised Price then all fees and expenses of the Firm shall be borne solely by Buyer. If DoveBid's final determination of fair market value equals at least 87.5% of the Appraised Price then all fees and expenses of the Firm shall be borne solely by the Representative.

          (d) Within 45 days of the end of each Revenue Measurement Period, DoveBid shall prepare and deliver to the Representative a report, in substantially the form of Exhibit G, of the First Applicable Revenue, Second
                          ---------
Applicable Revenue, Third Applicable Revenue and Fourth Applicable Revenue, as the case may be, according to GAAP and the requirements and procedures identified on Exhibit C (each a "Quarterly Report"). If the Representative
              ---------
objects to the content of the Quarterly Report, it shall promptly notify DoveBid in writing. DoveBid and the Representative shall confer in good faith for a period of up to 30 days following the delivery of any such objection to the Quarterly Report concerning the subject matter of the objection in an attempt to resolve it. If, after such 30-day period, DoveBid and the Representative cannot agree, then DoveBid and the Representative shall resolve all disputes over First Applicable Revenue, Second Applicable Revenue, Third Applicable Revenue and Fourth Applicable Revenue, as the case may be, through binding arbitration in the same manner provided for resolution of Contested Claims (as defined in Section 10.5(e)) under Section 10.5

          (e) Promptly after delivery of each Quarterly Report, DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share a number (e) of Earnout Shares (and any New Earnout Shares related thereto), if ny, according to the Relative Percentages, which are to be released pursuant to Section 3.4(b)(ii), 3.4(b)(iii), 3.4(b)(iv) or 3.4(b)(v), as applicable, as modified by Section 3.4(c), and for which no objections have been raised pursuant to Section 3.4(c) or 3.4(d); provided, however, that any shares so released shall remain as
           --------  -------
uncertificated shares of DoveBid Capital Stock in accordance with Section 7.16. Promptly after resolution of all objections, if any, raised pursuant to Section 3.4(c) or 3.4(d), DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share a number of Earnout Shares (and any New Earnout Shares related thereto), if any, according to the Relative Percentages, which are to be released pursuant to Section 3.4(b)(ii), 3.4(b)(iii), 3.4(b)(iv) or 3.4(b)(v), as applicable, as modified by
Section 3.4(c), and which were not previously released pursuant to the foregoing sentence; provided, however, that any shares so released shall remain as
          --------  -------
uncertificated shares of DoveBid Capital Stock in accordance with Section 7.16.

     3.5  Contingent Post-Closing Purchase Price Adjustment. If, pursuant to the
          -------------------------------------------------
terms of the TradeOut Agreement, DoveBid releases any of the Holdback Amount (as defined in the TradeOut Agreement) to TradeOut after the Closing, then DoveBid shall recalculate Total DoveBid Equity as it would have been calculated as of the Closing had the Holdback Amount (as defined in the TradeOut Agreement) released by DoveBid been included therein and shall issue to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share any additional shares of DoveBid Series C Preferred Stock and DoveBid Series DD Preferred Stock required by such recalculation as provided in this
Section 3.5 (such shares, the "Additional Shares"); provided, however, that the
                                                    --------  -------
Additional Shares shall be treated in the same manner as if such shares had been issued to Seller on the Closing and shall remain as uncertificated shares of DoveBid Capital Stock, in accordance with Section 7.16, in the name of each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share and shall be held in escrow by DoveBid as Earnout Shares and Indemnification Shares, as applicable, until such time as all or a portion of such shares of DoveBid Capital Stock are released pursuant to and in accordance with the provisions of Section 3.1, Section 3.4, Section 7.16 and Article 10. For the avoidance of doubt, only that portion of the Additional Shares that would not have been released by DoveBid (i) on the Closing pursuant to Section
3.1 or 3.4(b)(i), subject to Sections 3.3 and 3.4, or (ii) after the Closing pursuant to Section 3.4(b)(ii), 3.4(b)(iii), 3.4(b)(iv) or 3.4(b)(v), as applicable, as modified by Section 3.4(c), had the Additional Shares been issued to Seller at the Closing, shall be held in escrow by DoveBid in accordance with the foregoing sentence.

     3.6  Allocation of Purchase Price; Withholding. The Purchase Price shall be
          -----------------------------------------
allocated to the Assets in the manner set forth on Exhibit H. Each party agrees
                                                   ---------
not to take any position that varies from or is inconsistent with such allocation in any Return or other filing made by such party with the IRS or with any other Governmental Entity. Nothing contained herein shall impose on either party the duty or obligation to contest any action which the IRS or any other Taxing Authority may take or any adjustment or change in such allocation which the IRS or any other Taxing Authority may make or propose.

     3.7  Closing. The consummation of the purchase and sale of the Assets
          -------
contemplated hereby shall take place at a closing to be held at the offices of Buyer's legal counsel, Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California (the "Closing") within two business days following the satisfaction or waiver of all conditions to Closing set forth in Article 8, or at such other time or date, and at such other place, as may be agreed to by the parties hereto (the date on which the Closing actually occurs, the "Closing Date").

4.   LIABILITIES.
     -----------

     4.1  Liabilities Assumed. Buyer shall assume, as of the Closing, the
          -------------------
Liabilities of Seller set forth on Schedule 4.1 of the Seller Disclosure Letter
                                   ------------
(the "Assumed Liabilities").

     4.2  Liabilities Not Assumed. Other than the Assumed Liabilities, Buyer
          -----------------------
shall not assume or become obligated in any way to pay any Liabilities of Seller or any of its Affiliates or the Business, including any of the following: (a) Liabilities now or hereafter arising from or with respect to the sale, license, provision, performance or delivery by Seller or any of its Affiliates of any products or services that occurred before the Closing; (b) Liabilities now or hereafter arising from or with respect to any demand, claim, debt, suit, cause of action, arbitration or other proceeding (including a warranty claim, a product liability claim or any other claim) that is made or asserted by any third person that relates to any product or service that was sold, licensed or otherwise provided by Seller or any of its Affiliates to any customer before the Closing; (c) Liabilities now or hereafter arising from or with respect to noncompliance with any bulk sales, bulk transfer or similar laws applicable to the transactions contemplated by this Agreement; (d) Liabilities now or hereafter arising from or with respect to the employment or termination of any current, former or future employee of Seller or any of its Affiliates, including Liabilities for the payment of any and all severance pay, wages or accrued and unused vacation time or for reimbursement of any expenses incurred by any such employees (but excluding Liabilities for the payment of any and all severance pay that Buyer or DoveBid may, in its sole and absolute discretion, agree to pay to any Offeree (as defined in Section 8.1(g)) or any Transitional Employee (as defined in Section 8.1(g)) upon the termination of such person's employment with Buyer or DoveBid, as applicable); (e) Liabilities now or hereafter arising from or with respect to any Employee Plans or other employee benefit plans of Seller or any of its Affiliates; (f) Liabilities now or hereafter arising from or with respect to any employee of Seller or any of its Affiliates, including Liabilities under COBRA and WARN; (g) Liabilities now or hereafter arising from or with respect to any breach, violation or default by Seller or any of its Affiliates of any contract, agreement or commitment of Seller or any of its Affiliates that occurred (or arose from facts occurring) on or before the Closing; (h) Taxes now or hereafter due and payable by Seller or any Affiliate of Seller, including any Taxes on, or arising from, Seller's sale, assignment, transfer, conveyance and delivery to Buyer of any of the Assets pursuant to this Agreement; (i) Taxes attributable or related to any of the Assets that relate in any manner to, or first arose during, any time period or portion thereof ending on or prior to the Closing Date, and any related Liabilities of Seller and its Affiliates; (j) Liabilities now or hereafter arising from or with respect to any of the Excluded Assets; (k) Liabilities now or hereafter arising from or with respect to the violation (or alleged violation) by Seller or any of its Affiliates of any statute, law, ordinance, regulation, order, judgment or decree of any Governmental Entity or any jurisdiction (other than Assumed Liabilities); and
(l) Liabilities now or hereafter arising from or with respect to any breach, violation or default by Seller or any of its Affiliates of, or any action of Seller or any of its Affiliates pursuant to, any of the agreements listed on Schedule C of the Seller Disclosure Letter that occurred (or arose from facts
----------
occurring) on or before the effective date of the applicable Assignment and Assumption Agreement related thereto. All Liabilities of Seller and its Subsidiaries not expressly assumed by Buyer under Section 4.1 are referred to as the "Excluded Liabilities."

     4.3  No Obligations to Third Parties. No provisions of this Agreement are
          -------------------------------
intended, nor shall be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, partner or employee of any party hereto or any other person, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement. Notwithstanding the foregoing, Article 10 is intended to (a) benefit the Indemnified Persons, (b) obligate the Seller Stockholders, from and after the Dissolution, to indemnify and hold harmless the Buyer Indemnified Persons, and (c) govern the rights and obligations of the Representative as provided therein.

5.   REPRESENTATIONS AND WARRANTIES OF SELLER.
     ----------------------------------------

     Seller represents and warrants to DoveBid and Buyer that, except as set forth in the letter from Seller addressed to DoveBid and Buyer and dated as of the date hereof, whether or not the representation, warranty or statement contained in this Article 5 explicitly calls for an exception, which letter has been delivered by Seller to DoveBid and Buyer concurrently with the parties' execution of this Agreement (the "Seller Disclosure Letter"), each of the representations, warranties and statements contained in this Article 5 is true and correct as of the date hereof and shall be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the Seller Disclosure Letter shall also be deemed to be representations and warranties made and given by Seller under this Article 5.

     5.1  Organization and Good Standing. Seller is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Seller has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as presently proposed to be conducted, and is qualified to conduct business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or licensed by it or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on any of Seller, the Assets or the Business. Seller has delivered to Buyer's legal counsel copies of its Certificate of Incorporation and Bylaws, each as currently in effect. Seller is not in violation of its Certificate of Incorporation or Bylaws, each as currently in effect.

     5.2  Power, Authorization and Validity.
          ---------------------------------

          (a)  Power and Authority; Due Authorization. Seller has the right,
               --------------------------------------
power, legal capacity and authority to enter into and perform its obligations under this Agreement and each of the other agreements, certificates and documents that it is to execute and deliver pursuant to this Agreement (the "Seller Ancillary Agreements"). The execution, delivery and performance by Seller of this Agreement and each of the Seller Ancillary Agreements have been duly and validly approved and authorized by all necessary corporate action on the part of Seller, subject only to the approval and adoption of this Agreement and each of the Seller Ancillary Agreements, and the approval of the transactions contemplated hereby and thereby, by the Seller Stockholders as set forth in Section 5.2(b).

          (b)  Stockholder Consents. Under Seller's Certificate of Incorporation
               --------------------
and Bylaws, each as currently in effect, and the DGCL, the vote of (i) a majority of the holders of Seller Common Stock (including the holders of Seller Preferred Stock on a fully converted to Seller Common Stock basis) and (ii) a majority of the holders of the Seller Preferred Stock is necessary and sufficient for the Seller Stockholders to approve and adopt this Agreement and each of the Seller Ancillary Agreements and approve the transactions contemplated hereby and thereby. Except as provided in the preceding sentence, no other action or approval on the part of the holders of any of Seller's securities is required in order to validly approve and adopt this Agreement and each of the Seller Ancillary Agreements and approve the transactions contemplated hereby and thereby.

          (c)  Other Consents. No consent, approval, permit, order or
               --------------
authorization from, or registration, declaration or filing with, any Governmental Entity or any other person, governmental or otherwise, is necessary or required to be obtained or made by Seller to enable Seller to lawfully enter into and perform its obligations under this Agreement and each of the Seller Ancillary Agreements, including Seller's sale, assignment, transfer, conveyance and delivery of the Assets and assignment of any Assigned Agreements to Buyer, except for the approvals of the Seller Stockholders as set forth in Section 5.2(b) and the consents set forth on Schedule 5.2(c) of the Seller Disclosure
                                     ---------------
Letter.

          (d)  Enforceability. This Agreement has been duly executed and
               --------------
delivered by Seller. This Agreement and each of the Seller Ancillary Agreements are, or when duly executed and delivered by Seller shall be, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally,
(ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     5.3  Capitalization.
          --------------

          (a)  Authorized and Outstanding Capital Stock of Seller. The
               --------------------------------------------------
authorized capital stock of Seller consists entirely of: (i) 90,000,000 shares of common stock, par value $0.01 per share ("Seller Common Stock"), of which a total of 10,169,638 shares are issued and outstanding; and (ii) 40,500,000 shares of preferred stock, of which (A) 20,500,000 shares are designated Series A Preferred Stock, par value $0.01 per share ("Seller Series A Preferred Stock"), of which a total of 19,761,056 are issued and outstanding and each of which is currently convertible into one share of Seller Common Stock, (B) 10,000,000 shares are designated Series A-1 Preferred Stock, par value $0.01 per share ("Seller Series A-1 Preferred Stock"), of which a total of 9,730,823 are issued and outstanding and each of which is currently convertible into one share of Seller Common Stock, and (C) 10,106,868 shares are designated Series B Preferred Stock, par value $0.01 per share ("Seller Series B Preferred Stock" and together with the Seller Series A Preferred Stock and Seller Series A-1 Preferred Stock, the "Seller Preferred Stock"), of which a total of 10,106,868 are issued and outstanding and each of which is currently convertible into one share of Seller Common Stock. The numbers of issued and outstanding shares of Seller Common Stock and Seller Preferred Stock held by each Seller Stockholder as of the date hereof are set forth on Schedule 5.3(a)-1 of the Seller
                                       -----------------
Disclosure Letter. Except as expressly set forth on Schedule 5.3(a)-1 of the
                                                    -----------------
Seller Disclosure Letter, no shares of Seller Common Stock or Seller Preferred Stock are issued or outstanding as of the date hereof, and no such shares shall be issued or outstanding as of the Closing Date that are not set forth on
Schedule 5.3(a)-1 of the Seller Disclosure Letter except for shares of Seller
-----------------
Common Stock issued pursuant to the exercise of outstanding Seller Options, all of which are listed on Schedule 5.3(a)-2 of the Seller Disclosure Letter, or
                       -----------------
outstanding warrants to purchase shares of Seller Common Stock, all of which are listed on Schedule 5.3(a)-3 of the Seller Disclosure Letter. All issued and
          -----------------
outstanding shares of Seller Common Stock and Seller Preferred Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by Seller in compliance with all Applicable Legal Requirements and all requirements set forth in applicable agreements or instruments. Any and all accrued and unpaid dividends on each share of Seller Common Stock and each share of Seller Preferred Stock, as of the date hereof and as of the Closing Date, are specified on Schedule 5.3(a)-4 of
                                                         -----------------
the Seller Disclosure Letter. Schedule 5.3(a)-5 of the Seller Disclosure Letter
                              -----------------
sets forth, for each Seller Stockholder, such Seller Stockholder's pro rata share of the Total Shares as of the date hereof and as if the Dissolution occurred as of the Closing. To Seller's knowledge, each holder of Seller Preferred Stock is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act and has such knowledge and experience in financial or business matters that he/she/it is capable of evaluating the merits and risks of an investment in the Purchased Shares and/or the Conversion Shares and protecting his/her/its own interests in connection with such an investment.

          (b)  Options, Warrants and Rights. Seller has reserved an aggregate of
               ----------------------------
10,595,945 shares of Seller Common Stock for issuance pursuant to the Seller Stock Plans (including shares subject to outstanding Seller Options). A total of 6,190,839 shares of Seller Common Stock are subject to outstanding Seller Options as of the date hereof and as of the Closing Date, except for Seller Options that are exercised in accordance with their terms. Schedule 5.3(a)-2 of
                                                           -----------------
the Seller Disclosure Letter sets forth, for each Seller Option, (i) the name of the holder of such Seller Option, (ii) the exercise price per share of such Seller Option, and (iii) the number of shares covered by such Seller Option. True and correct copies of the Seller Stock Plans, the standard agreements under the Seller Stock Plans and each agreement for each Seller Option that does not conform to the standard agreements under the Seller Stock Plans have been delivered by Seller to Buyer's legal counsel. All outstanding Seller Options have been issued and granted in compliance with all Applicable Legal Requirements and all requirements set forth in applicable agreements or instruments. Except as set forth on Schedules 5.3(a)-2, 5.3(a)-3 and 5.3(b)-1 of
                                    ------------------  --------     --------
the Seller Disclosure Letter, there are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of Seller capital stock or any securities or debt convertible into or exchangeable for Seller capital stock or obligating Seller to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or agreement. Except as set forth on
Schedule 5.3(b)-2 of the Seller Disclosure Letter, there are no voting
-----------------
agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any outstanding securities of Seller.

     5.4  Subsidiaries. Except as set forth on Schedule 5.4 of the Seller
          ------------                         ------------
Disclosure Letter, Seller does not have any Subsidiaries or any equity or other ownership interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Seller is not obligated to make and is not bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity. Schedule 5.4 of the Seller
                                                  ------------
Disclosure Letter sets forth, with respect to each Subsidiary of Seller, (a) its jurisdiction of incorporation or organization, (b) a correct and complete list of all jurisdictions in which it is qualified to do business, (c) the number of issued and outstanding shares of each class of its capital stock and the identity of each holder thereof, and (d) the address of its principal executive offices. Each Subsidiary of Seller is duly organized, validly existing and in good standing (or appropriately recognized as legally in existence and active under the laws of its jurisdiction) under the laws of the jurisdiction of incorporation or organization identified on Schedule 5.4 of the Seller
                                            ------------
Disclosure Letter, and has the corporate power and authority to carry on its business as now conducted. Each Subsidiary of Seller is qualified to conduct business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or licensed by it or the nature of its activities make such qualification necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on any of Seller, the Assets or the Business. Seller owns of record and beneficially all of the issued and outstanding capital or other stock of each Subsidiary set forth on
Schedule 5.4 of the Seller Disclosure Letter free and clear of any Encumbrance.
------------
No corporate proceedings on the part of any Subsidiary of Seller are necessary to authorize this Agreement, the Seller Ancillary Agreements and the transactions contemplated hereby and thereby. Neither Seller, nor any Subsidiary of Seller, is a general or limited partner of any general partnership, limited partnership or other entity.

     5.5  No Conflict. Neither the execution and delivery of this Agreement or
          -----------
any of the Seller Ancillary Agreements by Seller, nor the consummation of the transactions contemplated hereby or thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of: (a) any provision of the Certificate of Incorporation or Bylaws or similar charter documents of Seller or any of its Subsidiaries, each as currently in effect; (b) any foreign, federal, state or local judgment, injunction, writ, decree, determination, award, order, law, statute, rule or regulation applicable to Seller, any of its Subsidiaries or any of the Assets; (c) any note, bond, mortgage, indenture, lease, license, permit, franchise, instrument, contract, agreement, arrangement, commitment, undertaking, understanding, letter of intent or memorandum of understanding (whether oral or in writing) to which Seller or any of its Subsidiaries is a party or by which Seller, any of its Subsidiaries or any of the Assets are bound, including any Assigned Agreement; or (d) any privacy policy of Seller or any of its Subsidiaries, except in the cases of clauses (b) and (c) where such conflict, termination, breach, default, impairment or violation would not have a Material Adverse Effect on any of Seller, the Assets or the Business. Neither Seller's entering into this Agreement or any of the Seller Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, shall result in the creation of any Encumbrance on any of the Assets or give rise to, or trigger the application of, any rights of any third party that would come into effect upon the consummation of the transactions contemplated hereby or thereby.

     5.6  Litigation. There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation of any nature pending or, to the Knowledge of Seller and its Subsidiaries, threatened against Seller or any of its Subsidiaries (or against any officer, director, employee or agent of Seller or any of its Subsidiaries in their capacity as such or relating to their employment, services or relationship with Seller or any of its Subsidiaries) before any Governmental Entity, arbitrator or mediator. There is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator pending or binding against Seller, any of its Subsidiaries or any of the Assets. To the Knowledge of Seller and its Subsidiaries, there is no reasonable basis for any person to assert a claim against Buyer, Seller or any of their respective Affiliates based upon: (a) Seller's entering into this Agreement or any of the Seller Ancillary Agreements or consummating the transactions contemplated hereby or thereby; (b) a claim of ownership or rights to ownership of any shares or other ownership interest in Seller (other than the claims inherent in ownership of the record holders of equity interests as set forth on Schedules 5.3(a)-2, 5.3(a)-3 and 5.3(b)-1 of the Seller Disclosure
         ----------------------------     --------
Letter) or any of the Assets; (c) any rights as a Seller Stockholder, including any option or preemptive rights or rights to notice or to vote; or (d) any rights under any agreement among Seller and the Seller Stockholders. Seller has not, nor does Seller intend to, initiate any action, suit, arbitration, mediation, proceeding, claim or investigation that might affect the Assets or the Business.

     5.7  Taxes. Each of Seller and its Subsidiaries has timely and properly
          -----
filed all Returns required to be filed by it, has paid all Taxes required to be paid by it, has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the periods subsequent to the periods covered by the most recent applicable Returns, has made all necessary estimated Tax payments, and has no Liability for Taxes in excess of the amount so paid or accruals or reserves so established. All such filed Returns are true, correct and complete, and Seller has provided Buyer with true and correct copies of all such Returns. Neither Seller nor any of its Subsidiaries is delinquent in the payment of any Tax or in the filing of any Return, and no deficiencies for any Tax have been threatened, claimed, proposed or assessed. Neither Seller nor any of its Subsidiaries has received any notification from the IRS or any other Taxing Authority regarding any material issues or audit that: (a) are currently pending before the IRS or any other Taxing Authority regarding Seller or any of its Subsidiaries; or (b) have been raised by the IRS or any other Taxing Authority and not yet finally resolved. No Return of Seller or any of its Subsidiaries is or has, within the last five years, been under audit by the IRS or any other Taxing Authority. There is not in effect any waiver by Seller or any of its Subsidiaries of any statute of limitations with respect to any Taxes. Neither Seller nor any of its Subsidiaries has consented to any extension of time for filing any Return that has not been filed, and neither Seller nor any of its Subsidiaries has consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Taxing Authority. Each of Seller and its Subsidiaries has withheld all Taxes required to be withheld and has paid such withheld amounts to the appropriate Taxing Authority within the time prescribed by all Applicable Legal Requirements.

     5.8  Seller Financial Statements. Seller has delivered to Buyer as Schedule
          ---------------------------                                   --------
5.8(a) of the Seller Disclosure Letter (i) Seller's audited balance sheet as of
------
December 31, 2000, (ii) Seller's audited income statement and statement of cash flows for the year ended December 31, 2000, (iii) Seller's unaudited balance sheet as of December 31, 2001, and (iv) Seller's unaudited income statement and statement of cash flows for the year ended December 31, 2001 (collectively, the "Seller Financial Statements"). The Seller Financial Statements: (a) are derived from and are in accordance with Seller's books and records; (b) fairly present Seller's financial condition at the dates therein indicated and results of operations for the periods therein specified; and (c) have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Seller has delivered to Buyer as Schedule 5.8(b) of the Seller Disclosure Letter a
                          --------------
detailed list of each Liability of Seller and its Subsidiaries in excess of $5,000 (the "Liabilities List") as of the date hereof, and neither Seller nor any of its Subsidiaries has any material Liability except for those shown on the Liabilities List. The Liabilities List contains a true, correct and complete listing of each Liability of Seller and its Subsidiaries in excess of $5,000, including the amount of each such Liability. Seller hereby agrees that, prior to the Closing, Seller shall deliver to Buyer an updated Liabilities List as of the Closing Date.

     5.9  Title to and Condition of Assets; Sufficiency of Assets.
          -------------------------------------------------------

          (a) Each of Seller and its Subsidiaries has good and marketable title to, or in the case of leased Assets, valid leasehold interests in, all of the Assets, free and clear of all Encumbrances. None of Seller's Subsidiaries conducts any business, owns or leases any of the assets used in connection with the Business or is a party to any contract, agreement, arrangement, commitment or undertaking listed on Schedule 2.2(h) of the Seller Disclosure Letter. All
                         ---------------
tangible personal property included in the Assets is in good operating condition and repair, normal wear and tear excepted, and all leases of real or personal property to which Seller or any of its Subsidiaries is a party are fully effective and afford Seller or such Subsidiary peaceful and undisturbed possession of the subject matter of the lease. Title to all of the Assets is freely transferable from Seller to Buyer free and clear of all Encumbrances without obtaining the consent or approval of any person, except that the consents set forth on Schedule 5.2(c) of the Seller Disclosure Letter are
                      ---------------
required for Seller and its Affiliates to assign the Assigned Agreements to Buyer.

          (b) The Assets constitute all of the assets, properties, rights and Intellectual Property Rights that are necessary to enable Buyer, following the Closing, to own, conduct, operate and continue the Business substantially as historically conducted and to sell and otherwise enjoy full rights to commercial exploitation of products and services that are provided in connection with the Business without: (i) the need for Buyer to acquire or license any other material asset, property or Intellectual Property Right; and (ii) the breach or violation of any contract or commitment. None of the Assets is licensed or leased from any third party, and no royalties, license fees or similar payments are due or payable (or may become due or payable) to any third party under any license, lease or other agreement of, to or affecting the Assets. None of the Assets is licensed to any third party.

     5.10 Absence of Certain Changes. Since December 31, 2001, each of Seller
          --------------------------
and its Subsidiaries has operated its business in the ordinary course consistent with past practice, and since such date there has not been with respect to Seller or any of its Subsidiaries any:

          (a) Material Adverse Change in the Assets or the Business;

          (b) incurrence, creation or assumption of (i) any Encumbrance on any of the Assets, (ii) any Liability for borrowed money, or (iii) any Liability as a guarantor or surety with respect to the obligations of others;

          (c) purchase, license, sale, assignment or other disposition or transfer, or agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of the Assets other than in the ordinary course of business consistent with past practice;

          (d) damage, destruction or loss of any Asset, whether or not covered by insurance;

          (e) declaration, setting aside or payment of any dividend on, or making of any other distribution in respect of, its capital stock;

          (f) change in the compensation payable or to become payable to any of its officers, directors or employees, or in any bonus, pension, severance, retention, insurance or other benefit payment or arrangement made to or with any of such officers, directors or employees, except changes in the ordinary course of business consistent with past practice;

          (g) amendment of, relinquishment or termination by it of any contract, agreement, arrangement, commitment or undertaking relating to the employment of any officer, employee, contractor or consultant of Seller or any of its Subsidiaries or any other type of contract, agreement, arrangement, commitment or undertaking with any officer, employee, contractor or consultant of Seller or any of its Subsidiaries;

          (h) amendment of, relinquishment, termination or nonrenewal by it of any Assigned Agreement or a right or obligation set forth in any Assigned Agreement;

          (i) written or, to the Knowledge of Seller and its Subsidiaries, oral indication or assertion by the other party thereto of any material problems with Seller's or any of its Subsidiaries' services or performance under any Assigned Agreement or such other party's desire to so amend, relinquish, terminate or not renew any Assigned Agreement (or a right or obligation set forth therein);

          (j) license, transfer or grant of a right under any Seller IP Rights (as defined in Section 5.13(a)); or

          (k) material change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by it or any material revaluation by it of any of the Assets.

     5.11 Contracts and Commitments/Licenses and Permits. Schedules 5.11(a)
          ----------------------------------------------  -----------------
through (n) of the Seller Disclosure Letter set forth a list of each of the
        ---
following written or oral executory contracts, agreements, arrangements, commitments and undertakings, including leases, licenses, permits, assignments, mortgages, transactions, obligations or other instruments, to which Seller or any of its Subsidiaries is a party or which relates to any of the Assets or the
Business:

          (a) any contract, agreement, arrangement, commitment or undertaking providing for payments (whether fixed, contingent or otherwise) by or to it in an aggregate amount of $10,000 or more;

          (b) any dealer, distributor, OEM (original equipment manufacturer), VAR (value added reseller), sales representative or similar contract, agreement, arrangement, commitment or undertaking under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for, any product, service or technology of it which is included in the Assets or which relates to the Business;

          (c) any contract, agreement, arrangement, commitment or undertaking providing for the development of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property for (or for the benefit or use of) it, or providing for the purchase or license of any software, content (including textual content and visual, photographic or graphics content), technology or intellectual property to (or for the benefit or use of) it, which software, content, technology or intellectual property is in any manner used or incorporated (or is presently contemplated by it to be used or incorporated) in connection with any aspect or element of any product, service or technology of it which is included in the Assets or which relates to the Business (other than software generally available to the public at a per copy license fee of less than $500 per copy);

          (d) any joint venture or partnership contract, agreement, arrangement, commitment or undertaking that involves or could involve a sharing of profits, expenses or losses with any other party;

          (e) any contract, agreement, arrangement, commitment or undertaking for or relating to the employment of any officer, employee, contractor or consultant of Seller or any of its Subsidiaries or any other type of contract, agreement, arrangement, commitment or undertaking with any officer, employee, contractor or consultant of Seller or any of its Subsidiaries, including any contract, agreement, arrangement, commitment or undertaking providing for any bonus or severance payment (including all Existing Severance Payments (as defined in Section 7.14(a))); or

          (f) any contract, agreement, arrangement, commitment or undertaking for the lease of real or personal property, except for any contract, agreement, arrangement, commitment or undertaking for the lease of real or personal property providing for annual payments by it in an aggregate amount of less than $25,000;

          (g) any contract, agreement, arrangement, commitment or undertaking that grants any exclusive rights to any party;

          (h) any contract, agreement, arrangement, commitment or undertaking that restricts it from engaging in any aspect of the Business, from participating or competing in any line of business or market, from freely setting prices for its products, services or technologies (including most favored customer pricing provisions), from engaging in any business in any market or geographic area, or from soliciting potential employees, consultants, contractors or other suppliers or customers;

          (i) any Seller IP Rights Agreement (as defined in Section 5.13(b));

          (j) any contract, agreement, arrangement, commitment or undertaking with any labor union;

          (k) any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other contract, agreement, arrangement, commitment or undertaking for the borrowing of money, for a line of credit or for a leasing transaction of a type required to be capitalized in accordance with Statement of Financial Accounting Standards No. 13 of the Financial Accounting Standards Board;

          (l) any Governmental Permit;

          (m) any contract, agreement, arrangement, commitment or undertaking obligating it to indemnify any person, except for any licenses of commercial off-the-shelf computer software under shrink-wrap agreements and standard form agreements attached as Schedule 5.11(m) of the Seller Disclosure Letter; and
                       ----------------

          (n) any other agreement not specified above which is material to the Assets or the Business.

     A true and complete copy of each contract, agreement, arrangement, commitment or undertaking (or, in the case of an oral contract, agreement, arrangement, commitment or undertaking, a written summary of all of the material terms thereof) required by these subsections (a) through (n) of this Section 5.11 to be listed on Schedule 5.11
                                                                 -------------
of the Seller Disclosure Letter (the "Seller Contracts") and each Governmental Permit required by subsection (l) of this Section 5.11 to be listed on Schedule
                                                                       --------
5.11 of the Seller Disclosure Letter has been delivered to Buyer's legal
----
counsel.

     5.12 No Default; No Restrictions.
          ---------------------------

          (a) Each Assigned Agreement, Seller Contract and Governmental Permit is in full force and effect. Seller and its Subsidiaries are not, nor to the Knowledge of Seller and its Subsidiaries is any other party, in material breach or default under any Assigned Agreement or Seller Contract. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or to the Knowledge of Seller and its Subsidiaries, would reasonably be expected to, (i) result in a material violation or breach of any of the provisions of any Assigned Agreement, or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Assigned Agreement, (B) the right to a rebate, chargeback, penalty or change in delivery schedule under any Assigned Agreement, (C) the right to accelerate the maturity or performance of any obligation of Seller or any of its Subsidiaries under any Assigned Agreement, or (D) the right to cancel, terminate or modify any Assigned Agreement. No violation, breach or default of any of the provisions of any Seller Contract that is not an Assigned Agreement shall result in any Liability to DoveBid, Buyer or any of their respective Subsidiaries. Neither Seller nor any of its Subsidiaries has received any written or, to the Knowledge of Seller and its Subsidiaries, oral notice or other communication regarding any actual or possible violation or breach of, or default under, any Assigned Agreement or Seller Contract. Neither Seller nor any of its Subsidiaries has any material Liability for renegotiation of any government contracts or subcontracts included in the Assigned Agreements or the Seller Contracts.

          (b) None of the Seller Contracts and none of the Assets is bound or affected by any judgment, injunction, order, decree, covenant, contract, agreement, arrangement, commitment or undertaking (noncompete or otherwise) that, restricts or prohibits, or purports to restrict or prohibit, Seller or any of its Subsidiaries or, following the Closing, DoveBid or any of its Subsidiaries, from freely engaging in the Business or includes any grants by Seller or any of its Subsidiaries of exclusive rights or licenses.

     5.13 Intellectual Property.
          ---------------------

          (a) Seller (i) owns or (ii) has the valid right or license to use, possess, develop, sell, license, copy, distribute, market, advertise and/or dispose of all Intellectual Property Rights used in the conduct of the Business as presently conducted (such Intellectual Property Rights being hereinafter collectively referred to as the "Seller IP Rights"). Such Seller IP Rights are sufficient for such conduct of the Business. As used herein, the term "Seller-Owned IP Rights" means Seller IP Rights that are owned or exclusively licensed to Seller; and "Seller-Licensed IP Rights" means Seller IP Rights that are not Seller-Owned IP Rights.

          (b) Neither the execution, delivery and performance of this Agreement and the Seller Ancillary Agreements, nor the consummation of the transactions contemplated by this

Agreement and/or the Seller Ancillary Agreements shall, in accordance with their terms: (i) constitute a material breach of or default under any contract, agreement, arrangement, commitment or undertaking governing any Seller IP Right to which Seller or any of its Subsidiaries is a party (collectively, the "Seller IP Rights Agreements"); (ii) cause the forfeiture or termination of, or give rise to a right of forfeiture or termination of, any Seller IP Right; or (iii) materially impair the right of Seller or any of its Subsidiaries, and following the Closing, DoveBid or any of its Subsidiaries, to use, possess, sell or license any Seller IP Right or portion thereof. Except as set forth on Schedule
                                                                       --------
5.13(b) of the Seller Disclosure Letter, there are no royalties, honoraria, fees
------
or other payments payable by Seller or any of its Subsidiaries to any third person (other than salaries payable to employees and independent contractors not contingent on or related to use of their work product) as a result of the ownership, use, possession, license-in, sale, marketing, advertising or disposition of any Seller IP Rights by Seller or any of its Subsidiaries to the extent necessary for the conduct of the Business, and none shall become payable as a result of the consummation of the transactions contemplated hereby.

          (c) Neither the use, development, manufacture, marketing, license, sale, furnishing or intended use of any product or service currently licensed, utilized, sold, provided or furnished by Seller or any of its Subsidiaries or currently under development by Seller or any of its Subsidiaries violates any license, contract, agreement, arrangement, commitment or undertaking between Seller or any of its Subsidiaries and any third party or infringes or misappropriates any Intellectual Property Right of any other party. There is no pending or, to the Knowledge of Seller and its Subsidiaries, threatened claim or litigation contesting the validity, ownership or right of Seller or any of its Subsidiaries to exercise any Seller IP Right, nor to the Knowledge of Seller and its Subsidiaries, is there any legitimate basis for any such claim, nor has Seller or any of its Subsidiaries received any notice asserting that any Seller IP Right or the proposed use, sale, license or disposition thereof conflicts or shall conflict with the rights of any other party, nor, to the Knowledge of Seller and its Subsidiaries, is there any legitimate basis for any such assertion.

          (d) No current or former employee, consultant or independent contractor of Seller or any of its Subsidiaries: (i) is in material violation of any term or covenant of any employment contract, patent disclosure agreement, invention assignment agreement, nondisclosure agreement, noncompetition agreement or any other contract, agreement, arrangement, commitment or undertaking with any other party by virtue of such employee's, consultant's or independent contractor's being employed by, or performing services for, Seller or using trade secrets or proprietary information of others without permission; or (ii) has developed any technology, software or other copyrightable, patentable or otherwise proprietary work for Seller or any of its Subsidiaries that is subject to any agreement under which such employee, consultant or independent contractor has assigned or otherwise granted to any third party any rights (including Intellectual Property Rights) in or to such technology, software or other copyrightable, patentable or otherwise proprietary work. Neither the employment of any employee by Seller or any of its Subsidiaries, nor the use by Seller or any of its Subsidiaries of the services of any consultant or independent contractor, subjects Seller or any of its Subsidiaries to any Liability to any third party for improperly soliciting such employee, consultant or independent contractor to work for Seller or any of its Subsidiaries, whether such Liability is based on contractual or other legal obligations to such third party.

          (e) Each of Seller and its Subsidiaries has taken all necessary and appropriate steps to protect, preserve and maintain the secrecy and confidentiality of the Seller IP Rights and to preserve and maintain all of the interests and proprietary rights of Seller and its Subsidiaries in the Seller IP Rights. All current and former officers, employees and consultants of Seller and its Subsidiaries having access to proprietary information of Seller or any of its Subsidiaries, their respective customers or business partners and inventions owned by Seller or any of its Subsidiaries have executed and delivered to Seller an agreement, in the form attached to Schedule 5.13(e) of the Seller Disclosure
                                      ---------------
Letter, regarding the protection of such proprietary information and the assignment of inventions to Seller (in the case of proprietary information of the customers and business partners of Seller and its Subsidiaries, to the extent required by such customers and business partners); and copies of all such agreements have been delivered to Buyer's legal counsel. Seller has secured valid written assignments from all of the current and former consultants, contractors and employees of Seller and its Subsidiaries who were involved in, or who contributed to, the creation or development of any Seller-Owned IP Rights, of the rights to such contributions that may be owned by such persons or that Seller or any of its Subsidiaries do not already own by operation of law. No current or former employee, officer, director, consultant or independent contractor of Seller or any of its Subsidiaries has any right, license, claim or interest whatsoever in or with respect to any Seller IP Rights.

          (f)  Schedule 5.13(f) of the Seller Disclosure Letter contains a true
               ----------------
and complete list of: (i) all registrations, made by or on behalf of Seller or any of its Subsidiaries with any governmental or quasi-governmental authority anywhere in the world, of any patents, copyrights, mask works, trademarks, service marks, or rights in Internet or World Wide Web domain names or URLs or addresses; and (ii) all applications for any such registrations. All registered patents, copyrights, trademarks, service marks, or rights in Internet or World Wide Web domain names or URLs or addresses held by Seller or any of its Subsidiaries are valid, enforceable and subsisting.

          (g) Seller owns all right, title and interest in and to all Seller-Owned IP Rights free and clear of all Encumbrances and licenses (other than licenses and rights listed on Schedule 5.13(h)(i) of the Seller Disclosure
                                   ------------------
Letter). The right, license and interest of Seller in and to all Seller-Licensed IP Rights are free and clear of all Encumbrances and licenses (other than licenses and rights listed on Schedule 5.13(h)(ii) of the Seller Disclosure
                              -------------------
Letter).

          (h)  Schedule 5.13(h) of the Seller Disclosure Letter contains a true
               ----------------
and complete list of: (i) all licenses, sublicenses and other contracts, agreements, arrangements, commitments and undertakings as to which Seller or a Subsidiary of Seller is a party and pursuant to which any person is authorized to use any Seller IP Rights; and (ii) all licenses, sublicenses and contracts, agreements, arrangements, commitments and undertakings as to which Seller or a Subsidiary of Seller is a party and pursuant to which Seller or a Subsidiary of Seller is authorized to use any third party Intellectual Property Rights.

          (i) Neither Seller or any of its Subsidiaries nor any other party acting on their behalf has disclosed or delivered to any party, or permitted the disclosure or delivery to any escrow agent or other party of, any Seller Source Code (as defined below). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or would reasonably be expected to, nor shall the consummation of the transactions contemplated hereby, result in the disclosure or delivery by Seller or any of its Subsidiaries or any other party acting on its behalf to any party (other than Buyer and DoveBid) of any Seller Source Code. Schedule 5.13(i)
                                                                ----------------
of the Seller Disclosure Letter identifies each contract, agreement, arrangement, commitment and undertaking (whether written or oral) pursuant to which Seller or any of its Subsidiaries has deposited, or is or may be required to deposit, with an escrow holder or any other party, any Seller Source Code and further describes whether the execution of this Agreement or the consummation of the transactions contemplated hereby, in and of themselves, would reasonably be expected to result in the release from escrow of any Seller Source Code. "Seller Source Code" means, collectively, any software source code, or any material portion or aspect of such source code, or any material proprietary information or algorithm contained in or relating to any such source code, of any Seller-Owned IP Rights or any other product or service marketed or currently proposed to be marketed by Seller or any of its Subsidiaries.

          (j) To the Knowledge of Seller and its Subsidiaries, there is no unauthorized use, disclosure, infringement or misappropriation of any Seller IP Rights by any third party, including any employee or former employee of Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries has agreed to indemnify any person for any infringement of any Intellectual Property Rights of any third party by any product or service that has been sold, licensed to third parties, leased to third parties, supplied, marketed, distributed or provided by Seller or any of its Subsidiaries.

          (k) All software developed by Seller or any of its Subsidiaries and licensed by Seller or any of its Subsidiaries to customers and all services provided by or through Seller or any of its Subsidiaries to customers on or before the Closing Date conform in all material respects (to the extent required in contracts, agreements, arrangements, commitments and undertakings with such customers) to applicable contractual commitments, express and implied warranties, product specifications and product documentation and to any representations provided to customers, and neither Seller nor any of its Subsidiaries has any material Liability (and, to the Knowledge of Seller and its Subsidiaries, there is no legitimate basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller or any of its Subsidiaries giving rise to any material Liability relating to the foregoing contracts, agreements, arrangements, commitments and undertakings) for replacement or repair thereof or other damages in connection therewith in excess of any reserves therefor reflected on the Seller Financial Statements. Seller has provided Buyer with all documentation and notes relating to the testing of Seller's and its Subsidiaries' software products and plans and specifications for software products currently under development by Seller or any of its Subsidiaries.

          (l) No government funding; facilities of a university, college, other educational institution or research center; or funding from third parties (other than funds received in consideration for Seller's capital stock) was used in the development of the computer software programs or applications owned by Seller or any of its Subsidiaries. No current or former employee, consultant or independent contractor of Seller or any of its Subsidiaries, who was involved in, or who contributed to, the creation or development of any Seller IP Rights, has performed services for the government, university, college, or other educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for Seller or any of its Subsidiaries.

          (m) No Public Software (as defined below) forms part of the Seller IP Rights or was or is used in connection with the development of any Seller IP Right, incorporated in whole or in part, or has been distributed, in whole or in part, in conjunction with any Seller IP Right. "Public Software" means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following: (i) GNU's General Public License
(GPL) or Lesser/Library GPL (LGPL); (ii) the Artistic License (e.g., PERL);
(iii) the Mozilla Public License; (iv) the Netscape Public License; (v) the Sun Community Source License (SCSL); (vi) the Sun Industry Standards License (SISL);
(vii) the BSD License; and (viii) the Apache License.

     5.14 Compliance with Laws. Each of Seller and its Subsidiaries has complied
          --------------------
with all Applicable Legal Requirements, except to the extent that the failure to so comply would not have a Material Adverse Effect on any of Seller, the Assets or the Business. Each of Seller and its Subsidiaries holds all material permits, licenses and approvals from, and has made all material filings with, Governmental Entities and quasi-Governmental Entities that are necessary for Seller and its Subsidiaries to conduct the Business without any violation of any Applicable Legal Requirement (collectively, "Governmental Permits"). Neither Seller nor any of its Subsidiaries has received any written notice or, to the Knowledge of Seller and its Subsidiaries, other communication from any Governmental Entity regarding (i) any actual or possible violation of any Applicable Legal Requirement, (ii) any actual or possible violation of any Governmental Permit, or (iii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

     5.15 Certain Transactions and Agreements. None of the officers and
          -----------------------------------
directors of Seller or any of its Subsidiaries and, to the Knowledge of Seller and its Subsidiaries, none of the employees or stockholders of Seller or any of its Subsidiaries or any member of the immediate families of such officers, directors, employees and stockholders has any direct or indirect ownership interest in any firm or corporation that competes with, does business with or has any contractual arrangement with the Business (except with respect to any interest in less than 1% of the stock of any corporation whose stock is publicly traded). None of said officers directors, employees, stockholders or family members has any interest in any of the Assets or any property that is used in or pertains to the Business.

     5.16 Employee Matters.
          ----------------

          (a)  General. Each of Seller and its Subsidiaries has correctly
               -------
classified its employees as exempt employees and nonexempt employees under the Fair Labor Standards Act. Neither Seller nor any of its Subsidiaries has any contract, agreement, arrangement, commitment or undertaking with employees or consultants currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions). All of the independent contractors of Seller and its

Subsidiaries have been properly classified as independent contractors for the purposes of all Applicable Legal Requirements. Each of the employees of Seller and its Subsidiaries is legally permitted to be employed by Seller or such Subsidiary in the jurisdiction in which such employee is employed.

          (b) Employee Plans. Schedule 5.16(b) of the Seller Disclosure Letter
              --------------  ----------------
contains a list of all employment and consulting agreements and Employee Plans. Seller has delivered true and complete copies or descriptions of all of the Employee Plans to Buyer's legal counsel. No Employee Plan is a "multiemployer plan" within the meaning of Section 3(37) or ERISA, and no Employee Plan is subject to Title IV of ERISA. Neither Seller nor any of its Affiliates has incurred any Liability under Title IV of ERISA arising in connection with the termination of any plan covered or previously covered by Title IV of ERISA that could become, after the Closing Date, an obligation of Buyer or any of its Affiliates. Each Employee Plan which is intended to be qualified under Section 401(a) of the Code is so qualified and has been so qualified during the period from its adoption to date, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. No employee of Seller or any of its Subsidiaries shall become entitled to any retirement, severance or similar benefit or enhanced benefit solely as a result of the transactions contemplated hereby. In addition, within the past five years, neither Seller nor any of its Subsidiaries has never been a participant in any "prohibited transaction," within the meaning of Section 406 of ERISA with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA) which it sponsors as employer or in which it participates as an employer, which was not otherwise exempt pursuant to Section 408 of ERISA (including any individual exemption granted under Section 408(a) of ERISA), or which could result in an excise tax under the Code.

          (c)  Immigration Law Compliance. None of the Selected Employees (as
               --------------------------
defined in Section 7.14(a)) holds any visa from the United States government, and neither Seller nor any of its Subsidiaries is sponsoring any of the Selected Employees with respect to any visa or other authorization. All of the Selected Employees were hired in compliance with all laws, statutes, regulations and requirements for the lawful hiring of employees who are not citizens of the United States of America.

          (d)  No Parachute Agreements. No benefit payable or that may become
               -----------------------
payable by Seller or any of its Subsidiaries pursuant to any Employee Plan or as a result of or arising under this Agreement shall constitute an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) that is subject to the imposition of an excise tax under Section 4999 of the Code or which would not be deductible by reason of Section 280G of the Code. Neither Seller nor any of its Affiliates is a party to any (i) agreement with any of its executive officers or other key employees (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Seller in the nature of any of the transactions contemplated hereby, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee regardless of the reason for such termination of employment, or (ii) agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which shall be materially increased, or the vesting of benefits of which shall be accelerated, by the occurrence of any of the transactions contemplated hereby or the value of any of the benefits of which shall be calculated on the basis of any of the transactions contemplated hereby. Neither Seller nor any of its Subsidiaries has any obligation to pay any amounts, or provide any benefits, to any former employees or officers.

     5.17 Seller Documents. Seller has made available to Buyer's legal counsel
          ----------------

for examination true and complete copies of all documents and information listed in the Seller Disclosure Letter or other exhibits called for by this Agreement, including the following: (a) records of all proceedings, consents, actions, and meetings of stockholders, directors and any committees thereof of Seller and its Subsidiaries; (b) journal reflecting all equity issuances and transfers relating to Seller and its Subsidiaries; and (c) all Governmental Permits, orders, and consents issued by any regulatory agency with respect to Seller and its Subsidiaries, or any securities of Seller and its Subsidiaries, and all applications for such Governmental Permits, orders, and consents.

     5.18 No Brokers. Neither Seller nor any of its Affiliates is or shall be
          ----------
obligated for the payment of fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement and/or any of the Seller Ancillary Agreements or in connection with any of the transactions contemplated hereby and thereby.

     5.19 Books and Records. The books, records and accounts of Seller and its
          -----------------
Subsidiaries (i) are in all material respects true, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years, (iii) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Seller and its Subsidiaries, and (iv) accurately and fairly reflect the basis for the Financial Statements.

     5.20 Insurance. Each of Seller and its Subsidiaries has maintained, at all
          ---------
times during the prior five years, and now maintains, policies of insurance and bonds of the type and in amounts reasonably and customarily carried by persons conducting businesses or owing assets similar in type and size to those of Seller or such Subsidiary, including all legally required workers' compensation insurance and errors and omissions, casualty, fire and general liability insurance. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds, and all such policies and bonds are in full force and effect. All premiums due and payable under all such policies and bonds have been timely paid, and Seller or such Subsidiary is otherwise in compliance with the terms of such policies and bonds. Neither Seller nor any of its Subsidiaries has any Knowledge of any threatened termination of, or material premium increase with respect to, any of such policies and bonds. All policies of insurance and bonds now held by Seller or any of its Subsidiaries are set forth on Schedule
                                                                     --------
5.20 of the Seller Disclosure Letter, together with the name of the insurer
----
under each policy or bond, the type of policy or bond, the policy or bond coverage amount, any applicable deductible and other applicable provisions, all as of the date hereof.

     5.21 No Fraudulent Transfer; Solvency.
          --------------------------------

          (a) Seller is not entering into this Agreement or any of the Seller Ancillary Agreements, or the transactions contemplated hereby and thereby, with the intent to defraud, delay or hinder any of its present or future creditors, and the transfers contemplated hereby and thereby shall not have such effect.

          (b) Each of Seller and its Subsidiaries is currently Solvent. After the Closing, (i) each of Seller and its Subsidiaries shall be Solvent and capable of paying its debts as they become due and (ii) neither Seller nor any of its Subsidiaries shall be in any business or shall enter into any business for which its remaining capital shall be unreasonably small. Neither Seller nor any of its Subsidiaries nor any of their respective assets or properties is subject to, or the subject of, any Insolvency Proceeding. Neither Seller nor any of its Subsidiaries has initiated, taken or attempted to initiate or take, or been the subject of, any Insolvency Action, and no assets or properties of Seller or any of its Subsidiaries are subject to any Insolvency Proceeding or Insolvency Action. No writ of attachment, execution or similar process has been ordered, executed or filed against Seller, any of its Subsidiaries or any of their respective assets or properties. Neither Seller nor any of its Subsidiaries has any intention to file a voluntary petition for relief under the United States Bankruptcy Code, as amended, or to seek relief on its debts under or the protection of any other bankruptcy or insolvency law or Insolvency Proceeding, and, to the Knowledge of Seller and its Subsidiaries, no creditor of Seller or any of its Subsidiaries has threatened to file an involuntary petition for relief under the United States Bankruptcy Code, as amended, or to institute any other Insolvency Proceedings against Seller or any of its Subsidiaries.

     5.22 Privacy. Neither Seller nor any of its Subsidiaries has collected any
          -------
personally identifiable information from any third parties. Each of Seller and its Subsidiaries has provided adequate notice of its privacy practices in its privacy policy. The privacy policies of each of Seller and its Subsidiaries are and have been available on Seller's Website since approximately June 1999. The privacy policies of each of Seller and its Subsidiaries conform, and at all times have conformed, in all material respects to all Applicable Legal Requirements relating to the collection, storage and transfer of any personally identifiable information collected by Seller, any of its Subsidiaries or third parties having authorized access to Seller's Website or other records and with all of the contractual commitments of Seller and its Subsidiaries to their respective customers and the viewers of Seller's Website. The privacy practices of each of Seller and its Subsidiaries conform, and at all times have conformed, in all material respects to their respective privacy policies.

     5.23 Customers. The Customer List Assets are accurate and complete in all
          ---------
material respects. Neither Seller nor any of its Subsidiaries has any outstanding material disputes concerning its products and services with any customer who, in the year ended December 31, 2001, was one of the ten largest sources of revenues for Seller, based on amounts paid (each, a "Significant Customer"), and neither Seller nor any of its Subsidiaries has any Knowledge of any material dissatisfaction on the part of any Significant Customer. Neither Seller nor any of its Subsidiaries has received any information from any Significant Customer that such customer shall not continue as a customer of Buyer after the Closing or that such customer intends to terminate or materially modify existing contracts, agreements, arrangements, commitments or undertakings with Seller or any of its Subsidiaries.

     5.24 Accounts Receivable. All of the Seller Receivables as of the date
          -------------------
hereof are set forth on Schedule 5.24 of the Seller Disclosure Letter (the
                        -------------
"Receivables List"). The Receivables List contains a true, correct and complete aging list of all of the Seller Receivables, including the amount of each such Seller Receivable. Seller hereby agrees that, prior to the Closing, Seller shall deliver to Buyer an updated Receivables List as of the Closing Date. All of the Seller Receivables represent sales actually made or services actually provided by Seller or a Subsidiary of Seller in the ordinary course of business consistent with past its practices, are current, valid and genuine, and are not subject to any discounts, right of offset or defense against payment of any amount thereof.

     5.25 Environmental Matters. Each of Seller and its Subsidiaries is in
          ---------------------
compliance with all applicable Environmental Laws (as defined below), which compliance includes the possession by each of Seller and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Neither Seller nor any of its Subsidiaries has received any written notice or other communication (in writing or otherwise), whether from a Governmental Entity, citizens-group, employee or otherwise, that alleges that Seller or a Subsidiary of Seller is not in compliance with any Environmental Law, and, to the Knowledge of Seller and its Subsidiaries, there are no circumstances that may prevent or interfere with the compliance by Seller or any of its Subsidiaries with any current Environmental Law in the future. For purposes of this Section 5.25: (i) "Environmental Law" means any foreign, federal, state or local statute, law, regulation or other legal requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any statute, law, regulation or other legal requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law.

     5.26 Investment Representations.
          --------------------------

          (a)  Purchase for Own Account. The Total Shares issuable as the
               ------------------------
Purchase Price (collectively, the "Purchased Shares"), to be purchased by Seller hereunder shall be acquired for investment for Seller's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and Seller has no intention of selling, granting any participation in, or otherwise presently distributing the same in violation of the Securities Act or any applicable federal or state securities law and the rules and regulations thereunder.

          (b)  Disclosure of Information. At no time was Seller presented with
               -------------------------
or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the

Purchased Shares. Seller has received or has had full access to all of the information it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares to be purchased by Seller under this Agreement. Seller further has had an opportunity to ask questions and receive answers from Buyer and DoveBid regarding the terms and conditions of the offering of the Purchased Shares and to obtain additional information (to the extent Buyer or DoveBid possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Seller or to which Seller had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by Buyer in Article 6.

          (c)  Investment Experience. Seller understands that the purchase of
               ---------------------
the Purchased Shares involves substantial risk. Seller acknowledges that Seller is able to fend for itself, Seller can bear the economic risk of Seller's investment in the Purchased Shares and Seller's Board of Directors has such knowledge and experience in financial or business matters that Seller is capable of evaluating the merits and risks of this investment in the Purchased Shares and protecting its own interests in connection with this investment.

          (d)  Accredited Investor Status. Seller is an "accredited investor"
               --------------------------
within the meaning of Regulation D promulgated under the Securities Act. Seller is a corporation, not formed for the purpose of acquiring the Purchased Shares, with total assets in excess of $5,000,000.

          (e)  Restricted Securities. Seller understands that the Purchased
               ---------------------
Shares and the Conversion Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired in a transaction not involving a public offering and that under the Securities Act such securities may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Seller represents that Seller is familiar with Rule 144 of the Securities and Exchange Commission, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Seller understands that DoveBid is under no obligation to register any of the Purchased Shares or the Conversion Shares except as provided in the Rights Agreement. Seller understands that no public market now exists for any of the Purchased Shares or the Conversion Shares and that it is uncertain whether a public market shall ever exist for the Purchased Shares or the Conversion Shares, and Seller acknowledges that no representations or warranties to the contrary have been made to Seller.

          (f)  Further Limitations on Disposition. Without in any way limiting
               ----------------------------------
the representations set forth above, Seller further agrees not to make any disposition of all or any portion of the Purchased Shares or the Conversion Shares unless and until:

               (i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

               (ii) Seller shall have notified DoveBid of the proposed disposition and shall have furnished DoveBid with a statement of the circumstances surrounding the proposed disposition, and, at the expense of Seller or its transferee, with an opinion of legal counsel, satisfactory to DoveBid acting reasonably, that such disposition shall not require registration of such securities under the Securities Act.

Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of legal counsel shall be required, unless required by DoveBid's transfer agent in accordance with its customary policies and procedures, (a) for any transfer of any portion of the Purchased Shares or the Conversion Shares in compliance with Securities and Exchange Commission Rule 144, Rule 144A and Rule 145, (b) for any transfer, upon the Dissolution, of any portion of the Purchased Shares or the Conversion Shares by Seller to the Seller Stockholders without payment of consideration by the Seller Stockholders, (c) for any transfer of any portion of the Purchased Shares or the Conversion Shares by Seller to any Seller Stockholder listed on Exhibit B-1, or (d) for any
                                              -----------
transfer of any portion of the Purchased Shares or the Conversion Shares by any Seller Stockholder listed on Exhibit B-1 to another Seller Stockholder listed on
                             -----------
Exhibit B-1; provided, that in each of the foregoing cases the transferee agree
-----------  --------
in writing to be subject to the terms of this Section 5.26 (other than the second sentence of Section 5.26(d)) and the Stockholders' Agreement to the same extent as if the transferee were Seller hereunder; provided, further, that if
                                                   --------  -------
Seller shall have delivered to DoveBid an executed representation letter reasonably acceptable to DoveBid with respect to the proposed disposition, then DoveBid or its counsel shall deliver to DoveBid's transfer agent the opinion of legal counsel referenced in this sentence. Notwithstanding anything in this Agreement to the contrary, Seller further agrees not to make any disposition of any Purchased Shares or Conversion Shares unless and until such shares have been released by DoveBid in accordance with the provisions of Articles 3 and 10.

          (g)  Legends. It is understood that the certificates evidencing the
               -------
Purchased Shares and the Conversion Shares shall bear the legends set forth below in addition to any other legends required by applicable law or by any agreement between Buyer or DoveBid, on the one hand, and Seller, on the other hand:

               (i) The legend regarding the Securities Act in the following form:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

               (ii) Any legend required by the laws of the State of California, including, where applicable, any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code or any other state securities laws, including, where applicable, a legend substantially in the following form:

     THE SHARES EVIDENCED BY THIS CERTIFICATE: (1) ARE CONVERTIBLE INTO SHARES OF COMMON STOCK OF THE COMPANY AT THE OPTION OF THE HOLDER AT ANY TIME PRIOR TO AUTOMATIC CONVERSION THEREOF; AND (2) AUTOMATICALLY CONVERT INTO COMMON STOCK OF THE COMPANY IN THE EVENT OF A PUBLIC OFFERING MEETING CERTAIN REQUIREMENTS OR UPON CERTAIN CONSENTS OF THE HOLDERS OF THE COMPANY'S PREFERRED STOCK ALL PURSUANT TO AND UPON THE TERMS AND CONDITIONS SPECIFIED IN THE COMPANY'S CERTIFICATE OF INCORPORATION. A COPY OF SUCH CERTIFICATE OF INCORPORATION MAY BE OBTAINED, WITHOUT CHARGE, AT THE COMPANY'S PRINCIPAL OFFICE.

     The first legend set forth in paragraph (i) above shall be removed by DoveBid from any certificate evidencing Purchased Shares or Conversion Shares upon such security's effective registration under the Securities Act or upon delivery to DoveBid of an opinion by legal counsel, reasonably satisfactory to DoveBid, if such an opinion is required pursuant to Section 5.26(f), that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which DoveBid issued the Purchased Shares; provided, that if Seller shall have delivered to DoveBid an
                  --------
executed representation letter reasonably acceptable to DoveBid with respect to the proposed transfer, then DoveBid or its counsel shall deliver an opinion to DoveBid's transfer agent that the proposed transfer can be effected without such a registration statement being in effect and that such transfer shall not jeopardize the exemption or exemptions from registration pursuant to which DoveBid issued the Purchased Shares.

               (iii) The legend required by the Stockholders' Agreement in the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS' AGREEMENT, WHICH CONTAINS RESTRICTIONS ON TRANSFER, RIGHTS OF FIRST REFUSAL, RIGHTS OF REPURCHASE, AND VOTING RIGHTS. A COPY OF SAID STOCKHOLDERS' AGREEMENT MAY BE OBTAINED FROM THE COMPANY BY THE HOLDER OF SUCH CERTIFICATE.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE HOLDER SOLELY FOR ITS OWN ACCOUNT FOR THE PURPOSE OF INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE ACT OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE ACT OR AN EXEMPTION THEREFROM.

     5.27 No Other Negotiations. Since December 12, 2001, neither Seller nor any
          ---------------------
of its officers, directors, stockholders, employees, Affiliates, attorneys, financial advisors or other agents or representatives has, directly or indirectly, solicited, initiated, sought, entertained, encouraged, facilitated or supported any inquiry, proposal or offer from, furnished any information to, or participated in any discussions or negotiations with, any person (other than Buyer or DoveBid) regarding (i) any acquisition of Seller or any of its Subsidiaries, (ii) any merger or consolidation with or involving Seller or any of its Subsidiaries, or (iii) any sale or acquisition of any material portion of the stock or assets of Seller or any of its Subsidiaries, including the Assets (each, an "Acquisition Transaction"). Neither Seller nor any of its Subsidiaries is a party to any agreement (other than with Buyer or DoveBid) that restricts Seller's or such Subsidiary's ability to solicit, initiate, seek, entertain, encourage, facilitate or support any inquiry, proposal or offer from, furnish any information to, or participate in any discussions or negotiations with, any person regarding any Acquisition Transaction.

     5.28 Seller Stockholder Information. None of the information to be
          ------------------------------
delivered to Seller's stockholders in connection with this Agreement (other than information regarding DoveBid which was delivered by DoveBid or Buyer to Seller in connection with this Agreement) contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.   REPRESENTATIONS AND WARRANTIES OF DOVEBID.
     -----------------------------------------

     DoveBid represents and warrants to Seller that, except as set forth in the letter from DoveBid addressed to Seller and dated as of the date hereof, whether or not the representation, warranty or statement contained in this Article 6 explicitly calls for an exception, which letter has been delivered by DoveBid to Seller concurrently with the parties' execution of this Agreement (the "DoveBid Disclosure Letter"), each of the representations, warranties and statements contained in this Article 6 is true and correct as of the date hereof and, except for the representations, warranties and statements contained in Sections 6.3(a)(ii) and 6.3(b), shall be true and correct on and as of the Closing Date. For all purposes of this Agreement, the statements contained in the DoveBid Disclosure Letter shall also be deemed to be representations and warranties made and given by DoveBid under this Article 6.

     6.1  Organization and Good Standing. Each of Buyer and DoveBid is a
          ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Buyer and DoveBid has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as presently proposed to be conducted, and is qualified to conduct business, and is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on DoveBid. Buyer has delivered to Seller's legal counsel copies of the Certificate of Incorporation and Bylaws, each as currently in effect, of each of Buyer and DoveBid. Neither Buyer nor DoveBid is in violation of its Certificate of Incorporation or Bylaws, each as currently in effect.

     6.2  Power, Authority and Validity.
          -----------------------------

          (a)  Power and Authority; Due Authorization. Each of Buyer and DoveBid
               --------------------------------------
has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement and each of the other agreements, certificates and documents that it is to execute and deliver pursuant to this Agreement (the "Buyer Ancillary Agreements"). The execution, delivery and performance by Buyer and DoveBid of this Agreement and each of the Buyer Ancillary Agreements to which it is a party have been duly and validly approved and authorized by all necessary corporate action on the part of Buyer and DoveBid.

          (b)  Consents. No consent, approval, permit, order or authorization
               --------
from, or registration, declaration or filing with, any Governmental Entity or any other person, governmental or otherwise, is necessary or required to be obtained or made by Buyer or DoveBid to enable each of Buyer and DoveBid to lawfully enter into and perform its obligations under this Agreement and each of the Buyer Ancillary Agreements to which it is a party, except for (i) the filing by DoveBid of the Restated Certificate with the Delaware Secretary of State,
(ii) the approvals set forth in Section 7.6(b), and (iii) such filings as may be required to comply with federal and state securities laws and the securities laws of any foreign country.

          (c)  Enforceability. This Agreement has been duly executed and
               --------------
delivered by Buyer and DoveBid. This Agreement and each of the Buyer Ancillary Agreements to which it is a party are, or when duly executed and delivered by Buyer and/or DoveBid, as applicable, shall be, valid and binding obligations of Buyer and/or DoveBid, as applicable, enforceable against Buyer and/or DoveBid, as applicable, in accordance with their respective terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally, (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies, and (iii) the enforceability of provisions requiring indemnification in connection with the offering, issuance or sale of securities.

     6.3  Capitalization.
          --------------

          (a)  Authorized and Outstanding Capital Stock of Buyer and DoveBid.
               -------------------------------------------------------------

               (i) The authorized capital stock of Buyer consists entirely of 1,000 shares of Common Stock, par value $0.001 per share ("Buyer Common Stock"), of which a total of 1,000 shares are issued and outstanding. Except as set forth in the preceding sentence, no shares of Buyer Common Stock are issued or outstanding as of the date hereof, and no such shares shall be issued or outstanding as of the Closing Date.

               (ii) The authorized capital stock of DoveBid consists entirely of: (i) 59,650,936 shares of DoveBid Common Stock, of which a total of 11,078,392 shares are issued and outstanding; and (ii) 35,349,064 shares of DoveBid Preferred Stock, of which (A) 4,400,000 shares are DoveBid Series A Preferred Stock, of which a total of 4,160,156 shares are issued and outstanding and each of which is currently convertible into one share of DoveBid Common Stock, (B) 6,000,000 shares of DoveBid Series B Preferred Stock, of which a total of 5,605,811 shares are issued and outstanding and each of which is currently convertible into one share of DoveBid Common Stock, (C) 22,500,000 shares of DoveBid Series C Preferred Stock, of which a total of 19,507,356 shares are issued and outstanding and each of which is currently convertible into one share of DoveBid Common Stock, (D) 749,064 shares of DoveBid Series D-1 Preferred Stock, all of which are issued and outstanding and each of which is currently convertible into one share of DoveBid Common Stock, and (E) 1,500,000 shares of DoveBid Series DD Preferred Stock, of which a total of 1,406,482 shares are issued and outstanding and each of which is currently convertible into one share of DoveBid Common Stock, and Schedule 6.3 of the DoveBid Disclosure Letter sets forth the record
           ------------
holder each such share of DoveBid Capital Stock. Except as set forth in the preceding sentence and on Schedule 6.3 of the DoveBid Disclosure Letter, no
                          ------------
shares of DoveBid Common Stock or DoveBid Preferred Stock are issued or outstanding. Subject to necessary approval of the holders of DoveBid Capital Stock, upon the filing of the Restated Certificate with the Delaware Secretary of State, the authorized capital stock of DoveBid shall be as set forth in the Restated Certificate.

          (b)  Options, Warrants and Rights of DoveBid. DoveBid has reserved an
               ---------------------------------------
aggregate of 4,166,666 shares of DoveBid Common Stock for issuance pursuant to DoveBid's 1999 Stock Option Plan, of which options to purchase a total of 2,385,350 shares of DoveBid Common Stock are outstanding, and an aggregate of 16,464 shares of DoveBid Common Stock are reserved for issuance pursuant to outstanding options outside of the 1999 Stock Option Plan. An aggregate of 468,333 shares of DoveBid Series C Preferred Stock are reserved for issuance upon exercise of warrants outstanding to purchase such DoveBid Capital Stock. In addition, there are outstanding as of the date hereof Convertible Subordinated Promissory Notes (each, a "Convertible Note") in the aggregate original principal amount set forth on Schedule 6.3 of the DoveBid Disclosure Letter;
                              ------------
provided, however, that the amounts set forth on Schedule 6.3 of the DoveBid
--------  -------                                ------------
Disclosure Letter are based on the assumptions set forth in the provisos of
Section 1.70, except that for purposes of determining the number of shares of DoveBid Common Stock issuable upon the full exercise and exchange into shares of DoveBid Common Stock of all then outstanding Convertible Notes payable in Dutch Guilders, the outstanding principal and accrued interest on such Convertible Notes were converted into US dollars at the noon buying rate of the Federal Reserve Bank of New York for the Euro on February 14, 2002, applying the standard conversion rate of 2.20371 Dutch Guilders per Euro. Except as set forth in this Section 6.3 and on Schedule 6.3 of the DoveBid Disclosure Letter, there
                           ------------
are no stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of DoveBid Capital Stock or any securities or debt convertible into or exchangeable for DoveBid Capital Stock or obligating DoveBid to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or agreement. Except for DoveBid's Certificate of Incorporation, as currently in effect, the Existing Rights Agreement and the Existing Stockholders' Agreement and as set forth on Schedule 6.3 of the DoveBid Disclosure Letter, there are no
                    ------------
voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions (other than normal restrictions on transfer under applicable federal and state securities laws) applicable to any outstanding securities of DoveBid.

     6.4  Subsidiaries.
          ------------

          (a) Buyer does not have any Subsidiaries or any equity or other ownership interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Buyer is not obligated to make and is not bound by any agreement or obligation to make any investment in or capital contribution in or on behalf of any other entity.

          (b)  Except as set forth on Schedule 6.4(b) of the DoveBid Disclosure
                                      --------------
Letter, DoveBid does not have any Subsidiaries or any equity or other ownership interest, direct or indirect, in any corporation, partnership, joint venture or other business entity. Each such Subsidiary of DoveBid is duly organized, validly existing and in good standing (or appropriately recognized as legally in existence and active under the laws of its jurisdiction) under the laws of the jurisdiction of its incorporation or organization and has the requisite power and authority to conduct its business as it is presently being conducted, except to the extent that the failure thereof would not have a Material Adverse Effect on DoveBid.

     6.5  No Conflict. Subject to compliance with the terms and conditions of
          -----------
this Agreement, neither the execution and delivery of this Agreement or any of the Buyer Ancillary Agreements by Buyer and DoveBid, nor the consummation of the transactions contemplated hereby or thereby, shall conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, default, impairment or violation of, or give rise to, or trigger the application of, any rights of any third party under: (a) any provision of the Certificate of Incorporation or Bylaws of Buyer or DoveBid, each as currently in effect; (b) any foreign, federal, state or local judgment, injunction, writ, decree, determination, award, order, law, statute, rule or regulation applicable to Buyer or DoveBid; or (c) any material note, bond, mortgage, indenture, lease, license, permit, franchise, instrument, contract, agreement, arrangement, commitment, undertaking, understanding, letter of intent or memorandum of understanding (whether oral or in writing) to which Buyer or DoveBid is a party or by which Buyer or DoveBid is bound, except in the cases of clauses (b) and
(c) where such conflict, termination, breach, default, impairment, violation or rights of any third party would not have a Material Adverse Effect on DoveBid.

     6.6  Litigation. There is no action, suit, arbitration, mediation,
          ----------
proceeding, claim or investigation of any nature pending or, to DoveBid's Knowledge, threatened against DoveBid or any of its Subsidiaries (or against any officer, director, employee or agent of DoveBid or any of its Subsidiaries in their capacity as such or relating to their employment, services or relationship with DoveBid or any of its Subsidiaries) before any Governmental Entity, arbitrator or mediator that, if resolved adversely to DoveBid or such Subsidiary, might reasonably be expected to: (a) have a Material Adverse Effect on DoveBid; (b) materially impair the ability of Buyer or DoveBid to perform its obligations under this Agreement or any of the Buyer Ancillary Agreements; or
(c) prevent, delay or make illegal the consummation of the transactions contemplated by this Agreement. Neither DoveBid nor any of its Subsidiaries is a party, nor to DoveBid's Knowledge, subject to any material judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator. To DoveBid's Knowledge, there is no reasonable basis for any person to assert a material claim against Buyer or Seller based upon: (a) Buyer's and DoveBid's entering into this Agreement or any of the Buyer Ancillary Agreements or consummating the transactions contemplated hereby or thereby; (b) any rights as a stockholder of DoveBid, including any option or preemptive rights or rights to notice or to vote; or (c) in connection with Buyer's and DoveBid's entering into this Agreement or any of the Buyer Ancillary Agreements or consummating the transactions contemplated hereby or thereby, any rights under any agreement among DoveBid and its stockholders.

     6.7  Taxes. Except as set forth on Schedule 6.7 of the DoveBid Disclosure
          -----                         ------------
Letter or as would not have a Material Adverse Effect on DoveBid:

          (a) each of Buyer and DoveBid has timely and properly filed all Returns required to be filed by it, has paid all Taxes required to be paid by it, and has established an adequate accrual or reserve for the payment of all Taxes payable in respect of the periods subsequent to the periods covered by its most recent applicable Returns;

          (b)  all such filed Returns are true, correct and complete;

          (c) neither Buyer nor DoveBid is delinquent in the payment of any Tax or in the filing of any Return, and no deficiencies for any Tax have been threatened, claimed, proposed or assessed;

          (d) neither Buyer nor DoveBid has received any notification from the IRS or any other Taxing Authority regarding any material issues or audit that:
(a) are currently pending before the IRS or any other Taxing Authority regarding Buyer or DoveBid; or (b) have been raised by the IRS or any other Taxing Authority and not yet finally resolved regarding Buyer or DoveBid;

          (e) there is not in effect any waiver by Buyer or DoveBid of any statute of limitations with respect to any Taxes;

          (f) neither Buyer nor DoveBid has consented to any extension of time for filing any Return that has not been filed, and neither Buyer nor DoveBid has consented to extend to a date later than the date hereof the period in which any Tax may be assessed or collected by any Taxing Authority; and

          (g) each of Buyer and DoveBid has withheld all Taxes required to be withheld by it, and has paid such withheld amounts to the appropriate Taxing Authority within the time prescribed by all Applicable Legal Requirements.

     6.8  DoveBid Financial Statements. Buyer has delivered to Seller (i)
          ----------------------------
DoveBid's unaudited consolidated balance sheet as of December 31, 2001 and (ii) DoveBid's unaudited consolidated income statement and statement of cash flows for the year ended December 31, 2001 (collectively, the "DoveBid Financial Statements"). The DoveBid Financial Statements: (a) are derived from and are in accordance with DoveBid's and its Subsidiaries' books and records; (b) fairly present DoveBid's and its Subsidiaries' financial condition at the dates therein indicated and results of operations for the periods therein specified; and (c) have been prepared in accordance with GAAP, applied on a basis consistent with prior periods. Neither DoveBid nor any of its Subsidiaries has any material Liability that is not reflected or reserved against in the

DoveBid Financial Statements, except for those that may have been incurred after December 31, 2001 in the ordinary course of DoveBid's and its Subsidiaries' businesses, taken as a whole, and those arising in connection with this Agreement and the transactions contemplated hereby.

     6.9  Title to Assets. DoveBid and its Subsidiaries each have good and
          ---------------
marketable title to, or in the case of leased assets, valid leasehold interests in, all of its tangible assets, real, personal and mixed, used or held for use in their businesses or otherwise reflected on the DoveBid Financial Statements, except where any such failure would not have a Material Adverse Effect on DoveBid. All such assets owned by DoveBid and its Subsidiaries are free of any Encumbrances, except for any Encumbrances (i) which would not have a Material Adverse Effect on DoveBid, (ii) which arise in the ordinary course of business and do not materially impair the ownership or use of such assets by DoveBid or its Subsidiaries, as applicable, and (iii) granted to third parties on assets acquired by DoveBid or such Subsidiary (a) for resale in the ordinary course of business or (b) pursuant to a lease or purchase money financing for use in the ordinary course of business, provided that in each case such liens do not relate to any assets of DoveBid or such Subsidiary other than the assets so acquired. Except as would not have a Material Adverse Effect on DoveBid, (i) all owned tangible personal property included in such assets is in good operating condition and repair, normal wear and tear excepted, and (ii) all leases of real or personal property to which DoveBid or any of its Subsidiaries is a party are fully effective and afford DoveBid or such Subsidiary peaceful and undisturbed possession of the subject matter of the lease.

     6.10 Contracts and Commitments. Neither DoveBid nor any of its Subsidiaries
          -------------------------
is in default under any material contract, agreement, arrangement, commitment or undertaking to which it is a party, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) shall, or to DoveBid's Knowledge, would reasonably be expected to, result in a violation or breach of any such material contract, agreement, arrangement, commitment or undertaking, except, in each case, where such violation or breach would not have a Material Adverse Effect on DoveBid.

     6.11 Intellectual Property. Except, in each case, as would not have a
          ---------------------
Material Adverse Effect on DoveBid:

          (a) DoveBid and its Subsidiaries own, or have valid licenses in or to, the Intellectual Property Rights used in or required for the conduct of the business of DoveBid and its Subsidiaries as presently conducted (collectively, the "DoveBid IP Rights").

          (b) DoveBid has not received written notice from any third person asserting that, and DoveBid and Buyer have no Knowledge that, the operation of the business of DoveBid and its Subsidiaries as presently conducted or any act, product or service of any of them, infringes or misappropriates the Intellectual Property Rights of any third person, which allegation, if true, would have a Material Adverse Effect on DoveBid. There is no pending or, to the Knowledge of DoveBid and Buyer, threatened claim or litigation contesting the validity, ownership or right of DoveBid or any of its Subsidiaries to exercise any DoveBid IP Right, nor to the Knowledge of DoveBid and Buyer, is there any legitimate basis for any such claim, nor has DoveBid or Buyer received any notice asserting that any DoveBid IP Right or the proposed use, sale, license or disposition thereof conflicts or shall conflict with the rights of any other party, nor, to the Knowledge of DoveBid and Buyer, is there any legitimate basis for any such assertion.

          (c) To DoveBid's Knowledge, no person is infringing or misappropriating any of the DoveBid IP Rights.

          (d) DoveBid and its Subsidiaries have taken reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the DoveBid IP Rights and to preserve and maintain all of their interests and proprietary rights in the DoveBid IP Rights.

     6.12 Compliance with Laws. DoveBid and its Subsidiaries have complied with
          --------------------
all Applicable Legal Requirements, except to the extent that the failure to so comply would not have a Material Adverse Effect on DoveBid's business. Neither DoveBid nor any of its Subsidiaries has received any notice or other communication from any Governmental Entity regarding (i) any actual or possible violation of any Applicable Legal Requirement, (ii) any actual or possible violation of any material permit, license or approval from, or material filing with, any Governmental Entity and quasi-Governmental Entity that is necessary for DoveBid and its Subsidiaries to conduct their business without any violation of any Applicable Legal Requirement, or (iii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any such material permit, license, approval or filing.

     6.13 No Brokers. Neither Buyer nor any of its Affiliates is or shall be
          ----------
obligated for the payment of fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement and/or any of the Buyer Ancillary Agreements or in connection with any of the transactions contemplated hereby and thereby.

     6.14 Insurance. DoveBid maintains insurance which provides coverage that is
          ---------
sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material properties that might be damaged or destroyed by fire or to compensate DoveBid for any reasonably likely casualty loss except where the failure to maintain such insurance would not, in the event of an uninsured loss, have a Material Adverse Effect on DoveBid.

     6.15 Valid Issuance of Stock. The Purchased Shares, when paid for and then
          -----------------------
issued, as provided in this Agreement, shall be duly authorized and validly issued, fully paid and nonassessable. The Conversion Shares have been duly and validly reserved for issuance upon conversion thereof and, when issued upon such conversion in accordance with the Restated Certificate (assuming no change in the Restated Certificate or in any Applicable Legal Requirements), shall be duly authorized and validly issued, fully paid and nonassessable.

     6.16 Seller Stockholder Information. None of the information regarding
          -------------------------------
DoveBid which was delivered by DoveBid or Buyer to Seller in connection with this Agreement and is to be delivered to Seller's stockholders in connection with this Agreement contains an untrue statement of a material fact or fails to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.   COVENANTS.
     ---------

     7.1  Advice of Changes. Seller covenants and agrees that, between the date
          -----------------
hereof and the Closing, it shall promptly advise Buyer in writing of any Material Adverse Change in the Assets or the Business. Each of Seller, on the one hand, and Buyer and DoveBid, on the other hand, shall give prompt notice to the other of: (i) any event occurring after the date hereof that would render any representation or warranty of such party contained in this Agreement or any of the Seller Ancillary Agreements or Buyer Ancillary Agreements, as the case may be, if made on or as of the date of such event or the Closing, untrue or inaccurate; (ii) any breach of any covenant or obligation of such party pursuant to this Agreement or any of the Seller Ancillary Agreements or Buyer Ancillary Agreements, as the case may be; (iii) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, any of the Seller Ancillary Agreements or any of the Buyer Ancillary Agreements; (iv) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, any of the Seller Ancillary Agreements or any of the Buyer Ancillary Agreements; and (v) any litigation relating to, involving or otherwise relating to the consummation of the transactions contemplated by this Agreement, any of the Seller Ancillary Agreements or any of the Buyer Ancillary Agreements.

     7.2  Conduct of Seller's Business. Seller covenants and agrees that,
          ----------------------------
between the date hereof and the Closing, Seller shall continue to conduct the Business and maintain its business relationships in the ordinary course of business consistent with past practice, and neither Seller nor any of its Subsidiaries shall, without Buyer's prior written consent:

          (a) take any action that would be inconsistent with, or cause a breach of, any representation or warranty of Seller set forth in this Agreement or any of the Seller Ancillary Agreements;

          (b) sell, transfer, assign, convey, lease, license, encumber, move, relocate or otherwise dispose of any of the Assets;

          (c) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person;

          (d) enter into any material transaction or agreement or take any other action not in the ordinary course of business consistent with past practice;

          (e) pay any bonus, increased salary, severance or special remuneration to any officer, director, employee or consultant (except pursuant to arrangements disclosed in Schedule 5.11(e) of the Seller Disclosure Letter)
                             ----------------
or amend or enter into any employment agreement, consulting agreement or severance agreement with any such officer, director, employee or consultant;

          (f) change any of its accounting methods or policies or revalue, write off or write up the value of any inventory, accounts receivable or other assets;

          (g) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock or other securities, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or contractors in connection with the termination of their services at the original purchase price of such stock or other securities), pay or distribute any cash or property to any of its stockholders or security holders or make any other cash payment to any of its stockholders or security holders;

          (h) amend or terminate any contract, agreement, arrangement, commitment or undertaking, including any license, to which it is a party;

          (i) enter into any contract, agreement, arrangement, commitment or undertaking with a customer on terms inconsistent with any current contract, agreement, arrangement, commitment or undertaking with a current customer entered into in the ordinary course of business consistent with past practice;

          (j)  waive or release any material right or claim;

          (k) license any of its technology or Intellectual Property Rights, or acquire any Intellectual Property Rights or any license thereto from any third party, other than in the ordinary course of business consistent with past practice;

          (l)  materially change any insurance coverage;

          (m) agree to any audit assessment by any Taxing Authority, make any Tax election or file any Return unless copies of such Returns have first been delivered to Buyer for its review at a reasonable time prior to filing;

          (n) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date hereof, subject only to ordinary wear and tear;

          (o) terminate the employment of any management, supervisory or other key personnel, or terminate the employment of a material number of its employees;

          (p) make or agree to make any new capital expenditure or expenditures which are outside the ordinary course of business or inconsistent with past practice; or

          (q) agree to do any of the things described in the preceding clauses 7.2(a) through 7.2(p).

     7.3  Conduct of DoveBid's Business. DoveBid and Buyer covenant and agree
          -----------------------------
that, between the date hereof and the Closing, neither DoveBid nor Buyer shall, without Seller's prior written consent:

          (a) take any action that would be inconsistent with, or cause a breach of, any representation or warranty of DoveBid or Buyer set forth in this Agreement or any of the Buyer

Ancillary Agreements; provided, however, that DoveBid may enter into or
                      --------  -------
consummate any business acquisition, whether by merger, consolidation, purchase of assets, sale or exchange of stock or otherwise, or issue or grant any shares of DoveBid Capital Stock, any Convertible Securities or any Rights; or

          (b) declare, set aside or pay any cash or stock dividend or other distribution in respect of its capital stock or other securities, redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or contractors in connection with the termination of their services at the original purchase price of such stock or other securities), pay or distribute any cash or property to any of its stockholders or security holders or make any other cash payment to any of its stockholders or security holders.

     7.4  Satisfaction of Conditions Precedent. Seller covenants and agrees
          ------------------------------------
that, between the date hereof and the Closing, it shall use its diligent efforts to (i) satisfy or cause to be satisfied all of the conditions precedent set forth in Section 8.1 and (ii) cause the transactions contemplated hereby to be consummated in accordance with this Agreement. Each of DoveBid and Buyer covenants and agrees that, between the date hereof and the Closing, it shall use its diligent efforts to (i) satisfy or cause to be satisfied all of the conditions precedent set forth in Section 8.2 and (ii) cause the transactions contemplated hereby to be consummated in accordance with this Agreement. Notwithstanding anything in this Agreement to the contrary, neither Buyer nor any of its Affiliates shall be under any obligation to make proposals, execute or carry out agreements or submit to orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Buyer or any of its Affiliates or the holding separate of any of the Assets or imposing or seeking to impose any limitation on the ability of Buyer or any of its Affiliates to conduct their business or the Business or own the Assets upon and after the Closing.

     7.5  Necessary Consents. Each of Seller, DoveBid and Buyer covenants and
          ------------------
agrees that, between the date hereof and the Closing, it shall use its diligent efforts to promptly obtain such written consents, waivers and approvals from third parties and Governmental Entities necessary to effect the sale, assignment, transfer, conveyance and delivery to Buyer of good and marketable title to all of the Assets free and clear of all Encumbrances.

     7.6  Stockholder Approvals.
          ---------------------

          (a) Promptly after the date hereof, Seller shall take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws, each as currently in effect, to (i) convene a special meeting of the Seller Stockholders to be held as promptly as practicable for the purpose of voting upon the approval and adoption of this Agreement and each of the Seller Ancillary Agreements, the approval of the transactions contemplated hereby and thereby and the waiver of all covenants by which Seller is bound pursuant to its Amended and Restated Stockholders Agreement which covenants, if not waived, would be breached by Seller as a result of the transactions contemplated by this Agreement (the "Seller Stockholders' Meeting"), or (ii) obtain the written consent of the Seller Stockholders for the approval and adoption of this Agreement and each of the Seller Ancillary Agreements, the approval of the transactions contemplated hereby and thereby and the waiver of all covenants by which Seller is bound pursuant to its Amended and Restated Stockholders Agreement which covenants, if not waived, would be breached by Seller as a result of the transactions contemplated by this Agreement (the "Seller Stockholders' Consent"). If Seller elects to convene the Seller Stockholders' Meeting in lieu of obtaining the Seller Stockholders' Consents, Seller shall ensure that the Seller Stockholders' Meeting is called, noticed, convened, held and conducted in compliance with the DGCL, its Certificate of Incorporation and Bylaws, each as currently in effect, and all other Applicable Legal Requirements. Seller's Board of Directors shall, at the Seller Stockholders' Meeting or in connection with obtaining the Seller Stockholders Consent, as applicable, recommend that the Seller Stockholders vote in favor of and approve and adopt this Agreement and the Seller Ancillary Agreements, approve the transactions contemplated hereby and thereby and waive all covenants by which Seller is bound pursuant to its Amended and Restated Stockholders Agreement which covenants, if not waived, would be breached by Seller as a result of the transactions contemplated by this Agreement; Seller's Board of Directors shall not withdraw, amend or modify, in a manner adverse to DoveBid or Buyer, its recommendations as set forth in this sentence. Buyer shall cause the holders of proxies under the Voting Agreements to vote Seller Common Stock to vote for or consent to, as applicable, the approval and adoption of this Agreement and each of the Seller Ancillary Agreements and the approval of the transactions contemplated hereby and thereby.

          (b) Promptly after the date hereof, DoveBid shall take all action necessary in accordance with the DGCL, applicable California law, and its Certificate of Incorporation and Bylaws, each as currently in effect, to obtain the written consent of DoveBid's stockholders for: (i) the approval and adoption of the Restated Certificate; (ii) the approval and adoption of the Rights Agreement; and (iii) the approval and adoption of the Stockholders' Agreement. DoveBid's Board of Directors shall recommend (A) that DoveBid's stockholders vote in favor of and approve and adopt the Restated Certificate and (B) that the parties to the Existing Rights Agreement and the Existing Stockholders' Agreement approve and adopt the Rights Agreement and the Stockholders Agreement. DoveBid's Board of Directors shall not withdraw, amend or modify, in a manner adverse to Seller, its recommendations as set forth in the preceding sentence.

     7.7  Confidential Information. Effective as of the Closing, the terms of
          ------------------------
that certain letter agreement dated as of December 20, 2001 by and between DoveBid and Seller (the "Letter Agreement") shall be terminated and superseded in whole by this Agreement. From and at all times after the Closing, all confidential and/or proprietary information of Buyer and DoveBid disclosed to Seller in the course of negotiating the transactions contemplated by this Agreement and all confidential and/or proprietary information of Seller disclosed to Buyer and DoveBid in the course of negotiating the transactions contemplated by this Agreement shall be held in strict confidence by Seller and shall not be disclosed by Seller or any of its employees, Affiliates or stockholders.

     7.8  Further Actions. From and after the Closing, Seller shall (i) file any
          ---------------
notice, statement or other communication, (ii) obtain and provide to Buyer (and shall immediately prepare all filings and applications, requests and notices preliminary to obtaining) all approvals and consents, (iii) execute and deliver all such other and additional instruments, notices, releases, undertakings and documents, and (iv) do all such other acts and things, all as may be reasonably requested by Buyer as necessary to assure to DoveBid and Buyer all of the rights and interests granted or intended to be granted under this Agreement. Seller hereby appoints Buyer as its attorney-in-fact for the limited purpose of executing such documents should Seller be unable or unwilling to do so. From and after the Closing, Seller shall take or cause to be taken such other reasonable actions as Buyer may require (a) more effectively to assign, transfer and convey to, and vest in, Buyer, and put Buyer in possession of, the Assets as contemplated by this Agreement and (b) to carry out Seller's obligations under this Agreement and each of the Seller Ancillary Agreements and give effect to the transactions contemplated hereby and thereby. From and after the Closing, each of DoveBid and Buyer shall take or cause to be taken such other reasonable actions as Seller may require to carry out its obligations under this Agreement and each of the Buyer Ancillary Agreements and give effect to the transactions contemplated hereby and thereby.

     7.9  No Other Negotiations. Seller covenants and agrees that, between the
          ---------------------
date hereof and the earlier of (i) the termination of this Agreement in accordance with its terms and (ii) the Closing, it shall not, and shall not authorize, encourage or permit any of its officers, directors, stockholders, employees, Affiliates, attorneys, financial advisors or other agents or representatives to, directly or indirectly solicit, initiate, seek, entertain, encourage, facilitate or support any inquiry, proposal or offer from, furnish any information to, participate in any discussions or negotiations with, or enter into any agreement, agreement in principle or letter of intent with any person (other than Buyer or DoveBid) regarding any Acquisition Transaction.

     7.10 Transition Page. Promptly after the date hereof, Seller shall replace
          ---------------
its home page with a home page which is in the form of Exhibit I. Promptly, but
                                                       ---------
in no event more than 24 hours, after the Closing, Seller's Website shall display a notice to visitors announcing that Buyer has acquired the Assets and redirecting them to DoveBid's Website. Such redirection shall be effected via a "click-through" link and shall occur automatically within 30 seconds after the display of such notice, and Seller's Website shall have no other function or purpose. Seller shall operate Seller's Website in this manner for the duration of the 90-day period following the Closing. After the expiration of such 90-day period, Buyer shall be responsible for causing visitors to Seller's Website to be immediately, automatically redirected to DoveBid's Website, without notice and without stopping at an intermediate web page or site.

     7.11 Access to Information. Each of Seller, DoveBid and Buyer covenants and
          ---------------------
agrees that, between the date hereof and the Closing, it shall allow the other party and its agents access at reasonable times to the files, books, records, technology, contracts, personnel and offices of such party, subject to the terms of this Agreement. If, after the Closing, in order properly to operate the Assets or the Business or to prepare its financial statements or any document required to be filed with a Governmental Entity (including any Taxing Authority), it is necessary that DoveBid or Buyer be furnished with additional information relating to Seller, the Assets or the Business, and such information is in Seller's possession or control, Seller shall furnish or cause its representatives to furnish such information to DoveBid, Buyer or their representatives. If, after the Closing, in order properly to prepare its financial statements or any document required to be filed with a Governmental Entity (including any Taxing Authority), it is necessary that Seller be furnished with additional information relating to DoveBid, Buyer, the Assets or the Business, and such information is in Buyer's or DoveBid's possession or control, Buyer shall furnish or cause its representatives to furnish such information to Seller or its representatives. If, after the Closing, Seller liquidates, dissolves or winds up its business, Seller shall deliver to Buyer copies of all information, records and documents not previously provided to Buyer or DoveBid which relate to the Assets, the Business or Seller.

     7.12 No Post-Closing Retention of Copies. Immediately after the Closing,
          ------------------
Seller shall deliver to Buyer or destroy copies of any Assets in Seller's possession or control that are in addition to copies delivered to Buyer or DoveBid as part of the transactions contemplated by this Agreement, whether such copies are in paper form, on computer media or stored in another form.

     7.13 Post-Closing Audits and Governmental Inquiries. Seller shall be
          ------------------
responsible for responding to any audits, compliance reviews or other government inquiries or actions relating to the conduct of the Business before and through the Closing Date.

     7.14 Employment Matters.
          ------------------

          (a)  Selected Employees. Buyer and DoveBid, in their sole and absolute
               ------------------
discretion, shall determine the employees of Seller or any of its Subsidiaries, if any, to whom Buyer or DoveBid shall offer employment (the "Selected Employees") and the terms and conditions of any such offer. Notwithstanding the foregoing, neither Buyer nor DoveBid shall have any obligation to employ any of the employees of Seller or any of its Subsidiaries, including any Selected Employee. Seller shall not take any action, before or after the Closing, directly or indirectly, to prevent or discourage any Selected Employee from being employed by Buyer or DoveBid. Any Liabilities to any of the employees of Seller or any of its Subsidiaries for severance benefits (including all Existing Severance Payments) or resulting from Buyer's or DoveBid's failure to offer employment to any such employee shall be, and shall remain, Seller's sole responsibility; provided, however, that Seller shall deliver to Buyer, at the
                --------  -------
Closing, an amount in cash equal to the sum of all Existing Severance Payments; provided, further, that Buyer shall, upon the termination of a Transitional
--------  -------
Employee's employment with Buyer or DoveBid, as applicable, release to such Transitional Employee an amount in cash equal to such person's Existing Severance Payment. For purposes of this Section 7.14(a), a Transitional Employee's "Existing Severance Payment" includes only the severance pay that Seller has agreed to provide to such Transitional Employee upon the termination of such person's employment with Seller and does not include any severance pay
                                                 ---
that Buyer or DoveBid may, in its sole and absolute discretion, agree to provide to such Transitional Employee upon the termination of such person's employment with Buyer or DoveBid, as applicable.

          (b)  No Third-Party Beneficiaries. Notwithstanding any possible
               ----------------------------
inferences to the contrary, DoveBid, Buyer and Seller do not intend for this
Section 7.14 to create any rights or obligations except as among DoveBid, Buyer and Seller, and no past, present or future employee of DoveBid, Buyer or Seller or any of their respective Affiliates shall be treated as a third-party beneficiary of this Section 7.14.

          (c)  Waiver of Noncompetition Agreements.  Seller hereby waives any
               -------------------------------------
and all noncompetition agreements in Seller's or any of its Subsidiaries' favor regarding any of the Selected Employees who become employees of Buyer or DoveBid after the Closing.

          (d)  COBRA. Seller shall set aside an amount in cash which is adequate
               -----
to satisfy any and all Liabilities now or hereafter arising under COBRA.

     7.15 Restrictions on Transfer; Stop-Transfer Instructions; Refusal to
          ----------------------------------------------------------------
Transfer. Notwithstanding any other provision of this Agreement or any of the
--------
Seller Ancillary Agreements to the contrary, Seller agrees that it shall not distribute, sell or transfer any shares of DoveBid Capital Stock to any Seller Stockholder who has not executed and delivered an Investment Representation Letter to DoveBid. In connection with any transfer of DoveBid Capital Stock in violation of this Agreement, Seller agrees that DoveBid may issue appropriate "stop-transfer" instructions to its transfer agent, if any, and if DoveBid transfers its own securities, it may make appropriate notations to the same effect in its own records. DoveBid shall not be required to (a) transfer on its books any of the Purchased Shares or other securities that have been sold or otherwise transferred in violation of any of the provisions of this Agreement, or (b) treat as owner of any such Purchased Shares or other securities, or to accord the right to vote or pay dividends, to any purchaser or other trustee to whom such Purchased Shares or other securities have been transferred in violation of any of the provisions of this Agreement.

     7.16 Dissolution and Distribution.
          ----------------------------

          (a) All shares of DoveBid Capital Stock to be issued and released by DoveBid to Seller at the Closing pursuant to the provisions of Article 3 (the "Closing Shares") shall be so issued and released by DoveBid but remain as uncertificated shares of DoveBid Capital Stock in the name of Seller in accordance with the provisions of this Section 7.16. All of the Indemnification Shares and Earnout Shares to be to be issued by DoveBid to Seller at the Closing pursuant to the provisions of Article 3 (the "Holdback Shares") shall be so issued by DoveBid but remain as uncertificated shares of DoveBid Capital Stock in the name of Seller in accordance with the provisions of this Section 7.16. For purposes of this Section 7.16, upon the release of any of the Holdback Shares (including any New Indemnification Shares and New Earnout Shares) to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) pursuant to the provisions of Articles 3 and 10, such released Holdback Shares (including any New Indemnification Shares and New Earnout Shares) shall no longer be Holdback Shares but shall be "Released Shares."

          (b) Prior to the Dissolution, all Holdback Shares (including any New Indemnification Shares and New Earnout Shares) and Additional Shares, if any, released by DoveBid in accordance with the provisions of Articles 3 and 10 shall be so released by DoveBid but remain as uncertificated shares of DoveBid Capital Stock in the name of each Interim Holder (or such Interim Holder's transferees) in accordance with its Pro Rata Share. Promptly after any release of any Holdback Shares (including any New Indemnification Shares and New Earnout Shares) or Additional Shares, if any, described in the foregoing sentence, DoveBid shall deliver to the Representative a written notice indicating the number of Closing Shares, Released Shares, if any, Additional Shares, if any, and Holdback Shares (including any New Indemnification Shares and New Earnout Shares) that are then issued to each such Interim Holder (or such Interim Holder's transferees) but remain as uncertificated shares of DoveBid Capital Stock in accordance with the provisions of this Section 7.16; provided, however,
                                                              --------  -------
that, prior to any such
delivery by DoveBid, Seller shall have provided DoveBid with an Interim Schedule in accordance with Section 7.16(h).

          (c) Upon the Dissolution, the Representative shall provide DoveBid with (i) written notice of the completion of such Dissolution and (ii) the Final Schedule. Promptly after DoveBid's receipt of the materials set forth in the preceding sentence, DoveBid shall update the DoveBid Stock Ledger to reflect that, from and after the Dissolution, all of the Closing Shares, all of the Released Shares, if any, all of the Additional Shares, if any, and all of the Holdback Shares (including any New Indemnification Shares and New Earnout Shares) that have not been cancelled and retired by DoveBid pursuant to Section 3.4(b) are no longer issued to the Interim Holders (or such Interim Holders' transferees) but are issued to the Final Holders (or such Final Holders' transferees) according to each such person's Pro Rata Share. Promptly after the Dissolution, DoveBid shall deliver to each Final Holder (or such Final Holder's transferees), a written notice indicating the number of Closing Shares, Released Shares, if any, Additional Shares, if any, and Holdback Shares (including any New Indemnification Shares and New Earnout Shares) that are then issued to each such Final Holder (or such Final Holder's transferees) but remain as uncertificated shares of DoveBid Capital Stock in accordance with the provisions of this Section 7.16.

          (d) From and after the Dissolution, all Holdback Shares (including any New Indemnification Shares and New Earnout Shares) and Additional Shares, if any, released by DoveBid in accordance with the provisions of Articles 3 and 10 shall be so released by DoveBid but remain as uncertificated shares of DoveBid Capital Stock in the name of each Final Holder (or such Final Holder's transferees) in accordance with its Pro Rata Share. Promptly after any release of any Holdback Shares (including any New Indemnification Shares and New Earnout Shares) or Additional Shares, if any, described in the foregoing sentence, DoveBid shall deliver to each Final Holder (or such Final Holder's transferees) a written notice indicating the number of Closing Shares, Released Shares, if any, Additional Shares, if any, and Holdback Shares (including any New Indemnification Shares and New Earnout Shares) that are then issued to each such Final Holder (or such Final Holder's transferees) but remain as uncertificated shares of DoveBid Capital Stock in accordance with the provisions of this
Section 7.16; provided, however, that Seller shall have provided DoveBid with the Final Schedule in accordance with Section 7.16(h).

          (e) Promptly following the later of (i) the date on which the Fourth Earnout Shares, if any, are released pursuant to Section 3.4 to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share and (ii) the date on which all Claims by the Buyer Indemnified Persons have been finally resolved pursuant to Article 10, DoveBid shall deliver to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share the Closing Shares, the Released Shares, if any, the Additional Shares, if any, and the Holdback Shares (including any New Indemnification Shares and New Earnout Shares), in certificated form, which shares have been issued and released by DoveBid in accordance with the provisions of Articles 3 and 10.

          (f) Notwithstanding any provision of this Agreement to the contrary but subject to Sections 7.15 and 7.16(h), any Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, any Final Holder (or such Final Holder's transferees) shall be entitled to receive the Closing Shares, the Released Shares, if any, the Additional Shares, if any, and the Holdback Shares (including any New Indemnification Shares and New Earnout Shares) issued to it, which shares have been released by DoveBid in accordance with the provisions of Articles 3 and 10, in certificated form, upon (i) the effective date of a Qualifying IPO (as defined in DoveBid's Certificate in Incorporation, as it may be hereafter amended from time to time), (ii) any sale of all or substantially all of the assets of DoveBid or any transfer of DoveBid's capital stock in connection with a sale of DoveBid, whether such sale is effected by merger, consolidation, sale of assets or sale or exchange of stock representing more than 50% of the voting power of the DoveBid Capital Stock, or (iii) the reasonable request of such person, made to DoveBid as provided in Section 11.7, to transfer any such Closing Shares, Released Shares, if any, Additional Shares, if any, and Holdback Shares (including any New Indemnification Shares and New Earnout Shares); provided, however, that, in the
                                                --------  -------
case of clause (iii), such transfer is in accordance with all restrictions set forth in this Agreement, the Stockholders' Agreement and, if such person has executed an Investment Representation Letter, such person's Investment Representation Letter.

          (g) It shall be the responsibility of each Interim Holder (and such Interim Holder's transferees) and each Final Holder (and such Final Holder's transferees) to notify DoveBid, as provided in Section 11.7, of any change in the notice address of such person on record with DoveBid, and DoveBid may rely absolutely at any time on the information so provided to DoveBid, as such information may be updated from time to time as provided in Section 11.7. In addition, DoveBid shall have no obligation under this Section 7.16 to any transferee of Seller, any transferee of any Interim Holder or any transferee of any Final Holder unless such transferee has acquired shares of Seller Preferred Stock and/or shares of DoveBid Capital Stock in accordance with the provisions of this Agreement, the Stockholders' Agreement and, if applicable, the transferring person's Investment Representation Letter.

          (h) Prior to the release of any Holdback Shares (including any New Indemnification Shares and New Earnout Shares) or Additional Shares, if any, described in the first sentence of Section 7.16(b), Seller shall deliver to DoveBid as provided in Section 11.7 a schedule setting forth the names of all holders of Closing Shares, Holdback Shares, Released Shares, if any, Additional Shares, if any, and Holdback Shares (including any New Indemnification Shares and New Earnout Shares) and each such holder's Pro Rata Share (each such schedule, an "Interim Schedule"). Upon the Dissolution, Seller shall deliver to DoveBid as provided in Section 11.7 a schedule certified by Seller's Board of Directors and setting forth the names of all holders of Closing Shares, Holdback Shares, Released Shares, if any, Additional Shares, if any, and Holdback Shares (including any New Indemnification Shares and New Earnout Shares) and each such holder's Pro Rata Share (the "Final Schedule"). Each Interim Schedule shall be certified as true and correct by Seller's Board of Directors, and the Final Schedule shall be certified as true and correct by the Representative. In performing its obligations under this Section 7.16, DoveBid may rely absolutely at any time on the information provided in the most recently delivered Interim Schedule or the Final Schedule, as applicable. Notwithstanding any provision of this Agreement to the contrary, DoveBid shall not be responsible, and shall have no Liability to any person for any Damages directly or indirectly incurred, resulting from or arising out of any inaccuracy, misrepresentation or untruth in the most recently delivered Interim Schedule or the Final Schedule, as applicable.

     7.17 Post-Closing Activities of Seller.
          ---------------------------------

          (a)  Negative Covenants. After the Closing, Seller shall not (a)
               ------------------
issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities (other than pursuant to the exercise of outstanding Seller Options, all of which are listed on Schedule 5.3(a)-2 of the
                                                       -----------------
Seller Disclosure Letter, or outstanding warrants to purchase shares of Seller Common Stock, all of which are listed on Schedule 5.3(a)-3) of the Seller
                                         -----------------
Disclosure Letter, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially exchangeable for, or convertible into, shares of its capital stock, (b) amend Seller's Certificate of Incorporation, or (c) conduct any business except to act as a holding company whose only assets are the shares of DoveBid Capital Stock issuable as the Purchase Price hereunder.

          (b)  Affirmative Covenants. Within two business days after the date
               ---------------------
hereof, Seller shall deliver an opt out notice in the form of Exhibit J (the
                                                              ---------
"Opt Out Notice") to each registered user of Seller's Website whose user data has been collected by Seller or its predecessors (each, a "User"). Upon the expiration of the opt out period, which shall be 21 days after the date on which Seller delivered the Opt Out Notice as provided in the preceding sentence (the "Expiration Date"), Seller shall deliver to Buyer a written notice indicating whether any User, pursuant to the Opt Out Notice, has elected to opt out of having such User's user data transferred to Buyer. If any User has, pursuant to the Opt Out Notice, elected to opt out of having such User's user data transferred to Buyer, then Seller shall not transfer the user data of any such User or Users to Buyer. None of the user data collected by Seller or its predecessors shall be transferred to Buyer before the Expiration Date regardless of whether the Closing has occurred. On the Closing or, if the Closing is consummated before the Expiration Date, the Expiration Date, Seller shall transfer to Buyer the user data of all Users who did not, pursuant to the Opt Out Notice, elect to opt out of having their user data transferred to Buyer in accordance with this Agreement. Promptly after the Closing, Seller shall (i) pay, perform and satisfy all of the material Liabilities of Seller and its Subsidiaries other than the Assumed Liabilities and Liabilities to DoveBid, Buyer and the Buyer Indemnified Persons arising under this Agreement and, if necessary, shall raise any funds necessary to accomplish the foregoing, (ii) effect the Dissolution, and (iii) deliver written notices to all of Seller's customers set forth on the Receivables List, updated as of the Closing Date, notifying such customers of Buyer's purchase of the Seller Receivables and directing such customers to make payment to Buyer rather than Seller. If Seller receives any payment with respect to any of the Seller Receivables, Seller shall promptly remit such payment to Buyer and shall not, directly or indirectly, utilize any of such funds for its own purposes.

     7.18 Taxes.
          -----

          (a) Each of Seller and its Subsidiaries shall, to the extent that failure to do so could adversely affect or result in any Encumbrance on the Assets or the Business or otherwise result in DoveBid or Buyer having any Liability for payment of any amount, (i) continue to file within the time period for filing all Returns, and such Returns shall be true, correct and complete in all material respects, and (ii) pay when due any and all Taxes attributable to or levied or imposed upon the Assets for periods (or portions thereof) through and including the Closing Date whether or not such payment is required to be paid after the Closing Date.

          (b) Seller agrees to promptly pay all sales, use or other Taxes imposed on the sale of the Assets to Buyer under this Agreement. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Taxes. Except as otherwise set forth in this
Section 7.18(b), each of Seller and its Subsidiaries shall be responsible for any Taxes imposed upon Seller or any of its Subsidiaries as a result of any of the transactions contemplated by this Agreement or by any of the Seller Ancillary Agreements and DoveBid and Buyer shall be responsible for any Taxes imposed upon DoveBid or Buyer as a result of any of the transactions contemplated by this Agreement or by any of the Buyer Ancillary Agreements.

     7.19 Survival of Covenants. Except as otherwise specified in this Article
          ---------------------
7, each of the covenants set forth in this Article 7 shall survive the Closing.

8.   CONDITIONS TO CLOSING.
     ---------------------

     8.1  Conditions to Buyer's and DoveBid's Obligations. Buyer's and DoveBid's
          -----------------------------------------------
obligations to consummate the purchase of the Assets from Seller and the other transactions contemplated hereby shall be subject to the satisfaction and fulfillment, on and as of the Closing, of each of the following conditions (any of which may be waived by Buyer or DoveBid but only in a writing signed by Buyer or DoveBid):

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of Seller set forth in Article 5 (i) that are qualified as to materiality or Material Adverse Effect shall be true and correct and (ii) that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, as of immediately prior to the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect shall be true and correct and such representations and warranties that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects in each case on and as of such specified date or dates), and at the Closing Buyer shall have received a certificate to such effect executed by Seller's Chief Executive Officer. The representations and warranties of each Seller Stockholder set forth in such Seller Stockholder's Investment Representation Letter shall be true and correct.

          (b) Covenants. Seller shall have complied with and fully performed,
              ---------
in all material respects, all of its covenants and obligations pursuant to this Agreement on or before the

Closing (to the extent that such covenants and obligations require compliance with and performance by Seller on or before the Closing), and at the Closing Buyer shall have received a certificate to such effect executed by Seller's Chief Executive Officer.

          (c) No Material Adverse Change. Since the date of this Agreement,
              --------------------------
there shall have been no Material Adverse Change in the Assets or the Business, and at the Closing Buyer shall have received a certificate to such effect executed by Seller's Chief Executive Officer.

          (d) No Restraints; No Litigation. There shall not be instituted or
              ----------------------------
pending any action or proceeding by any Governmental Entity seeking to compel Buyer or any of its Affiliates to sell, dispose of or hold separate (through the establishment of a trust or otherwise) any assets or categories of assets of Buyer or any of its Affiliates or to hold separate any of the Assets or imposing or seeking to impose any limitation on the ability of Buyer or any of its Affiliates to conduct their business or the Business or own the Assets upon and after the Closing. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation thereof. No litigation or proceeding shall be threatened or pending that could be reasonably expected to materially affect the Assets or the Business or prevent the transactions contemplated by this Agreement.

          (e) Requisite Approvals. This Agreement and each of the Seller
              -------------------
Ancillary Agreements shall have been approved and adopted, and the transactions contemplated hereby and thereby shall have been approved, by the requisite vote of Seller's Board of Directors and the Seller Stockholders in accordance with Seller's Certificate of Incorporation and Bylaws, each as currently in effect, and all Applicable Legal Requirements. All covenants by which Seller is bound pursuant to its Amended and Restated Stockholders Agreement which covenants, if not waived, would be breached by Seller as a result of the transactions contemplated by this Agreement shall have been waived pursuant to the provisions of Section 17 thereof.

          (f) Securities Exemptions. Buyer shall be reasonably satisfied that
              ---------------------
the offer and sale of the Purchased Shares to Seller pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act, the qualification requirements of the California Corporate Securities Law of 1968, as amended, and the registration or qualification requirements of all other applicable state securities laws.

          (g) Employment. Each of the persons listed on Exhibit K-1 (the
              ----------                                -----------
"Offerees") and each of the persons listed on Exhibit K-2 (the "Transitional
                                              -----------
Employees") shall have accepted Buyer's or DoveBid's offer of employment by delivering to Buyer or DoveBid, as applicable, an executed counterpart of the offer letter from Buyer or DoveBid, as applicable, and none of such Offerees or Transitional Employees shall have rescinded their acceptance of Buyer's or DoveBid's offer of employment.

          (h) Seller's Financial Condition. Seller's financial condition shall
              ----------------------------
be substantially as set forth in the Seller Financial Statements. Seller's rate of cash expenditure ("burn rate") during the period between December 12, 2001 and the Closing, shall have been materially consistent with Seller's historical burn rate as previously reported by Seller to DoveBid. Seller shall have delivered to Buyer an updated Liabilities List containing a true, correct and complete listing of all of the Liabilities of Seller and its Subsidiaries, including the amount of each such Liability, as of the Closing Date. Neither Seller nor any of its Subsidiaries shall have any material Liability except for the Assumed Liabilities and Liabilities to DoveBid, Buyer and the Buyer Indemnified Persons arising under this Agreement. Seller shall have delivered to Buyer an updated Receivables List containing a true, correct and complete aging list of all of the Seller Receivables, including the amount of each such Seller Receivable as of the Closing Date.

          (i) Termination of 401(k) Plan. Seller shall have terminated its
              --------------------------
401(k) plan in compliance with all Applicable Legal Requirements.

          (j) Investment Representation Letters. DoveBid and Buyer shall have
              ---------------------------------
received an executed counterpart of the Investment Representation Letter executed by each Seller Stockholder listed on Exhibit B-1.

          (k) Amendment of Certain DoveBid Documents. The Restated Certificate
              --------------------------------------
shall have been approved and adopted by each required vote of the holders of DoveBid Capital Stock under DoveBid's Certificate of Incorporation, as currently in effect, and shall have been filed with the Delaware Secretary of State and have become effective. The Existing Rights Agreement shall have been amended by the consent of DoveBid and the holders of a majority of "Registrable Securities" then outstanding (as defined in the Existing Rights Agreement), and such amendment shall contain provisions in the form of Exhibit E. The Existing
                                                  ---------
Stockholders' Agreement shall have been amended by the consent of the "Stockholders" (as defined in the Existing Stockholders' Agreement) holding (i) at least 66.7% of the then outstanding shares of DoveBid Series A Preferred Stock, DoveBid Series B Preferred Stock, DoveBid Series C Preferred Stock, DoveBid Series D-1 Preferred Stock and DoveBid Series DD Preferred Stock, voting together as a single class on an as-converted to DoveBid Common Stock basis and
(ii) a majority of the then outstanding shares of DoveBid Common Stock, and such amendment shall contain provisions in the form of Exhibit F.
                                                  ---------

          (l) Amendment of Certain Seller Documents. Seller's Second Amended and
              -------------------------------------
Restated Stockholders Agreement shall have been approved and adopted by each required vote of the Seller Stockholders under the DGCL, Seller's Certificate of Incorporation, as currently in effect, and Seller's Amended and Restated Stockholders Agreement.

          (m) Acknowledgements and Waivers by Indemnitees. Each of the
              -------------------------------------------
Indemnitees under those certain Indemnification Agreements by and between Seller (as successor-in-interest to Workstations International, Inc., a Minnesota corporation) and each of the Indemnitees specified therein (collectively, the "Indemnification Agreements"), which agreements are listed on Schedule 5.11(m)
                                                              ----------------
of the Seller Disclosure Letter, shall have executed and delivered to Buyer an acknowledgement and waiver, in the form of Exhibit L.
                                           ---------

          (n)  Delivery of Seller Ancillary Agreements. At the Closing, against
               ---------------------------------------
delivery to Seller of the items, payments, documents and certificates to be delivered to Seller by Buyer at the Closing pursuant to Section 8.2(h), Seller shall have delivered to Buyer the following items, documents and certificates:

               (i)    a counterpart of the Bill of Sale in the form of Exhibit M
                                                                       ---------
executed on Seller's behalf by Seller's Chief Executive Officer and Secretary;

               (ii) the Assets, which shall be delivered in accordance with the provisions of Section 2.4, and which shall be free and clear of any and all Encumbrances;

               (iii) an assignment from Seller to Buyer of all registered and unregistered copyrights, trademarks, service marks and domain names included in the Assets and all pending applications for registration or recordation of any copyrights, trademarks, service marks and domain names included in the Assets, duly executed on behalf of Seller by the Chief Executive Officer of Seller and notarized, in a form acceptable for recording with the United States Copyright Office, the United States Patent and Trademark Office or InterNIC Registration Services (or other applicable registrar), as applicable, and in the form of Exhibit N (the "Copyright Assignment"), Exhibit O (the "Mark Assignment") or
---------                               ---------
Exhibit P (the "Domain Name Assignment"), as applicable;
---------

               (iv) copies of resolutions of Seller's Board of Directors and the Seller Stockholders authorizing the execution, delivery and performance by Seller of this Agreement, each of the Seller Ancillary Agreements, and the consummation of the sale, assignment, transfer, conveyance and delivery of the Assets hereunder and all other transactions contemplated hereby and thereby, certified as true and correct on the Closing Date by Seller's Secretary;

               (v) a certificate from the Delaware Secretary of State, dated as of a date that is no more than three business days before the Closing Date, regarding the corporate good standing of Seller with that agency as of such date;

               (vi) evidence of Seller's receipt of all consents, waivers and approvals from third parties and Governmental Entities necessary to effect the transactions contemplated by this Agreement (including the sale, assignment, transfer, conveyance and delivery to Buyer of good and marketable title to all of the Assets free and clear of all Encumbrances), including the consents listed on Schedule 5.2(c) of the Seller Disclosure Letter);
   ---------------

               (vii) an amount in cash equal to the sum of all severance payments that are payable to the Offerees and the Transitional Employees as set forth in the offer letters from Buyer or DoveBid, as applicable, to such Offerees and Transitional Employees; and

               (viii) an opinion of Maslon Edelman Borman & Brand, LLP, legal counsel for Seller, dated the Closing Date, substantially in the form of Exhibit
                                                                         -------
Q.
-

     8.2  Conditions to Seller's Obligations. Seller's obligations to consummate
          ----------------------------------
the sale, assignment, transfer, conveyance and delivery of the Assets to Buyer and the other transactions contemplated hereby shall be subject to the satisfaction and fulfillment, on and as of the Closing, of each of the following conditions (any of which may be waived by Seller but only in a writing signed by Seller):

          (a) Representations and Warranties. The representations and warranties
              ------------------------------
of DoveBid set forth in Article 6 (except for the representations and warranties of DoveBid set forth in Sections 6.3(a)(ii) and 6.3(b)) (i) that are qualified as to materiality or Material Adverse Effect shall be true and correct and (ii) that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects, in each case, as of immediately prior to the Closing with the same force and effect as if they had been made on the Closing Date (except for any such representations or warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties that are qualified as to materiality or Material Adverse Effect shall be true and correct and such representations and warranties that are not qualified as to materiality or Material Adverse Effect shall be true and correct in all material respects in each case on and as of such specified date or dates), and at the Closing Seller shall have received a certificate to such effect executed by a duly authorized representative of DoveBid. The certificate referred to in the preceding sentence shall set forth any changes to the representations and warranties in Sections 6.3(a)(ii) and 6.3(b), which changes occur between the date hereof and the Closing, and in such certificate DoveBid shall certify that the representations and warranties in Sections 6.3(a)(ii) and 6.3(b), with such changes, are true and correct in all material respects as of the Closing.

          (b) Covenants. Each of DoveBid and Buyer shall have complied with and
              ---------
fully performed, in all material respects, all of its covenants and obligations pursuant to this Agreement on or before the Closing (to the extent that such covenants and obligations require compliance with and performance by DoveBid or Buyer on or before the Closing), and at the Closing Seller shall have received a certificate to such effect executed by a duly authorized representative of DoveBid.

          (c) No Material Adverse Change. Since the date of this Agreement,
              --------------------------
there shall have been no Material Adverse Change in DoveBid, and at the Closing Seller shall have received a certificate to such effect executed by a duly authorized representative of DoveBid.

          (d) No Restraints. No Governmental Entity shall have enacted, issued,
              -------------
promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting consummation thereof. No litigation or proceeding shall be threatened or pending that could be reasonably expected to prevent the transactions contemplated by this Agreement.

          (e) Requisite Approvals. This Agreement and each of the Buyer
              -------------------
Ancillary Agreements shall have been approved and adopted, and the transactions contemplated hereby and thereby shall have been approved, by the requisite vote of Buyer's and DoveBid's respective Boards of Directors in accordance with Buyer's and DoveBid's respective Certificates of Incorporation and Bylaws, each as currently in effect, and all Applicable Legal Requirements.

          (f) Amendment of Certain DoveBid Documents. The Restated Certificate
              --------------------------------------
shall have been approved and adopted by each required vote of the holders of DoveBid Capital Stock under DoveBid's Certificate of Incorporation, as currently in effect, and shall have been filed with the Delaware Secretary of State and have become effective. The Existing Rights Agreement shall have been amended by the consent of DoveBid and the holders of a majority of "Registrable Securities" then outstanding (as defined in the Existing Rights Agreement), and such amendment shall contain provisions in the form of Exhibit E. The Existing
                                                  ---------
Stockholders' Agreement shall have been amended by the consent of the "Stockholders" (as defined in the Existing Stockholders' Agreement) holding (i) at least 66.7% of the then outstanding shares of DoveBid Series A Preferred Stock, DoveBid Series B Preferred Stock, DoveBid Series C Preferred Stock, DoveBid Series D-1 Preferred Stock and DoveBid Series DD Preferred Stock, voting together as a single class on an as-converted to DoveBid Common Stock basis and
(ii) a majority of the then outstanding shares of DoveBid Common Stock, and such amendment shall contain provisions in the form of Exhibit F.
                                                  ---------

          (g) Debt. Immediately prior to the Closing, DoveBid shall have paid to
              ----
Comdisco, Inc. ("Comdisco") the Due Amount (as defined in that certain letter agreement dated February 27, 2002 by and between DoveBid and Comdisco attached hereto as Exhibit R).
          ---------

          (h) Delivery of Buyer Ancillary Agreements. At the Closing, against
              --------------------------------------
delivery to Buyer of the items, payments, documents and certificates to be delivered to Buyer by Seller at the Closing pursuant to Section 8.1(n), Buyer shall have delivered to Seller the following items, documents and certificates:

              (i) copies of resolutions of Buyer's and DoveBid's Boards of Directors authorizing the execution, delivery and performance by Buyer and DoveBid of this Agreement and each of the Buyer Ancillary Agreements to which it is a party, certified as true and correct on the Closing Date by Buyer's and DoveBid's respective Secretaries;

              (ii) subject to Sections 3.3 and 3.4, a number of shares of DoveBid Capital Stock, in the amount and kind set forth in Section 3.2;


              (iii) a certificate from the Delaware Secretary of State, dated as of a date that is no more than three business days before the Closing Date, regarding the corporate good standing of Buyer with that agency as of such date; and

              (iv) an opinion of Fenwick & West, LLP, legal counsel for Buyer, dated the Closing Date, substantially in the form of Exhibit S.
                                                     ---------

9.   Termination, Amendment and Waiver.
     ---------------------------------

     9.1  Termination. This Agreement may be terminated at any time before the
          -----------
Closing, whether before or after the requisite approvals of the Seller
Stockholders:

          (a) by mutual written consent duly authorized by the Boards of Directors of DoveBid and Seller;

          (b) by either Seller or DoveBid, if the Closing shall not have been effected by March 31, 2002 for any reason; provided, however, that the right to
                                           --------  -------
terminate this Agreement under this Section 9.1(b) shall not be available to any party if the action or failure to act of such party or any of its Subsidiaries has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

          (c) by either Seller or DoveBid, if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, which order, decree, ruling or other action is final and nonappealable;

          (d) by Seller, (i) upon a breach of any representation, warranty, covenant or agreement on the part of Buyer or DoveBid set forth in this Agreement or any Buyer Ancillary Agreement, or if any representation or warranty of Buyer or DoveBid shall have become untrue, in either case such that the conditions set forth in Section 8.2(a) or 8.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue or (ii) if the condition in Section 8.2(c) would not be satisfied at any time before the Closing, provided that if such inaccuracy in Buyer's or DoveBid's representations and warranties or breach by Buyer or DoveBid or the Material Adverse Change to DoveBid is curable by Buyer or DoveBid, then Seller may not terminate this Agreement under this Section 9.1(d) for 15 days after delivery of written notice from Seller to DoveBid of such breach or Material Adverse Change to DoveBid, provided DoveBid continues to exercise reasonable efforts to cure such breach or Material Adverse Change to DoveBid (it being understood that Seller may not terminate this Agreement pursuant to this Section 9.1(d) if such breach by Buyer or DoveBid or Material Adverse Change to DoveBid is cured during such 15-day period, or if Seller shall have materially breached this Agreement); or

          (e) by DoveBid, (i) upon a breach of any representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement or any Seller Ancillary Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Section 8.1(a) or 8.1(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue or (ii) if the condition in Section 8.1(c) would not be satisfied at any time before the Closing, provided that if such inaccuracy in Seller's representations and warranties or breach by Seller or the Material Adverse Change to any of Seller, the Assets or the Business is curable by Seller, then DoveBid may not terminate this Agreement under this Section 9.1(e) for 15 days after delivery of written notice from DoveBid to Seller of such breach or Material Adverse Change to any of Seller, the Assets or the Business, provided Seller continues to exercise reasonable efforts to cure such breach or Material Adverse Change to any of Seller, the Assets or the Business (it being understood that DoveBid may not terminate this Agreement pursuant to this Section 9.1(e) if such breach by Seller or Material Adverse Change to any of Seller, the Assets or the Business is cured during such 15-day period, or if Buyer or DoveBid shall have materially breached this Agreement).

     9.2   Notice of Termination; Effect of Termination. Any proper termination
           --------------------------------------------
of this Agreement under Section 9.1 shall be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto (or, if all of the conditions therefor are satisfied, upon the expiration of any relevant cure period provided for in the relevant paragraphs of Section 9.1). In the event of the termination of this Agreement as provided in Section 9.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 9.2 and Article 11, each of which shall survive the termination of this Agreement and (ii) nothing herein shall relieve any party from Liability for any willful breach of any covenant of this Agreement or for any intentional or willful act or omission by a party which renders any representations or warranties of such party untrue.

     9.3   Amendment. This Agreement may not be amended by the parties hereto
           ---------
except by execution of an instrument in writing signed on behalf of each of the parties hereto.

     9.4   Extension; Waiver. At any time before the Closing, any party hereto
           -----------------
may, to the extent legally allowed, take any or all of the following actions:
(i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except as otherwise provided herein, no delay of, or omission in, the exercise of any right, power or remedy under this Agreement shall constitute a waiver of such right. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after that waiver.

10.  INDEMNIFICATION.
     ---------------

     10.1  Survival of Representations and Warranties and Covenants. All
           --------------------------------------------------------
representations and warranties of Seller contained in this Agreement and the Seller Ancillary Agreements and of DoveBid and Buyer contained in this Agreement and the Buyer Ancillary Agreements shall remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the earlier of (a) the termination of this Agreement in accordance with its terms and (b) the Release Date. All covenants of the parties shall survive according to their respective terms. Notwithstanding anything contained herein to the contrary, each party shall be entitled to seek recovery of Damages for fraud, willful misrepresentation or willful misconduct until the expiration of the applicable statute of limitations for any such claim.

     10.2  Seller Indemnification Obligations. Subject to the provisions and
           ----------------------------------
limitations set forth in Section 10.4, Seller and, from and after the Dissolution, each Final Holder (individually according to its Pro Rata Share, and not jointly and severally) (each, a "Seller Indemnifying Person"), agrees to defend, indemnify and hold harmless Buyer, DoveBid and their respective Affiliates, officers, directors, agents, representatives, stockholders and employees (collectively, the "Buyer Indemnified Persons" and each individually, a "Buyer Indemnified Person") from and against any Damages directly or indirectly incurred, resulting from or arising out of:

           (a) any inaccuracy, misrepresentation or untruth in any representation or warranty of Seller contained in this Agreement and the Seller Ancillary Agreements;

           (b) any inaccuracy, misrepresentation or untruth in any representation or warranty of any Seller Stockholder contained such Seller Stockholder's Investment Representation Letter; provided, however, that, in the
                                                --------  -------
case of any such inaccuracy, misrepresentation or untruth, the Seller Indemnifying Person shall be only the Seller Stockholder whose Investment Representation Letter contained the inaccuracy, misrepresentation or untruth;

           (c) any breach of, or default in, any covenant of Seller contained in this Agreement and the Seller Ancillary Agreements;

           (d)  any of the Excluded Liabilities;

           (e) any noncompliance with any bulk sales, bulk transfer or similar laws applicable to the transactions contemplated hereby;

           (f) any claim asserting that the sale of the Assets to Buyer under this Agreement was a fraudulent, preferential, or otherwise avoidable transfer or conveyance;

           (g) any Taxes, assessments and other governmental charges of any kind or nature whatsoever, including any withholding, social security or unemployment levies, arising out of the Business through the Closing or payable with respect to Seller or the transactions contemplated hereby;

           (h) any demand, claim, debt, suit, cause of action, arbitration or other proceeding (including a warranty claim, a product liability claim or any other claim) that is made or asserted by any third party that relates to the operation of the Business and arises from any act or omission of Seller;

           (i) any demand, claim, debt, suit, cause of action, arbitration or other proceeding (including a warranty claim, a product liability claim or any other claim) that is made or asserted by any third party that relates to the Assets and arises from any act or omission of Seller; and

           (j) any demand, claim, debt, suit, cause of action, arbitration or other proceeding that is made or asserted against Seller, including any such action that is made or asserted against Seller by any Seller Stockholder, whether arising before or after the Closing.

     10.3  DoveBid Indemnification Obligations. Subject to the provisions and
           -----------------------------------
limitations set forth in Section 10.4 and the last sentence of Section 7.16(h), DoveBid (the "Buyer Indemnifying Person") agrees to defend, indemnify and hold harmless Seller and its Affiliates, officers, directors, agents, representatives, stockholders and employees (collectively, the "Seller Indemnified Persons" and each individually, a "Seller Indemnified Person") from and against any Damages directly or indirectly incurred, resulting from or arising out of:

          (a) any inaccuracy, misrepresentation or untruth in any representation or warranty of DoveBid or Buyer contained in this Agreement and the Buyer Ancillary Agreements;

          (b) any breach of, or default in, any covenant of DoveBid or Buyer contained in this Agreement and the Buyer Ancillary Agreements;

          (c) any of the Assumed Liabilities;

          (d) any Taxes, assessments and other governmental charges of any kind or nature whatsoever, including any withholding, social security or unemployment levies, arising out of the Business after the Closing or payable with respect to DoveBid or Buyer; and

          (e) any demand, claim, debt, suit, cause of action, arbitration or other proceeding (including a warranty claim, a product liability claim or any other claim) that is made or asserted by any third party that relates to the Assets and arises from any act or omission of DoveBid or Buyer.

     10.4 Limitations on Indemnification Obligations. From and after the
          ------------------------------------------
Closing, the sole and exclusive remedy of the Buyer Indemnified Persons against the Seller Indemnifying Person for any Damages directly or indirectly incurred, resulting from or arising out of this Agreement, any of the Buyer Ancillary Agreements or any of the Seller Ancillary Agreements is set forth in this
Article 10 and shall, except as provided in Section 10.5(d)(i), be limited to recourse to the shares in the Indemnification Fund and, as provided in Section 3.4(c), the Additional Indemnification Shares (collectively, the "Fund"). From and after the Closing, the sole and exclusive remedy of the Seller Indemnified Persons against the Buyer Indemnifying Person for any Damages directly or indirectly incurred, resulting from or arising out of this Agreement, any of the Buyer Ancillary Agreements or any of the Seller Ancillary Agreements is set forth in this Article 10 and shall, except as provided in Section 10.5(d)(i) or as provided in Section 10.5(f) with respect to a Capitalization Claim (as defined in Section 10.5(f)), be limited to recourse to, at DoveBid's option, either (i) DoveBid's issuance of shares of DoveBid Capital Stock, in the Relative Percentages, having a maximum value equal to the value of the shares in the Fund remaining in escrow as of the date the related Notice of Claim is delivered to Buyer, with each share in the Fund being valued in the manner set forth in Section 3.4(c) as of the date the related Notice of Claim is delivered to Buyer, or (ii) cash in an amount up to the value of the shares in the Fund remaining in escrow as of the date the related Notice of Claim is delivered to Buyer, with each share in the Fund being valued in the manner set forth in
Section 3.4(c) as of the date the related Notice of Claim is delivered to Buyer; provided, however, that no share in the Fund shall be counted more than once in
--------  -------
calculating the number of shares of DoveBid Capital Stock issuable or the amount of cash payable, as applicable, in accordance with Section 10.7. Notwithstanding any provision in this Agreement to the contrary, (a) in seeking indemnification for Damages under this Article 10, the Buyer Indemnified Persons shall make no claim for Damages unless and until such Damages aggregate at least $50,000, inclusive of legal fees (the "Seller Basket"), in which event such Buyer Indemnified Persons may make claims for all Damages in excess of the first $50,000 thereof; provided, however, that the Seller Basket shall not apply to
                 --------  -------
any indemnification claim by any Buyer Indemnified Person that arises from or as a result of fraud, willful misrepresentation or willful misconduct on the part of Seller or any Seller

Stockholder and (b) in seeking indemnification for Damages under this Article 10, the Seller Indemnified Persons shall make no claim for Damages unless and until such Damages aggregate at least $50,000, inclusive of legal fees (the "Buyer Basket"), in which event such Seller Indemnified Persons may make claims for all Damages in excess of the first $50,000 thereof; provided, however, that
                                                        --------  -------
the Buyer Basket shall not apply to any indemnification claim by any Seller Indemnified Person that arises from or as a result of fraud, willful misrepresentation or willful misconduct on the part of Buyer or DoveBid or to a Capitalization Claim.

     10.5 Indemnification Procedures.
          --------------------------

          (a)  Representative. Trident Capital Fund-IV, L.P. shall act as the
               --------------
representative (the "Representative") of Seller and the Seller Stockholders and as the attorney-in-fact and agent for and on behalf of each of them with respect to all claims for indemnification made under this Article 10 and with respect to the matters set forth in Sections 3.4(c) and 3.4(d). The Representative shall take any and all actions and make any decisions required or permitted to be taken by the Representative under this Agreement, including the power to: (i) make any claim for indemnification under this Article 10 on behalf of any Seller Indemnified Person; (ii) agree to, negotiate, enter into settlements and compromises of, demand arbitration of, and comply with orders of courts and awards of arbitrators with respect to, any claim for indemnification made under this Article 10; (iii) arbitrate, resolve, settle or compromise any claim for indemnification made under this Article 10; and (iv) take all actions necessary in the judgment of the Representative for the accomplishment of the foregoing. The Representative shall have the authority and power to act on behalf of Seller and each Seller Stockholder with respect to the disposition, settlement or other handling of all claims for indemnification made under this Article 10 and all rights or obligations arising under this Article 10. Seller and each of the Seller Stockholders shall be bound by all actions taken and documents executed by the Representative in connection with this Article 10 and Sections 3.4(c) and 3.4(d), and the Buyer Indemnified Persons shall be entitled to rely on any action or decision of the Representative. The Representative may select any substitute or successor Representative upon written notice to Buyer and the consent of the holders of a majority of the outstanding shares of Seller Preferred Stock. At any time, Seller Stockholders holding a majority of the outstanding shares of Seller Preferred Stock shall have the power to substitute any Seller Stockholder (with such Seller Stockholder's consent and upon written notice to Buyer) as a successor Representative hereunder. It shall be the responsibility of the Representative to keep the contact information set forth in Section 11.7(c) current at all times. The Buyer Indemnified Persons may rely absolutely at any time on the information set forth in Section 11.7(c), as such information may be updated from time to time by Seller or the Seller Stockholders, as the case may be, as provided in Section 11.7, for contact of the Representative pursuant to the terms of this Agreement, and any notice for the Representative sent in reliance on such information shall be effective, if sent pursuant to the terms of this Agreement, even if such information shall no longer be current. The Representative shall act for the Seller Stockholders on all matters set forth herein in a manner the Representative believes to be in the best interests of the Seller Stockholders and consistent with his obligations hereunder, but the Representative shall not be responsible to the Seller Stockholders for any loss or damage the Seller Stockholders may suffer by reason of the Representative's performance of his duties hereunder, other than loss or damage arising from willful violation of the law or gross negligence in the performance of his duties hereunder. The Seller Stockholders agree, jointly and severally, to indemnify and hold harmless the Representative for any loss or damage arising from the performance of his duties as Representative hereunder, including the cost of any accounting firm or legal counsel retained by the Representative on behalf of the Seller Stockholders, but excluding any loss or damage arising from willful violation of the law or gross negligence in the performance of his duties hereunder.

          (b) Notice of Claim. As used herein, "Claim" means a claim for
              ---------------
indemnification of any Buyer Indemnified Person or Seller Indemnified Person, as applicable (each, an "Indemnified Person") for Damages under this Article 10. Buyer or the Representative, as applicable, shall give a written notice of a Claim executed by an officer of Buyer or by the Representative, as applicable (a "Notice of Claim"), whether for its own Damages or for Damages incurred by any other Indemnified Person. Buyer or the Representative, as applicable, may deliver a Notice of Claim based on, arising from, relating to or caused by: (i) the items specified in Section 10.2 or 10.3, as applicable; or (ii) the assertion, whether orally or in writing, against any Indemnified Person of a claim, demand, suit, action, cause of action, dispute, arbitration, investigation, inquiry or proceeding brought by a third party against such Indemnified Person that is based on, arises out of or relates to any item specified in Section 10.2 or 10.3, as applicable (in each such case, a "Third-Party Claim"). No delay on the part of Buyer or the Representative, as applicable, in giving the Representative or Buyer, respectively, a Notice of Claim shall relieve the Representative or any Indemnifying Person from any of their respective obligations under this Article 10 unless (and then only to the extent) that the Representative or the Indemnifying Person, as applicable, is materially prejudiced thereby. Each Notice of Claim shall be delivered no later than the Release Date, and if delivered by such date, such Claim shall survive the Release Date until final resolution thereof.

          (c) Contents of Notice of Claim. Each Notice of Claim by Buyer or the
              ---------------------------
Representative, as applicable, given pursuant to Section 10.5(b) shall contain the following information:

              (i) that the Indemnified Person has incurred, paid or accrued (in accordance with GAAP) or, in good faith, believes it shall have to incur, pay or accrue (in accordance with GAAP), Damages in an aggregate stated amount arising from such Claim (which amount may be the amount of damages claimed by a third party in a Third-Party Claim); and

              (ii) a brief description, in reasonable detail (to the extent reasonably available to the Indemnified Person), of the facts, circumstances or events giving rise to the alleged Damages based on the Indemnified Person's good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to the Indemnified Person) and copies of any formal demand or complaint, the amount of Damages, the date each such item was incurred, paid or accrued, or the basis for such anticipated Liability, and the specific nature of the breach to which such item is related.

          (d)  Defense of Third-Party Claims.
               -----------------------------

               (i) The Buyer Indemnifying Person or the Seller Indemnifying Person (each, an "Indemnifying Person"), as applicable, shall be entitled, at its expense, to participate in the defense of any Third-Party Claim and to receive copies of all pleadings, notices and communications with respect to any Third-Party Claim (to the extent that such participation and receipt of documents by the Indemnifying Person does not affect any privilege relating to the Indemnified Person) and, at its option (subject to the limitations set forth in this Section 10.5(d)), shall be entitled to assume control of such defense; provided, however, that, as a condition precedent to the Indemnifying Person's
--------  -------
right to assume control of such defense, it must first (A) enter into an agreement with the Indemnified Person (in form and substance reasonably satisfactory to the Indemnified Person) pursuant to which the Indemnifying Person agrees to be fully responsible (with no reservation of rights) for all Damages relating to such Third-Party Claim and provide full indemnification (whether or not otherwise required hereunder) to the Indemnified Person for all Damages relating to such Third-Party Claim, (B) unconditionally guarantee the payment and performance of any and all Liabilities which may arise with respect to such Third-Party Claim or the facts giving rise to such Third-Party Claim (without regard to the Seller Basket or the Buyer Basket, as applicable, or the limitations set forth in Section 10.4), and (C) furnish the Indemnified Person with reasonable evidence that the Indemnifying Person is and will be able to satisfy any and all such Liabilities.

               (ii) Notwithstanding the foregoing, the Indemnifying Person shall not have the right to assume control (or the Indemnified Person shall have the right to take back control, as the case may be) of such defense and shall pay the fees and expenses of counsel retained by the Indemnified Person if the Third-Party Claim which the Indemnifying Person seeks to assume control (A) seeks non-monetary relief, (B) involves criminal or quasi-criminal allegations,
(C) involves a claim to which the Indemnified Person reasonably believes an adverse determination would be detrimental or injurious to the Indemnified Person's reputation or future business prospects, or (D) involves a claim that, as determined by arbitration in accordance with the terms and provisions of
Section 10.8, the Indemnifying Person failed or is failing to vigorously prosecute or defend.

               (iii) If, pursuant to the terms of this Section 10.5(d), the Indemnifying Person is permitted to assume control of the defense of a Third-Party Claim and elects to do so, the Indemnified Person shall be entitled to receive copies of all pleadings, notices and communications with respect thereto (to the extent that such participation and receipt of documents by the Indemnified Person does not affect any privilege relating to the Indemnifying Person) and shall have the right to employ counsel separate from counsel employed by the Indemnifying Person in any such action and to participate in the defense thereof, but the fees and expenses of counsel employed by the Indemnified Person shall be at the expense of the Indemnified Person unless (A) the employment and payment of the Indemnified Person's counsel has been specifically authorized by the Indemnifying Person in writing or (B) the Indemnified Person has been advised by its counsel that a reasonable likelihood exists of a conflict of interest between the Indemnified Person and the Indemnifying Person. If the Indemnifying Person controls the defense of a Third-Party Claim in accordance with the provisions of Sections 10.4(d)(i) and 10.4(d)(ii), then the Indemnifying Person shall not enter into any settlement of such Third-Party Claim or cease to defend such Third-Party Claim without obtaining the prior written consent of the Indemnified Person if, pursuant to or as a result of such settlement or cessation, (A) any injunction or other equitable relief shall be imposed against the Indemnified Person or (B) the Indemnified Person shall not be expressly and unconditionally released, with prejudice, from any and all Liabilities with respect to such Third-Party Claim and all other claims arising out of the same or similar facts and circumstances.

               (iv) If, pursuant to this Section 10.5(d), the Indemnifying Person is not permitted to assume control of the defense of a Third-Party Claim or does not elect to do so, then the Indemnified Person shall control such defense and the costs and expenses incurred by the Indemnified Person in connection with such defense (including reasonable attorney's fees, other professionals' and experts' fees and court or arbitration costs) shall be included in the Damages for which the Indemnified Person may seek indemnification pursuant to a Claim made by such Indemnified Person hereunder. No Indemnified Person shall enter into any settlement of a Third-Party Claim without the prior written consent of the Indemnifying Person (which consent shall not be unreasonably withheld); provided, however, that if the Indemnifying
                                     --------  -------
Person shall have consented in writing to any such settlement (or a portion thereof if such settlement also relates to a matter or matters for which indemnification is not provided hereunder) then the Indemnifying Person shall have no power or authority to object to any Claim by any Indemnified Person for indemnification under Section 10.2 for the amount of such settlement and the Indemnifying Person shall remain responsible for indemnifying the Indemnified Persons for all Damages incurred, resulting from, arising out of or caused by the Third-Party Claim to the fullest extent provided in this Article 10.

               (v) Notwithstanding anything in this Section 10.5(d) to the contrary, if the Indemnifying Person risks material exposure (whether pursuant to its indemnification obligations under this Article 10 or otherwise) as a reasonably foreseeable result of the outcome of the Third-Party Claim giving rise to the Indemnified Person's Claim compared to the exposure risked by the Indemnified Person as a reasonably foreseeable result of the same, then the Indemnifying Person shall have to right to elect to cause the defense of such Third-Party Claim to be conducted jointly. In any such event, each of the Indemnified Person and the Indemnifying Person (without having to meet the conditions set forth in clauses (A), (B) and (C) of Section 10.5(d)(i)) shall have the right to employ separate counsel in such action and to participate jointly (as further set forth below) in the defense thereof.

               (vi) In conducting any joint defense as provided in this Section 10.5, whichever of the Indemnified Person and the Indemnifying Person risks greater exposure as a reasonably foreseeable result of the outcome of the Third-Party Claim giving rise to the Indemnified Person's Claim shall be entitled to appoint its counsel as lead counsel of such defense so long as such counsel is reputable, nationally recognized and reasonably acceptable to the other party (the "Lead Counsel"). If the Indemnified Person, the Indemnifying Person and their respective counsel cannot agree on which party faces greater exposure as set forth above, then the Indemnified Person's counsel and the Indemnifying Person's counsel shall subject such dispute to a third counsel that is reputable, nationally recognized and selected jointly by the Indemnified Person's counsel and the Indemnifying Person's counsel, which third counsel shall make a final determination as to whether the Indemnified Person or the Indemnifying Person risks greater exposure. The fees and expenses of any such third counsel shall initially be borne equally by the Indemnified Person and the Indemnifying Person; provided, however, that all fees and expenses incurred by the
        --------  -------
Indemnified Person for the Lead Counsel, the Participating Counsel (as defined in Section 10.5(d)(vii)) and such third counsel shall be included in the Damages for which the Indemnified Person may seek indemnification pursuant to a Claim made by such Indemnified Person hereunder. For purposes of this Agreement and notwithstanding anything herein to the contrary, if the Indemnified Person is Buyer, DoveBid or any of their respective Affiliates and the outcome of the Third-Party Claim giving rise to the Indemnified Person's Claim can reasonably be expected to not insignificantly adversely impact the business, reputation or prospects of such Indemnified Person then the Indemnified Person shall be deemed to risk greater exposure as a reasonably foreseeable result of the outcome of the Third-Party Claim giving rise to the Indemnified Person's Claim and shall be entitled to appoint its counsel as the Lead Counsel.

               (vii) The Lead Counsel and the other party's counsel (which counsel shall be reputable, nationally recognized and reasonably acceptable to the other party) (the "Participating Counsel") shall jointly develop and implement a defense strategy. In furtherance of the foregoing, all significant decisions of the Lead Counsel shall be subject to the consent (not to be unreasonably withheld or delayed) of the Participating Counsel, including whether to (A) raise certain defenses, (B) bring certain counter-claims, (C) file any particular motion, (D) make any particular offer for settlement, (E) enter into any settlement, and (F) appeal. All decisions regarding which counsel shall handle particular matters (including conducting discovery, arguing motions, conducting trial and drafting court filings and briefs) shall be subject to the approval (not to be unreasonably withheld or delayed) of the Participating Counsel, and the Lead Counsel shall endeavor, to the extent practical, to permit the active participation of the Participating Counsel (including by way of assuming primary responsibility for certain matters) in all such matters as co-counsel. All filings with the court and correspondence with opposing counsel shall be subject to the reasonable review and comment (not to be unreasonably delayed) of the counsel not responsible for drafting such filing or correspondence.

          (e)  Resolution of Notice of Claim. Any Notice of Claim delivered by
               -----------------------------
Buyer or the Representative, as applicable, shall be resolved as follows:

               (i)   Uncontested Claims. If, within 20 days after a Notice of
                     ------------------
Claim is received, Buyer or the Representative, as applicable, does not contest such Notice of Claim in writing to the Representative or Buyer, respectively, then Buyer or the Representative, as applicable, shall be conclusively deemed to have consented, on behalf of the Buyer Indemnifying Person or the Seller Indemnifying Person, as applicable, to the recovery by the Seller Indemnified Person or the Buyer Indemnified Person, as applicable, of the full amount of the Claim specified in the Notice of Claim, including, in the case of a Claim made by a Buyer Indemnified Person, the forfeiture of the amount of Damages from the Fund and, without further notice, to have stipulated to the entry of a final judgment for damages against the Buyer Indemnifying Person or the Seller Indemnifying Person, as applicable, for such amount in any court having jurisdiction over the matter where venue is proper.

               (ii)  Contested Claims. If, within 20 days after a Notice of
                     ----------------
Claim is received, Buyer or the Representative, as applicable, contests such Notice of Claim in writing to the Representative or Buyer, respectively (a "Contested Claim"), then such Contested Claim shall be resolved by either (A) a written settlement agreement executed by Buyer and the Representative or (B) in the absence of such a written settlement agreement, by binding arbitration between Buyer and the Representative in accordance with the terms and provisions of Section 10.8.

          (f)  Capitalization Claim. Notwithstanding any provision of this
               --------------------
Article 10 to the contrary, the Buyer Indemnifying Person, upon DoveBid's consent, shall satisfy any Claim made by a Seller Indemnified Person pursuant to this Article 10 for Damages resulting from the breach of DoveBid's representation contained in Section 6.3 (as updated in the certificate delivered pursuant to Section 8.2(a)) which results in the issuance to Seller at Closing of a number of shares of DoveBid Capital Stock that is less than the number of shares of DoveBid Capital Stock set forth in Section 3.2 (a "Capitalization Claim"), by issuing to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share that number of Series D-1 Shares, Series C Shares, Series D Shares and Common Shares, as applicable, equal to the difference between (i) the number of such shares that would have been issued to Seller at the Closing if DoveBid's representation contained in Section 6.3 (as updated in the certificate delivered pursuant to
Section 8.2(a)) had been true and correct as of the Closing, appropriately and equitably adjusted to reflect any Capital Change after the Closing, and (ii) the number of such shares issued to Seller at the Closing, appropriately and equitably adjusted to reflect any Capital Change after the Closing (such difference, the "Cure Shares"). If Buyer does not satisfy a Capitalization Claim, as provided in the preceding sentence, within 20 days of receiving the applicable Notice of Claim, then such Capitalization Claim shall be treated as a Contested Claim pursuant to Section 10.5(e)(ii); provided, however, that, in any
                                                 --------  -------
arbitration in accordance with the terms and provisions of Section 10.8, the arbitrator shall not be empowered to provide any remedy to the Seller Indemnified Person other than the right to be issued its Cure Shares.

     10.6 Satisfaction of Claims by Buyer Indemnified Persons; Distribution
          -----------------------------------------------------------------
Following Release Date.
----------------------

          (a) Any Damages for which a Buyer Indemnified Person shall be entitled to indemnification pursuant to Section 10.2 from the Seller Indemnifying Person shall be immediately payable after resolution thereof in accordance with Section 10.5(e) to such Buyer Indemnified Person by the reduction and retention by DoveBid of the Indemnification Shares (and, as provided in Section 3.4(c), the Additional Indemnification Shares) according to the Relative Percentages and the Pro Rata Share of each Interim Holder (or such Interim Holder's transferees) and, from and after the Dissolution, according to the Pro Rata Share of each Final Holder (or such Final Holder's transferees) to the extent that the amount of such Damages does not exceed the value of the shares in the Fund available for such reduction (after giving effect to any previous reductions thereto). With respect to any Claim which the Representative shall, on the Release Date, be disputing pursuant to Section 10.5(d), DoveBid shall withhold from the shares in the Fund to be released to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share that number of shares in the Fund equal to the sum of (i) the quotient obtained by dividing (A) the product of the Estimated Claim Amount (as defined below) multiplied by the Relative Percentage of Series D-1 Shares in the Fund by (B) the value of each Series D-1 Share, plus (ii) the quotient
                                                    ----
obtained by dividing (A) the product of the Estimated Claim Amount multiplied by the Relative Percentage of Series C Shares in the Fund by (B) the value of each Series C Share, plus (iii) the quotient obtained by dividing (A) the product of
                ----
the Estimated Claim Amount multiplied by the Relative Percentage of Series DD Shares in the Fund by (B) the value of each Series DD Share, plus (iv) the
                                                             ----
quotient obtained by dividing (A) the product of the Estimated Claim Amount multiplied by the Relative Percentage of Common Shares in the Fund by (B) the value of each Common Share. To the extent the amount of any Damages exceeds the value of the shares in the Fund available for reduction therefor, the shares in the Fund shall not be released to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share. The term "Estimated Claim Amount" means Buyer's good faith estimate of the Damages claimed under any disputed Claim unresolved as of the Release Date. For purposes of this Section 10.6(a), each share in the Fund shall be valued in the manner set forth in
Section 3.4(c) as of the date the related Notice of Claim is delivered to the Representative.

          (b) An Buyer Indemnified Person may institute Claims against the shares in the Fund, and in satisfaction thereof may reduce the shares in the Fund, in accordance with the terms of this Agreement, without first making any other Claims directly against Seller or the Seller Stockholders, without rescinding or attempting to rescind any transaction consummated by this Agreement and without first exhausting any other remedies that may be available to it with respect to the subject matter of any Claim, and such Buyer Indemnified Person shall proceed directly in accordance with the provisions of this Agreement. The assertion of any single Claim for indemnification hereunder shall not bar a Buyer Indemnified Person from asserting any other Claim or Claims hereunder.

          (c) As soon as reasonably practicable following the Release Date, DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share the portion of the shares in the Indemnification Fund, in the Relative Percentages, in excess of any amount necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Notice of Claim delivered to the Representative; provided,
                                                                  --------
however, that any shares so released shall remain as uncertificated shares of
-------
DoveBid Capital Stock in accordance with Section 7.16. As soon as all such Claims have been resolved, DoveBid shall release to each Interim Holder (or such Interim Holder's transferees) or, from and after the Dissolution, each Final Holder (or such Final Holder's transferees) according to its Pro Rata Share any portion of the remaining shares in the Indemnification Fund not required to satisfy such Claims; provided, however, that any shares so released shall remain
                     --------  -------
as uncertificated shares of DoveBid Capital Stock in accordance with Section
7.16.

     10.7 Satisfaction of Claims by Seller Indemnified Persons.
          ----------------------------------------------------

          (a) Any Damages for which a Seller Indemnified Person shall be entitled to indemnification pursuant to Section 10.3 from the Buyer Indemnifying Person shall, subject to the procedures and limitations set forth in Section 10.4, be immediately payable after resolution thereof in accordance with Section 10.5(e) to such Seller Indemnified Person, by, at DoveBid's option, either (i) the issuance of that number of shares of DoveBid Capital Stock, in the Relative Percentages, having a value (determined in accordance with Section 3.4(c)) equal to the Damages or
(ii) the payment of cash in an amount equal to the Damages.

          (b) The assertion of any single Claim for indemnification hereunder shall not bar a Seller Indemnified Person from asserting any other Claim or Claims hereunder.

     10.8 Arbitration of Contested Claims. Any Contested Claim shall be
          -------------------------------
submitted to mandatory, final and binding arbitration before a single arbitrator in San Francisco County, California under the Commercial Arbitration Rules (the "AAA Rules") of the American Arbitration Association or its successor ("AAA") then in effect except as otherwise provided in this Agreement. If AAA ceases to provide arbitration services, then the term "AAA" shall thereafter mean and refer to J.A.M.S./ENDISPUTE ("J.A.M.S."), and the arbitration shall be conducted in accordance with the provisions of J.A.M.S.' Streamlined Arbitration Rules and Procedures (with the term "AAA Rules" thereafter meaning and referring to J.A.M.S.' Streamlined Arbitration Rules and Procedures). However, in all events, the arbitration provisions of this Section 10.8 shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. The parties shall participate in the arbitration in good faith and share in the costs of arbitration in accordance with Section 10.8(c). The provisions of this
Section 10.8 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys' fees, to be paid by the party against whom enforcement is ordered. Judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator shall have the authority to grant any equitable and legal remedies, except punitive damages, that would be available in any judicial proceeding instituted to resolve a Contested Claim.

          (a)  Compensation of Arbitrator. Any such arbitration shall be
               --------------------------
conducted before a single arbitrator who shall be compensated for his or her services at a rate to be determined by the parties or by the AAA, but based upon reasonable hourly or daily consulting rates for the arbitrator if the parties are not able to agree upon his or her rate of compensation.

          (b)  Selection of Arbitrator. The AAA shall have the authority to
               -----------------------
select an arbitrator from a list of arbitrators who are lawyers familiar with California contract law; provided, however, that (i) such lawyers cannot work
                         --------  -------
for a firm then performing services for either party, (ii) each party shall have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish, and (iii) the AAA shall select the arbitrator from the list of arbitrators as to whom neither party makes any such objection.

          (c)  Payment of Costs. The parties shall bear the expense of deposits
               ----------------
and advances required by the arbitrator in equal proportions, but either party may advance such amounts, subject to recovery as an addition or offset to any award. The arbitrator shall award to the prevailing party, as determined by the arbitrator, all costs, fees and expenses related to the arbitration, including reasonable fees and expenses of attorneys, accountants and other professionals incurred by the prevailing party.

          (d)  Burden of Proof. Except as may be otherwise expressly provided
               ---------------
herein, for any Contested Claim submitted to arbitration, the burden of proof shall be as it would be if the claim were litigated in a judicial proceeding governed exclusively by California law.

          (e)  Award. Upon the conclusion of any arbitration proceedings
               -----
hereunder, the arbitrator shall render findings of fact and conclusions of law and a final written arbitration award setting forth the basis and reasons for any decision reached (the "Final Award") and shall deliver such documents to Buyer and the Representative, together with a signed copy of the Final Award. The Final Award shall constitute a conclusive determination of all issues in question, binding upon the Indemnified Persons, the Indemnifying Persons and the Representative, and shall include an affirmative statement to such effect. To the extent that the Final Award determines that an Indemnified Person has actually incurred Damages in connection with the Contested Claim through the date of the Final Award ("Incurred Damages"), the Final Award shall set forth and award to the Indemnified Person the amount of such Incurred Damages. Awards of Damages shall be subject to the provisions of Section 10.4.

          (f)  Timing. Buyer, the Representative and the arbitrator shall
               ------
conclude each arbitration pursuant to this Section 10.8 as promptly as possible for the Contested Claim being arbitrated.

          (g)  Terms of Arbitration. The arbitrator chosen in accordance with
               --------------------
the provisions of this Section 10.8 shall not have the power to alter, amend or otherwise affect the provisions of this Agreement, including the terms of these arbitration provisions.

          (h)  Treatment of Loss. Upon issuance and delivery of the Final Award
               -----------------
as provided in Section 10.8(f) above, the Indemnified Person shall immediately be entitled to recover the amount of any Incurred Damages determined and awarded under such Final Award and such Incurred Damages shall be deemed to be owed to the Indemnified Person for purposes of this Agreement. The Incurred Damages owed to the Indemnified Person are deemed to be Damages for purposes of this Agreement.

11.  MISCELLANEOUS.
     -------------

     11.1 Press Release. Buyer and Seller shall cooperate with one another after
          -------------
the date hereof to draft a mutually acceptable press release, to be issued after the date hereof, announcing the acquisition by Buyer of the Assets and the Business.

     11.2 Specific Performance. DoveBid, Buyer and Seller each acknowledge that,
          --------------------
in view of the uniqueness of the Assets, the Business and the transactions contemplated by this Agreement and the Seller Ancillary Agreements, a party would not have an adequate remedy at law for money damages if this Agreement or any Seller Ancillary Agreement is not performed in accordance with its respective terms. Each party to this Agreement therefore agrees that the other party hereto shall be entitled to specific enforcement of the terms of this Agreement and any Seller Ancillary Agreement in addition to any other remedy to which it may be entitled, at law or in equity.

     11.3 Successors and Assigns. None of the parties hereto may assign any of
          ----------------------
its or his rights or obligations hereunder without the prior written consent of the other parties hereto, except that DoveBid and Buyer may assign this Agreement (and all related agreements) by operation of law or in connection with any merger, consolidation or sale of all or substantially all DoveBid's or Buyer's assets or in connection with any similar transaction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment in violation of this Section 11.3 shall be void.

     11.4 Entire Agreement. This Agreement (including the schedules and exhibits
          ----------------
attached hereto), the Seller Ancillary Agreements, the Buyer Ancillary Agreements and, prior to the Closing, the Letter Agreement together constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings and discussions relating to the transactions contemplated by this Agreement, both written and oral. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

     11.5 Counterparts. This Agreement may be executed in counterparts
          ------------
(including by means of facsimile), each of which when executed shall be deemed an original but all of which together shall constitute one and the same agreement.

     11.6 Expenses. Except as provided in Section 10.8 with regard to fees
          --------
awarded with regard to certain matters set forth therein, each of DoveBid, Buyer and Seller shall pay its own fees, expenses and disbursements incurred in connection with the subject matter of this Agreement and any amendments thereto, including all costs and expenses incurred in the performance and compliance with all conditions to be performed by such party and neither party shall be responsible for such fees, expenses and disbursements of the other party.

     11.7 Notices. All notices and other communications required or permitted
          -------
hereunder shall be either delivered personally, sent by facsimile, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if delivered personally or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses or facsimile numbers (or such other addresses or facsimile numbers for a party as shall be specified by like notice):

          (a)  If to Seller:
               ------------

               ZoneTrader, Inc.
               6110 Golden Hills Drive
               Minneapolis, MN 53416
               Attention: Chief Executive Officer
               Facsimile: (763) 512-3219

               With copies to:
               --------------

               Maslon Edelman Borman & Brand, LLP
               3300 Wells Fargo Center
               90 South Seventh Street
               Minneapolis, MN 55402-4140
               Attention: Douglas Holod
               Facsimile: (612) 672-8397

               and

               Kirkland & Ellis
               200 East Randolph Drive
               Chicago, IL 60601
               Attention:  John A. Weissenbach
               Facsimile:  (312) 861-2200

          (b)  If to DoveBid or Buyer, to each of the following, using two
               -----------------------------------------------------------
separate deliveries for each:
----------------------------

               DoveBid Management Services, Inc.
               c/o DoveBid, Inc.
               1241 East Hillsdale Blvd.
               Foster City, CA 94404
               Attn: Chief Financial Officer
               Facsimile: (650) 571-6594

               DoveBid Management Services, Inc.
               c/o DoveBid, Inc.
               1241 East Hillsdale Blvd.
               Foster City, CA 94404
               Attn: General Counsel
               Facsimile: (650) 571-6594

               With copy to:
               ------------

               Fenwick & West, LLP
               275 Battery Street, 15/th/ Floor
               San Francisco, CA 94111
               Attention: Douglas Cogen
               Facsimile: (415) 281-1350

           (c)  If to the Representative:
                ------------------------

               Trident Capital Fund-IV, L.P.
               272 East Deerpath, Suite 304
               Lake Forest, IL 60045
               Attention: Robert McCormack and Stephen S. Beitler
               Facsimile: (847) 283-9901

               Or such successor Representative as shall be designated in writing pursuant to this Agreement

     11.8  Governing Law; Forum. This Agreement shall be governed by and
           --------------------
construed in accordance with the laws of the State of California, without giving effect to laws concerning choice of law or conflicts of law. Subject to the provisions of Section 10.8, all disputes arising out of this Agreement or the obligations of the parties hereunder, including disputes that may arise following termination of this Agreement, shall be subject to the exclusive jurisdiction and venue of the California State courts of San Mateo County, California (or, if there is federal jurisdiction, then the exclusive jurisdiction of the United States District Court for the Northern District of California with venue in the division thereof in which San Mateo County is located). EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO THE PERSONAL AND EXCLUSIVE JURISDICTION AND VENUE OF SAID COURTS AND WAIVES TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

     11.9  Interpretation. When a reference is made in this Agreement to
           --------------
Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Articles, such reference shall be to an Article of this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are only for reference purposes and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "the business of" a person, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such person. Reference to the Subsidiaries of an entity shall be deemed to include all direct and indirect Subsidiaries of such entity. Reference herein to a law, statute, regulation, document or agreement is deemed in each case to include all amendments thereto.

     11.10 Disclosure Generally. No reference to or disclosure of any item or
           --------------------
other matter in the Seller Disclosure Letter or the DoveBid Disclosure Letter shall be construed as an admission or indication that such item or other matter is material or that such item or other matter is required to be referred to or disclosed in the Seller Disclosure Letter or the DoveBid Disclosure Letter, as applicable. No disclosure in the Seller Disclosure Letter or the DoveBid

Disclosure Letter relating to any possible breach or violation of any agreement, law or regulation shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. The section numbers referenced in the Seller Disclosure Letter and the DoveBid Disclosure Letter refer to corresponding sections of this Agreement. Any information disclosed under the heading of one section of the Seller Disclosure Letter or the DoveBid Disclosure Letter may relate to and qualify disclosures made under one or more other sections but only where the relevance of such disclosure to such other section is readily apparent from the actual text of such disclosure.

     11.11 Severability. If any provision of this Agreement shall be invalid,
           ------------
illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     11.12 Construction. This Agreement has been negotiated by DoveBid, Buyer
           ------------
and Seller and their respective legal counsel, and the language hereof shall not construed for or against either party.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, DoveBid, Buyer and Seller executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.

  SELLER:                                   BUYER:

  ZONETRADER, INC.                          DOVEBID MANAGEMENT SERVICES, INC.


  By:   /s/ David Gigerich                  By:  /s/ Anthony Capobianco
     -----------------------------             ---------------------------------
  Its:       CEO                            Its:  Vice President
       ---------------------------               -------------------------------

                                            DOVEBID:

                                            DOVEBID, INC.


                                            By:  /s/ Ross Dove
                                               ---------------------------------

                                            Its:   CEO
                                                --------------------------------




                   SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT